The information in this preliminary prospectus supplement is incomplete and may be changed. This preliminary prospectus supplement and the accompanying prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED MARCH 5, 2014

Filed Pursuant to Rule 424(b)(2)
Registration No. 333-180288

PRELIMINARY PROSPECTUS SUPPLEMENT

(To prospectus dated March 22, 2012)

HSBC HOLDINGS PLC

$                     % Subordinated Notes due 2024

$                     % Subordinated Notes due 2044

We are offering $             principal amount of         % Subordinated Notes due 2024 (such series of debt securities, the “2024 Notes”) and $             principal amount of         % Subordinated Notes due 2044 (such series of debt securities, the “2044 Notes”). The Notes (as defined below) will be issued pursuant to an indenture, as supplemented and amended by a first supplemental indenture, in each case expected to be entered into on March             , 2014 (together, the “Indenture”). We will pay interest in arrears on the Notes on March          and September          of each year, beginning on September             , 2014, at a rate of         % per annum for the 2024 Notes and at a rate of         % per annum for the 2044 Notes. The 2024 Notes will mature on March             , 2024. The 2044 Notes will mature on March             , 2044. The “Notes” means either the 2024 Notes or the 2044 Notes.

By its acquisition of the Notes, each noteholder (including each beneficial owner) will acknowledge, agree to be bound by and consent to the exercise of any UK bail-in power (as defined below) by the relevant UK resolution authority (as defined below) that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Notes and/or (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Notes into our or another person’s shares or other securities or other obligations, including by means of an amendment or modification to the terms of the Indenture or of the Notes to give effect to the exercise by the relevant UK resolution authority of such UK bail-in power, and the rights of the noteholders will be subject to the provisions of any UK bail-in power which are expressed to implement such a reduction, cancellation or conversion.

For these purposes, a “UK bail-in power” is any statutory write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of credit institutions, investment firms and their parent undertakings incorporated in the United Kingdom in effect and applicable in the United Kingdom to us or other members of the HSBC Group (as defined herein), including but not limited to the UK Banking Act 2009, as the same may be amended from time to time (whether pursuant to the UK Financial Services (Banking Reform) Act 2013 or otherwise), and any laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions, investment firms and their parent undertakings, pursuant to which obligations of a credit institution, investment firm, its parent undertaking or any of its affiliates can be cancelled, written down and/or converted into shares or other securities or obligations of the obligor or any other person (and a reference to the “relevant UK resolution authority” is to any authority with the ability to exercise a UK bail-in power).

By purchasing the Notes, each noteholder (including each beneficial owner), to the extent permitted by the Trust Indenture Act of 1939, as amended, will waive any and all claims against The Bank of New York Mellon, as trustee, for, agree not to initiate a suit against the trustee in respect of, and agree that the trustee will not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the Notes.

We may redeem the Notes in whole (but not in part) at 100% of their principal amount plus any accrued and unpaid interest to (but excluding) the date of redemption upon the occurrence of certain tax and UK regulatory events as described in this prospectus supplement under “Description of the Notes—Redemption—Special Event Redemption.” Any redemption of the Notes is subject to the restrictions described in this prospectus supplement under “Description of the Notes—Redemption—Redemption Conditions.”

Application will be made to list the Notes on the New York Stock Exchange. Trading on the New York Stock Exchange is expected to begin within 30 days of the initial delivery of the Notes.

Investing in the Notes involves certain risks. See “Risk Factors” beginning on Page S-9.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the related prospectus. Any representation to the contrary is a criminal offense.

	Per 2024 Note	Total	Per 2044 Note	Total
Public Offering Price(1)	$	$	$	$
Underwriting Discount	$	$	$	$
Proceeds to us (before expenses)	$	$	$	$

(1)	Plus accrued interest, if any, from March , 2014.

We may use this prospectus supplement and the accompanying prospectus in the initial sale of the Notes. In addition, HSBC Securities (USA) Inc. or another of our affiliates may use this prospectus supplement and the accompanying prospectus in a market-making transaction in any of these Notes after their initial sale. In connection with any use of this prospectus supplement and the accompanying prospectus by HSBC Securities (USA) Inc. or another of our affiliates, unless we or our agent informs the purchaser otherwise in the confirmation of sale, you may assume this prospectus supplement and the accompanying prospectus are being used in a market-making transaction.

The underwriters expect to deliver the Notes to purchasers in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme and Euroclear Bank S.A./N.V. on or about March             , 2014.

Sole Book-Running Manager

HSBC

The date of this prospectus supplement is March             , 2014.

Prospectus Supplement

Prospectus

We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and in any related free-writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus and in any related free-writing prospectus we prepare or authorize, as well as information we have previously filed with the Securities and Exchange Commission (the “SEC”) and incorporated by reference, is accurate on other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Notes in certain jurisdictions may be restricted by law. This prospectus supplement and the accompanying prospectus do not constitute an offer, or an invitation on our behalf or on behalf of the underwriters or any of them, to subscribe to or purchase any of the Notes, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

In connection with the issue of the Notes, HSBC Securities (USA) Inc. or any person acting for it may over-allot or effect transactions with a view to supporting the market price of the Notes at a level higher than that which might otherwise prevail for a limited period after the issue date. However, there may be no obligation on HSBC Securities (USA) Inc. or any agent of it to do this. Such stabilizing, if commenced, may be discontinued at any time and must be brought to an end after a limited period.

This document is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

This prospectus supplement has been prepared on the basis that any offer of Notes in any Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) will be made pursuant to an exemption under the Prospectus Directive, as implemented in that Relevant Member State from the requirement to produce a prospectus for offers of Notes. Accordingly any person making or intending to make an offer in that Relevant Member State of Notes which are the subject of an offering contemplated in this prospectus supplement as completed by final terms in relation to the offer of those Notes may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive, in each case, in relation to such offer. Neither we nor any of the underwriters have authorized, nor do we or any of the underwriters authorize, the making of any offer of Notes in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer. The expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

CERTAIN DEFINITIONS AND PRESENTATION OF FINANCIAL AND OTHER DATA

Definitions

As used in this prospectus supplement and the accompanying prospectus, the terms “HSBC Holdings,” “we,” “us” and “our” refer to HSBC Holdings plc. “HSBC Group” and “HSBC” mean HSBC Holdings together with its subsidiary undertakings.

As used in this prospectus supplement, the “Notes” means either the 2024 Notes (as defined below) or the 2044 Notes (as defined below).

Presentation of Financial Information

The consolidated financial statements of HSBC Group have been prepared in accordance with International Financial Reporting Standards (“IFRSs”), as issued by the International Accounting Standards Board (“IASB”) and as endorsed by the European Union (“EU”). EU-endorsed IFRSs could differ from IFRSs as issued by the IASB, if, at any point in time, new or amended IFRSs were to be endorsed by the EU. At December 31, 2013, there were no unendorsed standards effective for the year ended December 31, 2013 affecting these consolidated and separate financial statements, and there was no difference between IFRSs endorsed by the EU and IFRSs issued by the IASB in terms of their application to HSBC. Accordingly, HSBC’s financial statements for the year ended December 31, 2013 were prepared in accordance with IFRSs as issued by the IASB. We use the US dollar as our presentation currency in our consolidated financial statements because the US dollar and currencies linked to it form the major currency bloc in which we transact and fund our business.

With the exception of the capital ratios presented under “HSBC Holdings plc,” the information presented in this document has been prepared in accordance with IFRSs. See “Where You Can Find More Information About Us.”

Currency

In this prospectus supplement, all references to (i) “US dollars,” “US$,” “dollars” or “$” are to the lawful currency of the United States of America, (ii) “euro” or “€” are to the lawful currency of the Member States of the EU that have adopted or adopt the single currency in accordance with the Treaty establishing the European Community, as amended, (iii) “sterling” “pounds sterling” or “£” are to the lawful currency of the United Kingdom, (iv) “BRL” are to the lawful currency of the Federative Republic of Brazil and (v) “CAD” are to the lawful currency of Canada.

LIMITATIONS ON ENFORCEMENT OF US LAWS AGAINST US, OUR MANAGEMENT AND OTHERS

We are an English public limited company. Most of our directors and executive officers (and certain experts named in this prospectus supplement and the accompanying prospectus or in documents incorporated herein by reference) are resident outside the United States, and a substantial portion of our assets and the assets of such persons are located outside the United States. As a result, it may not be possible for you to effect service of process within the United States upon these persons or to enforce against them or us in US courts judgments obtained in US courts predicated upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our English solicitors, Cleary Gottlieb Steen & Hamilton LLP, that there is doubt as to enforceability in the English courts, in original actions or in actions for enforcement of judgments of US courts, of liabilities predicated solely upon the federal securities laws of the United States. In addition, awards of punitive damages in actions brought in the United States or elsewhere may not be enforceable in the United Kingdom. The enforceability of any judgment in the United Kingdom will depend on the particular facts of the case in effect at the time.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein contain both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements may be identified by the use of terms such as “believes,” “expects,” “estimate,” “may,” “intends,” “plan,” “will,” “should,” “potential,” “reasonably possible” or “anticipates” or the negative thereof or similar expressions, or by discussions of strategy. We have based the forward-looking statements on current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties and assumptions about us. We undertake no obligation to publicly update or revise any forward- looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed herein might not occur. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of their dates. Additional information, including information on factors which may affect HSBC’s business, is contained in HSBC Holdings’ Annual Report on Form 20-F for the year ended December 31, 2013 filed with the SEC on February 28, 2014.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We have filed with the SEC a registration statement (the “Registration Statement”) on Form F-3 (No. 333-180288) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the Notes offered by this prospectus supplement. As permitted by the rules and regulations of the SEC, this prospectus supplement and the accompanying prospectus omit certain information, exhibits and undertakings contained in the Registration Statement. For further information with respect to us or the Notes, please refer to the Registration Statement, including its exhibits and the financial statements, notes and schedules filed as a part thereof. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. In addition, we file with the SEC annual reports and special reports, proxy statements and other information. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, DC 20549. Please call the SEC at (800) SEC-0330 for further information on the public reference room. Documents filed with the SEC are also available to the public on the SEC’s internet site at http://www.sec.gov.

We are “incorporating by reference” in this prospectus supplement and the accompanying prospectus the information in the documents that we file with the SEC, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus. We incorporate by reference in this prospectus supplement and the accompanying prospectus our Annual Report on Form 20-F for the year ended December 31, 2013 filed with the SEC on February 28, 2014.

In addition, all documents filed by us with the SEC pursuant to Sections 13(a), 13(c) or 15(d) of the US Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, to the extent expressly stated therein, certain Reports on Form 6-K furnished by us after the date of this prospectus supplement will also be deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus and to be a part hereof from the date of filing of such document.

You may request a copy of these documents at no cost to you by writing or telephoning us at either of the following addresses:

Group Company Secretary

HSBC Holdings plc

8 Canada Square London E14 5HQ England

Tel: +44-20-7991-8888

HSBC Holdings plc

c/o HSBC Bank USA, National Association

452 Fifth Avenue

New York, New York, 10018

Attn: Company Secretary

Tel: +1-212-525-5000

SUMMARY OF THE OFFERING

The following summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that may be important to you. You should read the entire prospectus supplement and the accompanying prospectus, including the financial statements and related notes incorporated by reference herein, before making an investment decision. Terms which are defined in “Description of the Notes” included in this prospectus supplement beginning on page S-21 have the same meaning when used in this summary.

Issuer	HSBC Holdings plc

Securities offered	% Subordinated Notes due 2024 in an aggregate principal amount of $ (such series of debt securities, the “2024 Notes”).

% Subordinated Notes due 2044 in an aggregate principal amount of $ (such series of debt securities, the “2044 Notes”).

Issue date	March , 2014.

Interest	Interest on the 2024 Notes will be payable semi-annually at a rate of % per annum.

Interest on the 2044 Notes will be payable semi-annually at a rate of % per annum.

Interest payment dates	Interest on the Notes will be payable in arrears on March and September of each year, beginning on September , 2014.

Maturity date	The 2024 Notes will mature on March , 2024.

The 2044 Notes will mature on March , 2044.

Optional redemption	The Notes will not be redeemable at the option of the noteholders at any time.

Special event redemption	The Notes may be redeemed in whole (but not in part) at our option upon the occurrence of a Tax Event or a Capital Disqualification Event. See “Description of the Notes— Redemption—Special Event Redemption.” In each case, the redemption price will be equal to 100% of the principal amount plus any accrued and unpaid interest to (but excluding) the date of redemption. Any redemption of the Notes is subject to the restrictions described under “Description of the Notes— Redemption—Redemption Conditions.”

Agreement with respect to the exercise of UK bail-in power

By its acquisition of the Notes, each noteholder (including each beneficial owner) will acknowledge, agree to be bound by and consent to the exercise of any UK bail-in power (as defined below) by the relevant UK resolution authority (as defined below) that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Notes and/or (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Notes into our or another person’s shares or other securities or other obligations, including by means of an amendment or modification to the terms of the Indenture or of the Notes to give effect to the exercise by the relevant UK resolution authority of such UK bail-in power, and the rights of the noteholders will be subject to the provisions of any UK bail-in power which are expressed to implement such a reduction, cancellation or conversion.

For these purposes, a “UK bail-in power” is any statutory write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of credit institutions, investment firms and their parent undertakings incorporated in the United Kingdom in effect and applicable in the United Kingdom to us or other members of the HSBC Group, including but not limited to the UK Banking Act 2009, as the same may be amended from time to time (whether pursuant to the UK Financial Services (Banking Reform) Act 2013 or otherwise), and any laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of an EU directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions, investment firms and their parent undertakings, pursuant to which obligations of a credit institution, investment firm, its parent undertaking or any of its affiliates can be cancelled, written down and/or converted into shares or other securities or obligations of the obligor or any other person (and a reference to the “relevant UK resolution authority” is to any authority with the ability to exercise a UK bail-in power).

Repayment of principal and payment of interest after exercise of UK bail-in power	No repayment of the principal amount of the Notes or payment of interest on the Notes will become due and payable after the exercise of any UK bail-in power by the relevant UK resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by us under the laws and regulations of the United Kingdom and the EU applicable to HSBC.

Payment of additional amounts	We will pay additional amounts in respect of the Notes described under “Description of the Notes—Additional Amounts.”

Subordination	The rights of the noteholders will, in the event of our winding up, be subordinated in right of payment to claims of our depositors and all our other creditors other than claims which are by their terms, or are expressed to be, subordinated to or pari passu with the Notes as further described under “Description of the Notes—Subordination.”

Form of Notes	The Notes will be issued in the form of one or more global securities registered in the name of the nominee for, and deposited with, The Depository Trust Company (“DTC”).

Trading through DTC, Clearstream, Luxembourg and Euroclear	Initial settlement for the Notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Banking, société anonyme, in Luxembourg (“Clearstream, Luxembourg”) customers and/or Euroclear Bank S.A./N.V. (“Euroclear”) participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Listing	Application will be made to list the Notes on the New York Stock Exchange in accordance with its rules.

Sinking fund	There will be no sinking fund for the Notes.

Trustee	We will issue the Notes under an indenture, as supplemented and amended by a first supplemental indenture, in each case expected to be entered into on March , 2014, with The Bank of New York Mellon, as trustee (the “Indenture”).

Use of proceeds	We will use the net proceeds from the sale of the Notes for general corporate purposes and to further strengthen our capital base pursuant to requirements under CRD IV (as defined under “Description of the Notes—Redemption—Definitions”).

Conflicts of interest	HSBC Securities (USA) Inc. is an affiliate of HSBC Holdings, and, as such, the offering is being conducted in compliance with the FINRA Rule 5121, as administered by the Financial Industry Regulatory Authority (“FINRA”).

Minimum denominations	The Notes will be issued only in registered form in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof.

Business day	Any weekday, other than one on which banking institutions are authorized or obligated by law or executive order to close in London, England, or in New York City, New York.

Governing law and jurisdiction	The Indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York, except that (i) the subordination provisions of the Indenture and of the Notes and (ii) consent to the exercise of any UK bail-in power will be governed by, and construed in accordance with, the laws of England and Wales. Any legal proceedings arising out of, or based upon, the Indenture or the Notes may be instituted in any state or federal court in the Borough of Manhattan in New York City, New York.

RISK FACTORS

An investment in the Notes involves significant risk. Accordingly, you should consider carefully all of the information set forth in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus before you decide to invest in the Notes. Terms which are defined in “Description of the Notes” included in this prospectus supplement beginning on page S-21 have the same meaning when used in this section.

Risks Relating to HSBC’s Business

You should read “Risk Factors” on pages 134a–134n in the Annual Report on Form 20-F for the year ended December 31, 2013 and which is incorporated by reference in this prospectus supplement, “Risk Factors” on page 5 of the accompanying prospectus and/or similar disclosure in subsequent filings incorporated by reference in this prospectus supplement, for information on risks relating to HSBC’s business.

Risks Relating to the Notes

Under the terms of the Notes, you will agree to be bound by the exercise of any UK bail-in power by the relevant UK resolution authority.

By your acquisition of the Notes, you (including each beneficial owner) will acknowledge, agree to be bound by and consent to the exercise of any UK bail-in power by the relevant UK resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Notes and/or (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Notes into our or another person’s shares or other securities or other obligations, including by means of an amendment or modification to the terms of the Indenture or of the Notes to give effect to the exercise by the relevant UK resolution authority of such UK bail-in power, and your rights will be subject to the provisions of any UK bail-in power which are expressed to implement such a reduction, cancellation or conversion. For more information, see “Description of the Notes—Agreement with Respect to the Exercise of UK Bail-in Power.”

As used in this prospectus supplement, the UK bail-in power includes any statutory write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of credit institutions and investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to us or other members of the HSBC Group. Certain relevant laws and draft and proposed legislation and certain associated risks are described in more detail herein.

The Notes are the subject of the UK bail-in power, which may result in your Notes being written down to zero or converted into other securities, including unlisted equity securities.

The Notes may be subject to UK bail-in powers that are proposed to be implemented under existing or future legislative and regulatory proposals, including the RRD (as defined herein), and are subject to the UK resolution regime as it currently exists under the UK Banking Act 2009 (the “Banking Act”).

On June 6, 2012, the European Commission published a draft legislative proposal for a directive providing for the establishment of an EU-wide framework for the recovery and resolution of credit institutions and investment firms (as defined under “Description of the Notes—Redemption—Definitions,” the “RRD”). The stated aim of the RRD is to provide resolution authorities with common tools and powers to address banking crises pre-emptively in order to safeguard financial stability and minimize taxpayers’ contributions to bank bail-outs and/or exposure to losses. The RRD includes a “bail-in” tool, which provides resolution authorities with powers to ensure relevant debt instruments (including Tier 2 capital instruments such as the Notes) fully absorb losses at the point of non-viability of the issuing institution. It is expected that the RRD will confer powers on the resolution authorities to require such capital instruments to be written down in part or in full and/or converted into common equity Tier 1 instruments at the point of non-viability and before any other resolution action is taken.

The point of non-viability for such purposes is the point at which the appropriate resolution authority determines that the institution meets the conditions for resolution or will no longer be viable unless the relevant capital instruments are written down or extraordinary public support is provided and without such support the appropriate authority determines that the institution would no longer be viable.

In addition to the RRD bail-in tool, the RRD is expected to provide resolution authorities with broader powers to implement other resolution measures with respect to distressed banks, which may include (without limitation) our replacement or substitution as obligor in respect of debt instruments, modifications to the terms of debt instruments (including altering the maturity (if any) and/or the amount of interest payable and/or imposing a temporary suspension on payments) and discontinuing the listing and admission to trading of financial instruments. The RRD currently contemplates that it will be implemented in EU Member States with effect from January 1, 2015, except for the bail-in tool, which is contemplated to be implemented by January 1, 2016.

If and to the extent that the RRD is implemented so as to apply to instruments already in issue at the time of implementation, the Notes will be subject to the provisions of the RRD, including the RRD bail-in tool, in which case the Notes may be subject to a partial or full write-down or conversion to common equity Tier 1 instruments upon the occurrence of the relevant trigger event.

In addition to the RRD described above, the powers which currently exist under the Banking Act (including as more specifically described under “—The relevant UK resolution authority could exercise the bail-in option in the Banking Act to impose losses on your investment in the Notes”) or the application of relevant laws, Basel III (as defined herein) (including the EU’s implementation of Basel III through the CRR and the CRD (each as defined under “Description of the Notes—Redemption—Definitions”)) or other similar regulatory powers, could be used in such a way as to result in the Notes absorbing losses in the manner described above.

Moreover, to the extent the UK bail-in power is exercised pursuant to the RRD, the Banking Act or otherwise, we do not expect any securities issued upon conversion of your Notes to meet the listing requirements of any securities exchange, and we expect our outstanding listed securities to be delisted from the securities exchanges on which they are listed. Any securities you receive upon conversion of your Notes (whether debt or equity) likely will not be listed for at least an extended period of time, if at all, or may be on the verge of being delisted by the relevant exchange, including, for example, our ordinary shares or any Notes listed on the New York Stock Exchange or otherwise. Additionally, there may be limited, if any, disclosure with respect to the business, operations or financial statements of the issuer of any securities issued upon conversion of your Notes, or the disclosure with respect to any existing issuer may not be current to reflect changes in the business, operations or financial statements as a result of the exercise of the UK bail-in power. As a result, there may not be an active market for any securities you may hold after the exercise of the UK bail-in power.

You should consider the risk that you may lose all of your investment, including the principal amount plus any accrued interest, if the UK bail-in power is acted upon or that any remaining outstanding Notes or securities into which the Notes are converted, including our ordinary shares, may be of little value at the time of conversion and thereafter.

The relevant UK resolution authority could exercise the bail-in option in the Banking Act to impose losses on your investment in the Notes.

On December 18, 2013, the UK Financial Services (Banking Reform) Act 2013 became law in the United Kingdom and included amendments to the Banking Act to insert a bail-in option among the powers of the UK resolution authority. The bail-in option will come into force on such date as shall be stipulated by the UK Treasury.

The bail-in option was introduced as an additional power available to the UK resolution authority, to enable it to recapitalize a failed institution by allocating losses to its shareholders and unsecured creditors in a manner that ought to respect the hierarchy of claims in an insolvency of a relevant financial institution. The bail-in option includes the power to cancel a liability or modify the terms of contracts for the purposes of reducing or deferring the liabilities of the UK bank under resolution and the power to convert a liability from one form to another. The conditions for use of the bail-in option are generally that (i) the regulator determines the UK bank is failing or likely to fail, (ii) it is not reasonably likely that any other action can be taken to avoid the UK bank’s failure and (iii) the UK resolution authority determines that it is in the public interest to exercise the bail-in power.

As a result, the bail-in provisions could be used to impose losses on you and other noteholders.

The effect of the implementation of Basel III through the CRR and the CRD in the EU and/or by the relevant authorities in the United Kingdom is uncertain and may negatively affect the value of the Notes.

On December 16, 2010, the Basel Committee on Banking Supervision issued its final guidance in relation to a revised package of capital adequacy and liquidity standards for banking organizations (“Basel III”). Basel III includes a set of eligibility criteria for Additional Tier 1 and Tier 2 capital instruments. Basel III is not legally binding in any jurisdiction but is intended to form the basis for national or regional rulemaking. The EU has implemented Basel III through two legislative acts, the CRR and the CRD, which were published in the Official Journal of the EU on June 27, 2013. The CRR entered into force on January 1, 2014 as a “regulation” and is directly applicable in the legal systems of all EU Member States without the need for transposition at the Member State level, and the UK has promulgated national legislation compliant with the CRD, as required of Member States thereunder.

There remains uncertainty with respect to the implementation of the CRD, including with respect to the amount of capital that banks will be required to hold. Moreover, Article 518 of the CRR states that if the RRD is not adopted by December 31, 2015, the European Commission should review and report whether the CRR should be amended so as to include write-down and conversion powers in order to ensure that relevant capital instruments fully absorb losses at the point of non-viability of the issuing institution and before any other resolution action is taken. Until they are fully implemented, we cannot predict the precise effects of the changes that will result from the implementation of Basel III through the CRR and the CRD on the pricing or market value of the Notes.

The circumstances under which the relevant UK resolution authority would exercise its UK bail-in power are uncertain, which may affect the value of your Notes.

The RRD is still in draft form and will be subject to implementing measures in the United Kingdom. There is considerable uncertainty regarding the specific factors beyond the goals of addressing banking crises pre-emptively and minimizing taxpayers’ exposure to losses (for example, by writing down relevant capital instruments before the injection of public funds into a financial institution) which the relevant UK resolution authority would consider in deciding whether to exercise the UK bail-in power with respect to the relevant financial institution and/or securities, such as the Notes, issued by that institution. While the Banking Act provides some guidance as to how and when the bail-in option may be utilized by the relevant UK resolution authority (as described under “—The relevant UK resolution authority could exercise the bail-in option in the Banking Act to impose losses on your investment in the Notes”), when adopted the RRD may require amendments to the bail-in option implemented under the Banking Act.

Moreover, as the final criteria that the relevant UK resolution authority would consider in exercising any UK bail-in power may provide it with discretion and there may be many factors, including factors outside of our control or not directly related to us, which could result in such a determination, you may not be able to refer to publicly available criteria in order to anticipate a potential exercise of any such UK bail-in power.

Because the RRD is currently in draft form, and in its final form the decision to exercise any UK bail-in power likely will involve the relevant UK resolution authority’s discretion, it is and will be difficult to predict when, if at all, the exercise of any UK bail-in power may occur that would result in a principal write-off or conversion to equity, despite existing guidance with respect to the exercise of the bail-in option under the Banking Act. Accordingly, trading behavior, including prices and volatility, may be affected by the threat of bail-in and, as a result, the Notes are not necessarily expected to follow the trading behavior associated with other types of securities.

Your rights may be limited in respect of the exercise of the UK bail-in power by the relevant UK resolution authority.

Because the RRD is in draft form and is subject to change, there is uncertainty as to what protections, if any, will be available to holders of securities (including the Notes) subject to the UK bail-in power and to the broader resolution powers of the relevant UK resolution authority. For example, when the final RRD rules are implemented in the United Kingdom, they may require amendments to the bail-in option implemented under the Banking Act. Accordingly, you may have limited or circumscribed rights to challenge any decision of the relevant UK resolution authority to exercise its UK bail-in power.

Moreover, the RRD provides that resolution authorities will apply the RRD bail-in tool in accordance with the specified preference order. In particular, the RRD requires resolution authorities to write down or convert Tier 2 capital instruments (including the Notes) before applying the bail-in power to subordinated debt that does not qualify as an Additional Tier 1 or Tier 2 capital instrument (and only if the reduction of Additional Tier 1 and Tier 2 capital instruments does not sufficiently reduce the aggregate amount of liabilities that must be written down or converted). As a result, the Notes may be fully or partially written down or converted even where other subordinated debt that does not qualify as an Additional Tier 1 or Tier 2 capital instrument is not fully or partially written down or converted. This could effectively subordinate the Notes to our other subordinated indebtedness that is not Additional Tier 1 or Tier 2 capital, which would differ from the outcome in the event of our winding up. See “We may issue securities senior to, or pari passu with, the Notes.”

Other powers contemplated by the RRD, either in their current form or as may be amended, may affect the value of your investment in the Notes.

As well as the UK bail-in power, the powers currently proposed to be granted to the relevant UK resolution authority under the RRD include the power to (i) direct the sale of the firm or the whole or part of its business on commercial terms without requiring the consent of the shareholders or complying with the procedural requirements that would otherwise apply; (ii) transfer all or part of the business of the firm to a “bridge bank” (a publicly controlled entity); and (iii) transfer impaired or problem assets to an asset management vehicle to allow them to be managed and worked out over time. The powers currently set out in the RRD would impact how credit institutions and investment firms are managed as well as, in certain circumstances, the rights of creditors. There remains significant uncertainty regarding the ultimate nature and scope of these powers and, if ever implemented, how they would affect HSBC and the Notes.

Moreover, the proposed directive is not in final form and changes may be made to it in the course of the legislative process. For example, it is currently unclear to what extent, if any, the provisions of the Banking Act may need to change once the RRD is implemented. Accordingly, it is not yet possible to assess the full impact of the RRD on us and there can be no assurance that, once it is implemented, the fact of its implementation or the taking of any actions currently contemplated in it would not adversely affect your rights, the price or value of your investment in the Notes and/or our ability to satisfy our obligations under the Notes.

Other changes in law may adversely affect your rights as noteholders.

Changes in law after the date hereof may affect your rights as noteholder as well as the market value of the Notes. Such changes in law may include changes in statutory, tax and regulatory regimes during the life of the Notes, which may have an adverse effect on an investment in the Notes.

Moreover, any change in law or regulation that would cause the Notes to cease to qualify as Tier 2 capital could trigger a Capital Disqualification Event, and any change in law or regulation that results in our having to pay additional amounts to you could trigger a Tax Event, which may entitle us to redeem the Notes, in whole (but not in part) as more particularly described under “Description of the Notes—Redemption—Special Event Redemption.”

Such legislative and regulatory uncertainty could also affect your ability to accurately value the Notes and, therefore, affect the trading price of the Notes given the extent and impact on the Notes that one or more regulatory or legislative changes, including those described under “—Other powers contemplated by the RRD, either in their current form or as may be amended, may affect the value of your investment in the Notes” and “—The relevant UK resolution authority could exercise the bail-in option in the Banking Act to impose losses on your investment in the Notes,” could have on the Notes.

We may issue securities senior to, or pari passu with, the Notes.

There is no restriction on the amount of securities that we may issue that rank senior to, or pari passu with, the Notes. In the event of our winding up, the Notes will be subordinated in right of payment to claims of our depositors and all our other creditors (including any securities we may issue that rank senior to the Notes), other than claims which by their terms are, or are expressed to be, subordinated to, or pari passu with, the Notes. As a result, in the event of our winding up, you may recover from the value of our assets to satisfy your claims only after our creditors that rank senior to the Notes have been paid in full. In addition, the claims of pari passu creditors may reduce the amount recoverable by you. Therefore, you may lose all or some of your investment in the Notes in the event of our winding up.

We may redeem the Notes for certain tax or regulatory reasons.

We may redeem the Notes in whole (but not in part) upon the occurrence of a Tax Event or a Capital Disqualification Event, as more particularly described under “Description of the Notes—Redemption —Special Event Redemption.” Certain of such events may occur at any time after the issue date and it is therefore possible that we would be able to redeem the Notes at any time after the issue date.

If we redeem the Notes in any of the circumstances mentioned above, you may not be able to reinvest the redemption proceeds in securities offering a comparable yield. In addition, any early redemption of the Notes may be subject to conditions imposed by the UK Prudential Regulation Authority, regardless of whether such redemption would be favorable or unfavorable to you.

The Notes may not be a suitable investment for all investors.

You must determine the suitability (either alone or with the help of a financial adviser) of an investment in the Notes in light of your own circumstances. In particular, each potential investor should:

•

have sufficient knowledge and experience to make a meaningful evaluation of the Notes, the merits and risks of investing in the Notes and the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus;

•

have access to, and knowledge of, appropriate analytical tools to evaluate, in the context of its particular financial situation, an investment in the Notes and the impact such investment will have on its overall investment portfolio;

•

have sufficient financial resources and liquidity to bear all of the risks of an investment in the Notes, including where the currency for principal or interest payments (US dollars) is different from the currency in which such potential investor’s financial activities are principally denominated;

•

understand thoroughly the terms of the Notes, such as the provisions regarding the UK bail-in power, and be familiar with the behavior of any relevant indices and financial markets and the potential impact on the Notes of the exercise of the UK bail-in power; and

•	be able to evaluate possible scenarios for economic, interest rate and other factors that may affect its investment and its ability to bear the applicable risks.

You should not invest in the Notes unless you have the knowledge and expertise (either alone or with a financial adviser) to evaluate how the Notes will perform under changing conditions, the resulting effects on the value of the Notes due to the likelihood of an exercise of the UK bail-in power and the impact this investment will have on your overall investment portfolio. Prior to making an investment decision, you should consider carefully, in light of your own financial circumstances and investment objectives, all the information contained in this prospectus supplement and the accompanying prospectus and incorporated by reference herein and therein.

Our holding company structure may mean that our rights to participate in assets of any of our subsidiaries upon its liquidation may be subject to prior claims of some of its creditors.

Because we are a holding company, our rights to participate in the assets of any subsidiary if it is liquidated will be subject to the prior claims of its creditors, except to the extent that we may be a creditor with recognized claims ranking ahead of or pari passu with such prior claims against the subsidiary.

The securities that we are offering constitute a new issue of securities by us and we cannot guarantee that an active public market for the securities will develop or be sustained.

The Notes being offered hereby will constitute a new issue of securities by us. Prior to our present issuance of Notes, there will have been no public market for the Notes. Although we will apply for the Notes to be listed on the New York Stock Exchange, there can be no assurance that an active public market for the Notes will develop and, if such a market were to develop, the underwriters are under no obligation to maintain such a market. The liquidity and the market prices for the Notes can be expected to vary with changes in market and economic conditions and our financial condition and prospects and other factors that generally influence the market prices of securities.

The market value of the Notes may be influenced by unpredictable factors.

Certain factors, many of which are beyond our control, will influence the value of the Notes and the price, if any, at which securities dealers may be willing to purchase or sell the Notes in the secondary market, including:

•	our creditworthiness from time to time;

•	supply and demand for the Notes; and

•	economic, financial, political or regulatory events or judicial decisions that affect us or the financial markets generally.

Accordingly, if you sell your Notes in the secondary market, you may not be able to obtain a price equal to the principal amount of the Notes or a price equal to the price that you paid for the Notes.

Our credit ratings may not reflect all risks of an investment in the Notes.

Our credit rating may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or market value of, the Notes. However, real or anticipated changes in our credit ratings may affect the market value of the Notes. Although at the end of 2013 HSBC Holdings’ long-term debt rating outlook by Fitch was stable, Moody’s and Standard & Poor’s rating outlooks were negative. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time.

You may not be entitled to receive US dollars in a winding up.

If you are entitled to any recovery with respect to the Notes in any winding up, you might not be entitled in those proceedings to a recovery in US dollars and might be entitled only to a recovery in pounds sterling or any other lawful currency of the United Kingdom. In addition, under current English law, our liability to you would have to be converted into pounds sterling or any other lawful currency of the United Kingdom at a date close to the commencement of proceedings against us and you would be exposed to currency fluctuations between that date and the date you receive proceeds pursuant to such proceedings, if any.

HSBC HOLDINGS PLC

HSBC is one of the largest banking and financial services organizations in the world. As at December 31, 2013, we had total assets of US$2,671 billion and total shareholders’ equity of US$182 billion. For the year ended December 31, 2013, our operating profit was US$20,240 million on total operating income of US$78,337 million, as compared to our operating profit of US$17,092 million on total operating income of US$82,545 million for the year ended December 31, 2012. We are a strongly capitalized banking group with a core tier 1 capital ratio of 13.6% and an estimated CRD IV end-point basis common equity tier 1 ratio of 10.9% as at December 31, 2013.

Headquartered in London, HSBC operates through long-established businesses and has an international network of some 6,300 offices in 75 countries and territories in six geographical regions: Europe; Hong Kong; Rest of Asia-Pacific; the Middle East and North Africa; North America and Latin America. Within these regions, a comprehensive range of banking and related financial services is offered to personal, commercial, corporate, institutional, investment and private banking clients. Our products and services are delivered to clients through four global businesses, Retail Banking and Wealth Management, Commercial Banking, Global Banking and Markets and Global Private Banking.

USE OF PROCEEDS

We will use the net proceeds from the sale of the Notes for general corporate purposes and to further strengthen our capital base pursuant to requirements under CRD IV.

CONSOLIDATED CAPITALIZATION AND INDEBTEDNESS OF HSBC HOLDINGS PLC

The following table shows the consolidated unaudited capitalization, indebtedness and share capital position of HSBC Holdings and our subsidiary undertakings as at December 31, 2013:

		Issued and Fully Paid
	Called up Share Capital	US$m
	Ordinary shares (of nominal value US$0.50 each)	9,415

US$1,450m	Preference shares (of nominal value US$0.01 each) 6.20% non-cumulative dollar preference shares, Series A – aggregate redemption price	1,450

		Carrying Amount

	Other Equity Instruments	US$m
US$3,800m	8.00% perpetual subordinated capital securities, Series 2 (of nominal value US$25 each)	3,718
US$2,200m	8.125% perpetual subordinated capital securities (of nominal value US$25 each)	2,133

		5,851

		Carrying Amount

	Subordinated Liabilities	US$m
	Undated Subordinated Loan Capital of Subsidiary Undertakings
US$750m	Undated floating rate primary capital notes	751
US$500m	Undated floating rate primary capital notes	499
US$400m	Primary capital undated floating rate notes	404
US$400m	Primary capital undated floating rate notes (second series)	402
US$400m	Primary capital undated floating rate notes (third series)	400
US$300m	Undated floating rate primary capital notes, Series 3	299

		2,755

	Subordinated Loan Capital of HSBC Holdings plc
US$2,500m	6.5% subordinated notes 2037	3,039
€1,750m	6.0% subordinated notes 2019	2,884
€1,600m	6.25% subordinated notes 2018	2,210
€1,500m	3.375% callable subordinated notes 2024*	2,075
US$2,000m	6.5% subordinated notes 2036	2,029
£900m	6.375% callable subordinated notes 2022	1,672
US$1,500m	6.8% subordinated notes 2038	1,487
£900m	6.0% subordinated notes 2040	1,464
£750m	7.0% subordinated notes 2038	1,288
£650m	5.75% subordinated notes 2027	1,158
£650m	6.75% subordinated notes 2028	1,066
€700m	3.625% callable subordinated notes 2020	1,007
US$488m	7.625% subordinated notes 2032	554
US$222m	7.35% subordinated notes 2032	278

		22,211

		Carrying Amount

	Subordinated Loan Capital of Subsidiary Undertakings	US$m
US$ 2,939m	6.676% senior subordinated notes 2021	2,182
€1,400m	5.3687% non-cumulative step-up perpetual preferred securities**	2,022
US$1,250m	4.875% subordinated notes 2020	1,262
£700m	5.844% non-cumulative step-up perpetual preferred securities	1,157
US$1,000m	5.875% subordinated notes 2034	1,081
€750m	5.13% non-cumulative step-up perpetual preferred securities**	1,129
US$1,000m	5.911% trust preferred securities 2035	996
US$1,000m	4.625% subordinated notes 2014	1,000
£600m	4.75% subordinated notes 2046	980
US$900m	10.176% non-cumulative step-up perpetual preferred securities, Series 2**	891
£500m	4.75% callable subordinated notes 2020	866
£500m	5.375% subordinated notes 2033	884
US$750m	5.625% subordinated notes 2035	811
£500m	8.208% non-cumulative step-up perpetual preferred securities**	825
US$750m	5.00% subordinated notes 2020	746
US$700m	7.00% subordinated notes 2039	696
€500m	Callable subordinated floating rate notes 2020	655
£350m	5% callable subordinated notes 2023	635
£350m	5.375% callable subordinated step-up notes 2030	602
US$500m	6.00% subordinated notes 2017	513
£300m	5.862% non-cumulative step-up perpetual preferred securities	534
£300m	6.5% subordinated notes 2023	494
BRL500m	Subordinated floating rate certificates of deposit 2016	212
CAD400m	4.80% subordinated notes 2022	403
US$300m	7.65% subordinated notes 2025	380
£225m	6.25% subordinated notes 2041	370
US$300m	Non-convertible subordinated obligations 2019	240
US$250m	7.20% subordinated notes 2097	215
US$200m	7.808% capital securities 2026	200
US$200m	8.38% capital securities 2027	200
	Other subordinated liabilities less than US$200m	2,745

		25,925

		Carrying Amount

		US$m
	Minority Interests
US$575m	6.36% non-cumulative preferred stock, Series B	559
US$518m	Floating rate non-cumulative preferred stock, Series F	518
US$374m	Floating rate non-cumulative preferred stock, Series G	374
US$374m	6.50% non-cumulative preferred stock, Series H	374
CAD250m	Non-cumulative 5 year rate reset class 1 preferred shares, Series E	235
	Other preference shares issued by subsidiary undertakings less than US$200m	628

		2,688

		Carrying Amount

	Senior Indebtedness of HSBC Holdings plc	US$m
US$2,500m	Fixed rate notes 2021	2,817
US$2,000m	Fixed rate notes 2022	2,075
€1,250m	Fixed rate notes 2014	1,721
€850m	Fixed rate notes 2016	1,283
US$900m	Fixed rate notes 2022	1,001
£650m	Fixed rate notes 2024	1,070
US$750m	Fixed rate notes 2042	930

		10,897

(1)	The aggregate redemption price of the US$1,450 million 6.20% non-cumulative dollar preference shares is included within share premium.
(2)	HSBC Holdings has no convertible bonds in issue. The US$2,200 million 8.125% perpetual subordinated capital securities and US$3,800 million 8% perpetual subordinated capital securities, Series 2 are the only exchangeable bonds issued by HSBC Holdings.
(3)	Reserves include share premium, retained earnings, available-for-sale fair value reserve, cash flow hedging reserve, foreign exchange reserve and merger reserve.
(4)	On January 31, 2014, HSBC gave notice that it will call and redeem the €1,400m 5.3687% non-cumulative step-up perpetual preferred securities at par on March 24, 2014.
(5)	Since December 31, 2013, 1,807,085 ordinary shares of US$0.50 each have been issued as a result of the exercise of employee share options.
(6)	HSBC has prepared its consolidated financial statements in accordance with IFRSs. HSBC has adopted the “Amendment to IAS39: The Fair Value Option.” As a result, US$21,915 million of subordinated loan capital and US$8,106 million of senior indebtedness above are designated at fair value. The 3.375% callable subordinated notes 2024 (* above) are measured at amortized cost in HSBC Holdings, where the interest rate risk is hedged using a fair value hedge, while it is measured at fair value in HSBC.
(7)	The £700 million 5.844% non-cumulative step-up perpetual preferred securities and the £300m 5.862% non-cumulative step-up perpetual preferred securities each benefit from a subordinated guarantee by HSBC Bank plc. The other non-cumulative step-up perpetual preferred securities (** above) each benefit from a subordinated guarantee by HSBC Holdings. None of the other above consolidated loan capital is secured or guaranteed. No account has been taken of liabilities or guarantees between undertakings within HSBC.
(8)	As at December 31, 2013, HSBC had other indebtedness of US$2,419,071 million (including deposits by banks of US$129,212 million, customer accounts of US$1,482,812 million, trading liabilities of US$207,025 million, debt securities in issue of US$93,183 million, derivatives of US$274,284 million and other liabilities of US$232,555 million) and contingent liabilities and contractual commitments of US$672,339 million (comprising guarantees of US$84,554 million, undrawn formal standby facilities, credit lines and other commitments to lend of US$574,444 million and other commitments of US$13,341 million).
(9)	The total carrying amount of the subordinated indebtedness of HSBC Holdings would increase by US$ to reflect the sale of the 2024 Notes and the 2044 Notes and application of the proceeds therefrom.

Save as disclosed in the above notes, there has been no material change in the issued share capital, loan capital or senior indebtedness of HSBC Holdings, or loan capital, other indebtedness, contingent liabilities or third party guarantees of HSBC Holdings’ subsidiary undertakings since December 31, 2013.

The following exchange rates as at December 31, 2013 have been used in the table above: €1.00 = US$1.3772; £1.00 = US$1.6531; US$1.00 = CAD1.06375; US$1.00 = BRL2.3621.

DESCRIPTION OF THE NOTES

The following summary description of certain material terms and provisions of the Notes supplements the description of certain terms and provisions of the subordinated debt securities of any series set forth in the accompanying prospectus under the heading “Description of Subordinated Debt Securities.” The terms described here, together with the relevant terms of subordinated debt securities contained in the accompanying prospectus, constitute a description of the material terms of the Notes. In cases of inconsistency between the terms described here and the relevant terms of the prospectus, the terms presented here will apply and replace those described in the prospectus.

The Notes will constitute dated subordinated debt securities issued under the dated subordinated debt securities indenture expected to be entered into on March             , 2014 between us and The Bank of New York Mellon, as trustee, the form of which is filed as an exhibit to our registration statement on Form F-3, as supplemented and amended by a first supplemental indenture expected to be entered into on March             , 2014 between us and the trustee, the form of which will be filed as an exhibit to a report on Form 6-K on or about March             , 2014, which will be incorporated by reference in our registration statement on Form F-3.

If you purchase the Notes, your rights will be determined by the Notes, the Indenture and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). You can read the Indenture and the form of Notes at the location listed under “Where You Can Find More Information About Us.”

The 2024 Notes and the 2044 Notes will be issued in an aggregate principal amount of $             and $            , respectively, and unless previously redeemed or otherwise cancelled as described under “—Redemption,” will mature on March             , 2024 and March             , 2044, respectively.

Interest

Interest on the 2024 Notes and the 2044 Notes will be payable semi-annually at a rate of         % per annum and         % per annum, respectively. Interest will be payable in arrears on March              and September          of each year, beginning on September             , 2014. The regular record dates for the Notes will be the 15th calendar day preceding each interest payment date, whether or not a business day. Interest on the Notes will be calculated on the basis of twelve 30-day months or, in the case of an incomplete month, the actual number of days elapsed, in each case assuming a 360-day year.

If any scheduled interest payment date is not a business day, we will pay interest on the next business day, but interest on that payment will not accrue during the period from and after the scheduled interest payment date. If the scheduled maturity date or date of redemption or repayment is not a business day, we may pay interest and principal on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment.

“Business day” means any weekday, other than one on which banking institutions are authorized or obligated by law or executive order to close in London, England, or in New York City, New York.

Redemption

The Notes will not be redeemable at the option of the noteholders at any time.

The Notes will not be subject to any sinking fund or mandatory redemption. See “—Subordination.”

Special Event Redemption

We may redeem the Notes in whole (but not in part) upon the occurrence of a Tax Event or a Capital Disqualification Event (each, a “Special Event”), at a redemption price equal to 100% of their principal amount plus any accrued but unpaid interest to (but excluding) the date of redemption. Any redemption upon the occurrence of a Special Event will be subject to the conditions described under “—Redemption—Redemption Conditions.”

A “Tax Event” will be deemed to have occurred with respect to the Notes if we have or will or would, but for redemption, become obliged to pay additional amounts as described under “—Additional Amounts” as a result of any change in, or amendment to, the laws or regulations of the United Kingdom or any political subdivision or any authority thereof or therein having power to tax (including any treaty to which the United Kingdom is a party), or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date of this prospectus supplement.

A “Capital Disqualification Event” will be deemed to have occurred if we determine, in good faith and after consultation with the Lead Regulator applicable to us, at any time after the issue date, that by reason of the non-compliance with the applicable criteria for Tier 2 capital, the Notes are excluded fully from our Tier 2 capital (excluding for these purposes any non-recognition due to any applicable limitations on the amount of such capital of HSBC Holdings).

Redemption Conditions

Notwithstanding anything to the contrary in the Indenture or the Notes, (x) we may only redeem or purchase the 2024 Notes or the 2044 Notes prior to their respective maturity dates if we have obtained the Relevant Supervisory Consent, and (y) prior to the fifth anniversary of the issue date, if the Relevant Rules so oblige, we may only redeem or purchase the Notes if we have demonstrated to the satisfaction of the Lead Regulator applicable to us that the Special Event was not reasonably foreseeable at the issue date.

Definitions

“Capital Instruments Regulations” means any regulatory capital rules, regulations or standards which are in the future applicable to us (on a solo or consolidated basis and including any implementation thereof or supplement thereto by the PRA from time to time) and which lay down the requirements to be fulfilled by financial instruments for inclusion in our regulatory capital (on a solo or consolidated basis) as required by (i) the CRR and/or (ii) the CRD, including (for the avoidance of doubt) any regulatory technical standards issued by the European Banking Authority.

“CRD IV” means, taken together, (i) the CRR, (ii) the CRD and (iii) the Capital Instruments Regulations.

“CRD” means directive 2013/36/EU of the European Parliament and of the Council of June 26, 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC, and any successor directive.

“CRR” means regulation (EU) No 575/2013 of the European Parliament and of the Council of June 26, 2013 on prudential requirements for credit institutions and investment firms, and any successor regulation.

“Lead Regulator applicable to us” means the PRA or any successor entity primarily responsible for the prudential supervision of HSBC Holdings.

“PRA” means the UK Prudential Regulation Authority or any successor entity.

“Relevant Rules” means the capital requirement rules from time to time as applied by the Lead Regulator applicable to us and as amended from time to time, including by virtue of the implementation of CRD IV and/or the RRD.

“Relevant Supervisory Consent” means as (and to the extent) required, a consent or waiver to, or, following the giving of any required notice, the receipt of no objection to, the relevant redemption or purchase from the Lead Regulator applicable to us.

“RRD” means the legislative proposal, as published on June 6, 2012 by the European Commission, for a directive providing for the establishment of an EU-wide framework for the recovery and resolution of credit institutions and investment firms, known as the Recovery and Resolution Directive, which has been subsequently subject to amendment, including as revised on December 18, 2013, but has not yet been adopted.

Agreement with Respect to the Exercise of UK Bail-in Power

By its acquisition of the Notes, each noteholder (including each beneficial owner) will acknowledge, agree to be bound by and consent to the exercise of any UK bail-in power by the relevant UK resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Notes and/or (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Notes into our or another person’s shares or other securities or other obligations, including by means of an amendment or modification to the terms of the Indenture or of the Notes to give effect to the exercise by the relevant UK resolution authority of such UK bail-in power, and the rights of the noteholders are subject to the provisions of any UK bail-in power which are expressed to implement such a reduction, cancellation or conversion.

For these purposes, a “UK bail-in power” is any statutory write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of credit institutions, investment firms and their parent undertakings incorporated in the United Kingdom in effect and applicable in the United Kingdom to us or other members of the HSBC Group, including but not limited to the Banking Act, as the same may be amended from time to time (whether pursuant to the UK Financial Services (Banking Reform) Act 2013 or otherwise), and any laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of an EU directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions, investment firms and their parent undertakings, pursuant to which obligations of a credit institution, investment firm, its parent undertaking or any of its affiliates can be cancelled, written down and/or converted into shares or other securities or obligations of the obligor or any other person (and a reference to the “relevant UK resolution authority” is to any authority with the ability to exercise a UK bail-in power).

No repayment of the principal amount of the Notes or payment of interest on the Notes will become due and payable after the exercise of any UK bail-in power by the relevant UK resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by us under the laws and regulations of the United Kingdom and the EU applicable to us and the HSBC Group.

Your consent to the exercise of any UK bail-in power will be governed by, and construed in accordance with, the laws of England and Wales.

According to the Banking Act, as well as the principles proposed in the RRD, we expect that the relevant UK resolution authority would respect creditor hierarchies when exercising its UK bail-in powers in respect of the Notes and that the noteholders would be treated pari passu with the claims of holders of all our Tier 2 instruments which in each case by law rank, or by their terms are expressed to rank, pari passu with the Notes at that time being subjected to the exercise of the UK bail-in powers.

See also “Risk Factors—Under the terms of the Notes, you will agree to be bound by the exercise of any UK bail-in power by the relevant UK resolution authority.”

By its acquisition of the Notes, each noteholder, to the extent permitted by the Trust Indenture Act, will waive any and all claims against the trustee for, agree not to initiate a suit against the trustee in respect of, and agree that the trustee will not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the Notes.

Upon the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the Notes, we will provide a written notice to DTC as soon as practicable regarding such exercise of the UK bail-in power for purposes of notifying noteholders of such occurrence. We will also deliver a copy of such notice to the trustee for information purposes.

Subordination

The Notes will constitute our unsecured, subordinated obligations and will rank equally and ratably without any preference among themselves.

The rights of noteholders will, in the event of our winding up, be subordinated in right of payment to claims of our depositors and all our other creditors other than claims which by their terms are, or are expressed to be, subordinated to or pari passu with the Notes. The subordination provisions of the Indenture, and to which the Notes are subject, will be governed by, and construed in accordance with, the laws of England and Wales.

As a consequence of these subordination provisions, the noteholders may recover less ratably than the holders of our unsubordinated liabilities. If, in any winding up, the amount payable on any Notes and any claims ranking equally with the Notes are not paid in full, the noteholders and other claims ranking equally will share ratably in any such distribution of our assets in proportion to the respective amounts to which they are entitled.

If any noteholder is entitled to any recovery with respect to the Notes in any winding up or liquidation, the holder might not be entitled in those proceedings to a recovery in US dollars and might be entitled only to a recovery in pounds sterling or any other lawful currency of the United Kingdom. In addition, under current English law, our liability to noteholders would have to be converted into pounds sterling or any other lawful currency of the United Kingdom at a date close to the commencement of proceedings against us and the noteholders would be exposed to currency fluctuations between that date and the date they receive proceeds pursuant to such proceedings, if any.

In addition, because we are a holding company, our rights to participate in the assets of any subsidiary if it is liquidated will be subject to the prior claims of its creditors, except to the extent that we may be a creditor with recognized claims ranking ahead of or pari passu with such prior claims against the subsidiary.

Modification and Waiver

In addition to our and the trustee’s rights to modify and amend the Indenture described in the accompanying prospectus (“Description of the Notes—Modification and Waiver”), modifications of and amendments to the terms of the Indenture or the Notes may be made by us and the trustee, without the further consent of the noteholders, to the extent necessary to give effect to the exercise by the relevant UK resolution authority of the UK bail-in power.

Events of Default and Defaults; Limitation of Remedies

Events of Default and Defaults

An “Event of Default” with respect to the Notes means any one of the following events:

•	the making or entry of any order by an English court which is not successfully appealed within 30 days after the date such order was made or entered for our winding up; or

•	the valid adoption by our shareholders of any effective resolution for our winding up;

in either case other than in connection with a scheme of amalgamation or reconstruction not involving bankruptcy or insolvency.

If an Event of Default occurs and is continuing, the trustee may or, if requested by the holder or holders of not less than 25% in aggregate principal amount of the outstanding Notes will, declare the entire principal amount of, and any accrued but unpaid payments on, the Notes to be due and payable immediately (an “acceleration”).

At any time after such a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the holder or holders of a majority in aggregate principal amount of the outstanding Notes may rescind and annul the declaration of acceleration and its consequences if:

•

we have paid or deposited with the trustee a sum sufficient to pay (x) the principal of any Notes which have become due and payable otherwise than by such declaration of acceleration and (y) all sums paid or advanced by the trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel; and

•	all Events of Default have been remedied.

In addition to Events of Default, the Indenture also will provide separately for “Defaults.” A Default with respect to the Notes will result if:

•	we fail to pay the amount due to satisfy any interest payment and such failure continues for 14 days; or

•	we fail to pay the principal amount of the Notes when it becomes due and payable and such failure continues for seven days.

If any Default occurs and is continuing in respect of the Notes, the trustee may institute proceedings in England (but not elsewhere) for our winding up, provided, that the trustee may not, upon the occurrence of a Default in respect of the Notes, declare the principal of (or premium, if any, on) and any accrued but unpaid interest payment of any outstanding Notes immediately due and payable unless an Event of Default has occurred and is continuing.

Notwithstanding the foregoing, failure to make any payment in respect of the Notes will not be a Default in respect of the Notes if such payment is withheld or refused:

•	in order to comply with any fiscal or other law or regulation or with the order of any court of competent jurisdiction, in each case applicable to such payment; or

•

in case of doubt as to the validity of any such law, regulation or order, in accordance with advice given as to such validity or applicability at any time during the said grace period of 14 days or seven days, as the case may be, by independent legal advisers acceptable to the trustee;

provided, that the trustee may, by notice to us, require us to take such action (including but not limited to proceedings for a declaration by a court of competent jurisdiction) as the trustee may be advised in an opinion of counsel, upon which opinion the trustee may conclusively rely, is appropriate and reasonable in the circumstances to resolve such doubt, in which case, we will forthwith take and expeditiously proceed with such action and will be bound by any final resolution of the doubt resulting therefrom. If any such resolution determines that the relevant payment can be made without violating any applicable law, regulation or order then the preceding sentence will cease to have effect and the payment will become due and payable on the expiration of the relevant grace period of 14 days or seven days, as the case may be, after the trustee gives written notice to us informing us of such resolution.

Under the terms of the Indenture and the Notes, the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the Notes will not be stated to be an Event of Default or a Default. As a result, noteholders will not have the right to request that the trustee declare an acceleration solely due to the exercise of the UK bail-in power by the relevant UK resolution authority.

After the end of each fiscal year, we will furnish to the trustee a certificate of certain officers as to the absence of any Event of Default or Default or specifying any Event of Default or Default that has occurred.

Limitations on Remedies

Other than the limited remedies specified above, no remedy against us will be available to the trustee or the noteholders, whether for the recovery of amounts owing in respect of the Notes or under the Indenture or in respect of any breach by us of any obligation, condition or provision under the Indenture or the Notes, and, subject as provided below, no noteholder will have any right to institute any proceeding with respect to the Indenture or the Notes or for any remedy thereunder, unless such noteholder will have previously given to the trustee written notice of a continuing Event of Default or Default and, in addition, unless the holders of not less than a majority in aggregate principal amount of the outstanding Notes have made written request to the trustee to institute such proceedings as trustee and offered to the trustee indemnity satisfactory to it, and the trustee has not received from the noteholders of a majority in aggregate principal amount of the outstanding Notes direction inconsistent with such request and the trustee has failed to institute such proceeding within 60 days; provided that the trustee will have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the noteholders in response to such Event of Default or Default under the provisions of the Indenture and provided further that any payments are subject to the subordination provisions set forth in the Indenture.

Notwithstanding any other provision of the Indenture or the Notes, the right of any noteholder to receive payment of the principal of, and interest on, the Notes, on or after the due dates thereof or to institute suit for the enforcement of any such payment on or after such respective dates, will not be impaired or affected without the consent of such noteholder.

Noteholders, by their acceptance of the Notes, and the trustee in respect of any claims of such noteholders to payment of any principal, premium or interest in respect of the Notes, will be deemed to have waived any right of set-off or counterclaim that they might otherwise have. Notwithstanding the preceding sentence, if any of the rights and claims of any noteholder are discharged by set-off, such noteholder will immediately pay an amount equal to the amount of such discharge to us or, if applicable, the liquidator or trustee or receiver in our bankruptcy and, until such time as payment is made, will hold a sum equal to such amount in trust for us or, if applicable, the liquidator or trustee or receiver in our bankruptcy. Accordingly, such discharge will be deemed not to have taken place.

Waiver; Trustee’s Duties

The holder or holders of a majority of the aggregate principal amount of the Notes may waive any past Event of Default or Default with respect to the Notes, except an Event of Default or Default in respect of either:

•	the payment of principal of, or interest payments on, any Notes; or

•	a covenant or provision of the Indenture, which cannot be modified or amended without the consent of each noteholder.

Subject to the provisions of the Indenture relating to the duties of the trustee, in case an Event of Default or a Default occurs and is continuing with respect to the Notes, the trustee will be under no obligation to any noteholder to exercise any of its rights or powers under the Indenture at the request of any noteholder unless such noteholder will have offered to the trustee indemnity satisfactory to the trustee.

Subject to such provisions for the indemnification of the trustee, and subject to certain exceptions, the holder or holders of a majority in aggregate principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the Notes. However, the trustee may refuse to follow any direction that is in conflict with any rule of law or the Indenture or is unjustly prejudicial to any noteholder not taking part in the direction. The trustee may take any other action that it deems proper which is not inconsistent with that direction.

The Indenture will provide that the trustee will, within 90 days after the occurrence of a Default or Event of Default with respect to the Notes, give to the noteholders notice of such Default or Event of Default, unless the Default or Event of Default has been cured or waived, provided, that the trustee will be protected in withholding such notice if it determines in good faith that withholding notice is in the interest of the noteholders.

By its acquisition of the Notes, each noteholder will acknowledge and agree that the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the Notes will not give rise to a Default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

Trustee; Direction of the Trustee

The Bank of New York Mellon is the trustee under the Indenture. See “—Events of Default and Defaults; Limitation of Remedies—Events of Default and Defaults” above for a description of the trustee’s procedures and remedies available in connection with an Event of Default or Default.

Our obligations to indemnify the trustee in accordance with Section 6.07 of the Indenture will not constitute our subordinated obligations and will survive the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the Notes.

By its acquisition of the Notes, each noteholder will acknowledge and agree that, upon the exercise of any UK bail-in power by the relevant UK resolution authority,

•

the trustee will not be required to take any further directions from noteholders under Section 5.12 (Control by Holders) of the Indenture, which sections authorize holders of a majority in aggregate outstanding principal amount of the Notes to direct certain actions relating to the Notes; and

•	the Indenture will not impose any duties upon the trustee whatsoever with respect to the exercise of any UK bail-in power by the relevant UK resolution authority.

Notwithstanding the foregoing, if, following the completion of the exercise of the UK bail-in power by the relevant UK resolution authority, the Notes remain outstanding (for example, if the exercise of the UK bail-in power results in only a partial write-down of the principal of the Notes), then the trustee’s duties under the Indenture will remain applicable with respect to the Notes following such completion to the extent that we and the trustee will agree pursuant to another supplemental indenture or an amendment to the Indenture; provided, however, that notwithstanding the exercise of the UK bail-in power by the relevant UK authority, there shall at all times be a trustee for the Notes in accordance with the Indenture, and the resignation and/or removal of the trustee and the appointment of a successor trustee will continue to be governed by the Indenture, including to the extent no additional supplemental indenture or amendment is agreed upon in the event the Notes remain outstanding following the completion of the exercise of the UK bail-in power.

The trustee makes no representations, and will not be liable with respect to, the information set forth in this prospectus supplement.

Payments Subject to Fiscal Laws

All payments are subject in all cases to any applicable fiscal or other laws, regulations and directives in any jurisdiction, but without prejudice to the “Additional Amounts” provisions below. For the purposes of the preceding sentence, the phrase “fiscal or other laws, regulations and directives” shall include any obligation of us to withhold or deduct from a payment pursuant to an agreement described in Section 1471(b) of the Internal Revenue Code of 1986, as amended (the “Code”) or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations thereunder or official interpretations thereof or any law implementing an intergovernmental approach thereto (collectively, “FATCA”).

Additional Amounts

All payments made under or with respect to the Notes will be made without deduction or withholding for, or on account of, any and all present and future taxes, levies, imposts, duties, charges, fees, deductions, or withholdings whatsoever imposed, levied, collected, withheld or assessed by or for the account of the United Kingdom or any political subdivision or taxing authority thereof or therein, or of any other jurisdiction through which such payments are made by us or on our behalf, unless required by law. If such deduction or withholding will at any time be required by the law of the United Kingdom or any such subdivision or authority or other jurisdiction, we will pay additional amounts (the “Additional Amounts”) as may be necessary so that the net amount (including Additional Amounts) paid to the noteholders or beneficial owners, after such deduction or withholding, will be equal to the amount to which the noteholders or beneficial owners would have been entitled in the absence of such deduction or withholding, provided that the foregoing will not apply to any such tax, levy, impost, duty, charge, fee, deduction or withholding which:

•

would not be payable or due but for the fact that the noteholder or beneficial owner is domiciled in, or is a national or resident of, or engaging in business or maintaining a permanent establishment or being physically present in, the United Kingdom or such political subdivision or jurisdiction, or otherwise has some connection or former connection with the United Kingdom or such political subdivision or jurisdiction other than the holding or ownership of a Note, or the collection of principal or interest payments on, or the enforcement of, a Note;

•

would not be payable or due but for the fact that the relevant Notes or interest payment in respect of the Notes (i) is presented for payment in the United Kingdom or (ii) is presented for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amount on presenting the same for payment at the close of such 30-day period;

•

is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income, or any law implementing or complying with, or introduced in order to conform to, such Directive;

•	would not have been imposed if presentation for payment of the relevant Notes had been made to a paying agent other than the paying agent to which the presentation was made;

•

is imposed because of the failure to comply by the noteholder or the beneficial owner or the beneficial owner of any payment on such Notes with a request from us addressed to the noteholder or the beneficial owner, including a written request from us related to a claim for relief under any applicable double tax treaty:

•	to provide information concerning the nationality, residence, identity or connection with a taxing jurisdiction of the noteholder or the beneficial owner; or

•	to make any declaration or other similar claim to satisfy any information or reporting requirement,

if the information or declaration is required or imposed by a statute, treaty, regulation, ruling or administrative practice of the taxing jurisdiction as a precondition to exemption from withholding or deduction of all or part of the tax, duty, assessment or other governmental charge;

•	is imposed in respect of any estate, inheritance, gift, sale, transfer, personal property, wealth or similar tax, duty assessment or other governmental charge; or

•	is imposed in respect of any combination of the above items.

We will agree in the Indenture that at least one paying agent for the Notes will be located outside the United Kingdom. We also undertake that we will maintain a paying agent in a Member State that will not be obliged to withhold or deduct taxes pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000.

As provided in “—Payments Subject to Fiscal Laws,” all payments in respect of the Notes will be made subject to any withholding or deduction required pursuant to FATCA, and we shall not be required to pay any Additional Amounts on account of any such deduction or withholding required pursuant to FATCA.

Whenever we refer in this prospectus supplement, in any context, to the payment of the principal of or any interest payments on, or in respect of, any Notes, we mean to include the payment of Additional Amounts to the extent that, in the context, Additional Amounts are, were or would be payable.

Subsequent Holders’ Agreement

Noteholders that acquire the Notes in the secondary market will be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the noteholders that acquire the Notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Notes related to the UK bail-in power.

Governing Law

The Indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York, except that (i) the subordination provisions of the Indenture and of the Notes and (ii) the consent to the exercise of any UK bail-in power will be governed by, and construed in accordance with, the laws of England and Wales.

Listing

Application will be made for the Notes to be admitted to listing on the New York Stock Exchange.

TAXATION

Certain US Federal Income Tax Considerations

This section discusses the material US federal income tax of an investment in the Notes by certain beneficial holders thereof. Except as otherwise noted below, this summary replaces, and should be read to supersede, the discussion of tax matters discussed in the section entitled “Taxation—US Taxation” in the accompanying prospectus. This section does not purport to be a comprehensive description of all of the tax considerations that may be relevant to any particular investor. We have assumed that you are familiar with the tax rules applicable to investments in securities generally and with any special rules to which you may be subject.

The following is a summary of certain US federal income tax considerations that may be relevant to a US Holder of a Note (as defined below), and certain considerations (described in “—Information Reporting and Backup Withholding” and “—Foreign Account Tax Compliance Act” below) relevant to both a US Holder and a non-US Holder (each as defined below). This summary deals only with holders that purchase Notes at their issue price (the first price at which a substantial amount of the Notes are sold for money, excluding sales to underwriters, placement agents or wholesalers) as part of an initial offering and hold Notes as capital assets for US federal income tax purposes. It does not address tax considerations applicable to investors that may be subject to special tax rules, including banks or other financial institutions, tax-exempt entities, insurance companies, regulated investment companies, common trust funds, entities that are treated for US federal income tax purposes as partnerships or other pass-through entities, dealers in securities or currencies, traders in securities that elect mark to market treatment, persons that will hold Notes as part of an integrated investment, including a straddle, a synthetic security or hedge or a conversion transaction, comprised of a debt security and one or more other positions, or US Holders that have a functional currency other than the US dollar. In addition, this summary does not address any aspects of the Medicare contribution tax on net investment income. Furthermore, this summary does not address the tax treatment of the Notes following any exercise of the UK bail-in power by the relevant UK resolution authority.

The summary is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, in each case as of the date hereof, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein, possibly with retroactive effect.

Persons considering the purchase of Notes should consult their own tax advisers in determining the tax consequences to them of the purchase, ownership and disposition of Notes, including the application to their particular situation of the US federal income tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.

As used in this prospectus supplement, the term “US Holder” means:

•	a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for US federal income tax purposes) that is organized under the laws of the United States or any political subdivision thereof; or

•	any person otherwise subject to US federal income taxation on a net income basis in respect of the Note.

As used in this summary, the term “non-US Holder” means a holder that is not a US Holder.

Payments of Interest

Payments of interest and Additional Amounts (as defined in “Description of the Notes—Additional Amounts”) on a Note will be taxable to a US Holder as ordinary income at the time that such payments are accrued or are received, in accordance with the US Holder’s method of tax accounting. The Notes are not expected to be issued with more than a de minimis amount of original issue discount (“OID”) for US federal income tax purposes. If the Notes are issued with more than a de minimis amount of OID, a US Holder generally will be required to include OID in income on a constant-yield basis for US federal income tax purposes as it accrues, although the US Holder may not yet have received cash attributable to that income.

Payments of interest and Additional Amounts on Notes will be treated as foreign source income for the purposes of calculating a US Holder’s foreign tax credit limitation. The limitation on foreign taxes eligible for the US foreign tax credit is calculated separately with respect to specific classes of income. The rules relating to foreign tax credits and the timing thereof are complex. US Holders should consult their own tax advisers regarding the availability of a foreign tax credit under their particular circumstances.

Sale, Exchange and Retirement of Notes

Upon the sale, exchange, retirement or other taxable disposition (collectively, a “disposition”) of a Note, a US Holder generally will recognize gain or loss equal to the difference between (1) the amount realized on the disposition, less any accrued but unpaid interest, which will be taxable in the manner described above under “—Payments of Interest”, and (2) the US Holder’s adjusted tax basis in the Note. A US Holder’s tax basis in a Note generally will equal the cost of that Note to such holder.

Gain or loss recognized by a US Holder on a disposition of a Note will generally be US-source long term capital gain or loss if the US Holder’s holding period for the Note exceeded one year at the time of such disposition. For individual holders, the net amount of long-term capital gain generally will be subject to taxation at reduced rates. A US Holder’s ability to offset capital losses against ordinary income is limited.

Information Reporting and Backup Withholding

Payments on the Notes or sales proceeds that are made within the United States or through certain US-related financial intermediaries generally are subject to information reporting and to backup withholding unless (1) the US Holder is a corporation or other exempt recipient or (2) in the case of backup withholding, the US Holder provides a correct taxpayer identification number and certifies that the US Holder is not subject to backup withholding. Backup withholding is not an additional tax. A Non-US Holder may be required to comply with certification and identification procedures in order to establish its exemption from information reporting and backup withholding. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a US Holder’s US federal income tax liability, provided the required information is furnished to the US Internal Revenue Service (“IRS”).

Foreign Account Tax Compliance Act

As a result of FATCA and related intergovernmental agreements, noteholders may be required to provide information and tax documentation regarding their tax identities as well as that of their direct and indirect owners. It is also possible that payments on the Notes may be subject to a withholding tax of 30% beginning on January 1, 2017 as a result of FATCA. We will not pay Additional Amounts on account of any withholding tax imposed by FATCA.

The United Kingdom has entered into an intergovernmental agreement with the United States relating to FATCA (the “US – UK IGA”). Pursuant to the US – UK IGA and applicable UK regulations implementing the US – UK IGA, we may be required to comply with certain reporting requirements. Noteholders therefore may be required to provide information and tax documentation regarding their identities, as well as that of their direct and indirect owners, and this information may be reported to the Commissioners for Her Majesty’s Revenue & Customs (“HMRC”), and ultimately, the IRS. We intend to comply with any applicable reporting requirements pursuant to the US – UK IGA and applicable UK regulations implementing the US – UK IGA. Assuming the Notes are treated as debt for US federal income tax purposes and are not materially modified on or after the applicable “grandfathering date,” payments on the Notes will not be subject to FATCA withholding. The applicable “grandfathering date” is the date that is six months after the date on which final US Treasury regulations defining the term “foreign passthru payment” are filed with the Federal Register.

FATCA is particularly complex and its application to us is uncertain at this time. Each prospective noteholder should consult its own tax adviser to obtain a more detailed explanation of FATCA and to learn how this legislation might affect each noteholder in its particular circumstance.

UK Taxation

See “Taxation” beginning on page 38 of the accompanying prospectus.

Payments of Interest

The following disclosure supplements and should be read in addition to the disclosure set forth in the accompanying prospectus, beginning on page 39, under “Taxation—UK Taxation—Taxation of Debt Securities—Payments of Interest.”

Investors should be aware that the UK government has introduced new regulations, with effect from January 1, 2014, dealing with the UK tax treatment of regulatory capital securities issued by certain financial institutions (the “Regulations”) . The Regulations provide that interest payments in respect of a regulatory capital security (as defined in the Regulations), provided certain other conditions are met, will be exempt from withholding or deduction for, or on account of, UK tax regardless of whether such security is and continues to be listed on a “recognised stock exchange” within the meaning of section 1005 of the Income Tax Act 2007.

Stamp Taxes

No UK stamp duty or stamp duty reserve tax (“SDRT”) will be payable by holders upon the issue of the Notes by us to DTC or a nominee for DTC and noteholders will not be liable to stamp duty or SDRT on agreements to transfer Notes while the Notes remain held within DTC.

Under the Regulations referred to above, transfers of a regulatory capital security (as defined in the Regulations) will be exempt from UK stamp duty and SDRT, provided certain other conditions are met.

No UK stamp duty or SDRT will be payable by holders on a redemption of the Notes.

The Proposed Financial Transactions Tax (“FTT”)

The European Commission has published a proposal for a Directive for a common FTT in Belgium, Germany, Estonia, Greece, Spain, France, Italy, Austria, Portugal, Slovenia and Slovakia (the “participating Member States”).

The proposed FTT has very broad scope and could, if introduced in its current form, apply to certain dealings in the Notes (including secondary market transactions) in certain circumstances.

Under current proposals the FTT could apply in certain circumstances to persons both within and outside of the participating Member States. Generally, it would apply to certain dealings in the Notes where at least one party is a financial institution, and at least one party is established in a participating Member State. A financial institution may be, or be deemed to be, “established” in a participating Member State in a broad range of circumstances, including (a) by transacting with a person established in a participating Member State or (b) where the financial instrument which is subject to the dealings is issued in a participating Member State.

The FTT proposal remains subject to negotiation between the participating Member States and is the subject of legal challenge. It may therefore be altered prior to any implementation, the timing of which remains unclear. Additional EU Member States may decide to participate. Prospective holders of the Notes are advised to seek their own professional advice in relation to the FTT.

Provision of Information

The disclosure below replaces, and should be read to supersede, the disclosure under “Taxation—UK Taxation—Provision of Information” beginning on page 39 of the accompanying prospectus.

HMRC has powers to obtain information relating to securities in certain circumstances. This may include details of the beneficial owners of the Notes (or the persons for whom the Notes are held), details of the persons to whom payments derived from the Notes are or may be paid and information and documents in connection with transactions relating to the Notes. Information may be required to be provided by, among others, the noteholders, persons by or through whom payments derived from the Notes are made or who receive such payments (or who would be entitled to receive such payments if they were made), persons who effect or are a party to transactions relating to the Notes on behalf of others and certain registrars or administrators. In certain circumstances, the information obtained by HMRC may be exchanged with tax authorities in other countries.

EU Savings Directive

The disclosure below replaces, and should be read to supersede, the disclosure under “Taxation—UK Taxation—EU Savings Directive” beginning on page 40 of the accompanying prospectus.

Under Council Directive 2003/48/EC on the taxation of savings income (the “Savings Directive”), each Member State of the EU is required to provide to the tax authorities of another Member State details of payments of interest or other similar income paid by a person within its jurisdiction to, or secured by such a person for, an individual beneficial owner resident in, or certain limited types of entity established in, that other Member State. However, for a transitional period, Austria and Luxembourg will instead operate a withholding system in relation to such payments (unless during such period they elect otherwise). Under such a withholding system, the beneficial owner of the interest payment must be allowed to elect that certain provision of information procedures should be applied instead of withholding. The rate of withholding is 35%. The transitional period is to terminate at the end of the first full fiscal year following agreement by certain non-EU countries to exchange of information procedures relating to interest and other similar income. The Luxembourg government has announced that Luxembourg will elect out of the withholding system in favor of automatic exchange of information with effect from January 1, 2015.

A number of non-EU countries and certain dependent or associated territories of certain Member States have adopted similar measures to the Savings Directive.

A proposal for amendments to the Savings Directive has been published, including a number of suggested changes which, if implemented, would broaden the scope of the rules described above. Investors who are in any doubt as to their position should consult their professional advisers.

If a payment under a Note were to be made by a person in a Member State or another country or territory which has opted for a withholding system and an amount of, or in respect of, tax were to be withheld from that payment pursuant to the Savings Directive or any law implementing or complying with, or introduced in order to conform to, the Savings Directive, neither the issuer nor any paying agent nor any other person would be obliged to pay additional amounts under the terms of such Note as a result of the imposition of such withholding tax. The issuer is, however, required to maintain a paying agent in a Member State that will not be obliged to withhold or deduct tax pursuant to the Savings Directive or any such law.

CERTAIN ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes certain requirements on employee benefit plans subject to Title I of ERISA and on entities that are deemed to hold the assets of such plans (“ERISA Plans”), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA’s general fiduciary requirements, including, but not limited to, the requirement of investment prudence and diversification and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the ERISA Plan.

Section 406 of ERISA and Section 4975 of the Code, prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts or an entity deemed to hold the assets of such plans (together with ERISA Plans, “Plans”)) and certain persons (referred to as “parties in interest” or “disqualified persons”) having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

The fiduciary of a Plan that proposes to purchase and hold any Notes should consider, among other things, whether such purchase and holding may involve (i) the direct or indirect extension of credit to a party in interest or a disqualified person, (ii) the sale or exchange of any property between a Plan and a party in interest or a disqualified person, or (iii) the transfer to, or use by or for the benefit of, a party in interest or disqualified person, of any Plan assets. Such parties in interest or disqualified persons could include, without limitation, HSBC, the underwriters, the agents or any of their respective affiliates. Depending on the satisfaction of certain conditions which may include the identity of the Plan fiduciary making the decision to acquire or hold the Notes on behalf of a Plan, Section 408(b)(17) of ERISA (relating to transactions with certain service providers) or Prohibited Transaction Class Exemption (“PTCE”) 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 90-1 (relating to investments by insurance company pooled separate accounts), PTCE 91-38 (relating to investments by bank collective investment funds), PTCE 95-60 (relating to investments by insurance company general accounts) or PTCE 96-23 (relating to transactions directed by an in-house asset manager) (collectively, the “Class Exemptions”) could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the Notes.

Any Plan fiduciary that proposes to cause a Plan to purchase the Notes should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to such an investment, and to confirm that its purchase, holding and disposition of the Notes will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA or the Code.

Non-US plans, governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to other federal, state, local or non-US laws or regulations that are substantially similar to the foregoing provisions of ERISA and the Code (“Similar Law”). Fiduciaries of any such plans should consult with their counsel before purchasing the Notes to determine the need for, if necessary, and the availability of, any exemptive relief under any Similar Law.

Through its purchase and holding of the Notes, each purchaser of the Notes will be deemed to have represented and agreed either: (A) no assets of a Plan or non-US, governmental or church plan have been used to acquire such Notes or an interest therein or (B) the purchaser’s purchase, holding and disposition of the Notes do not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or violation of Similar Law.

Each Plan fiduciary (and each fiduciary for non-US, governmental or church plans subject to Similar Law) should consult with its legal adviser concerning the potential consequences to the plan under ERISA, Section 4975 of the Code or such Similar Laws of an investment in the Notes.

UNDERWRITING

The underwriters named below have severally agreed, subject to the terms and conditions of the underwriting agreement with us, dated the date of this prospectus supplement, to purchase the principal amount of Notes set forth below opposite their respective names. The underwriters are committed to purchase all of such Notes if any are purchased.

Underwriter	Principal Amount of 2024 Notes	Principal Amount of 2044 Notes
HSBC Securities (USA) Inc.	$	$
Total	$	$

The underwriters propose to offer the Notes in part directly to the public at the initial public offering price set forth on the cover page of this prospectus supplement and in part to certain securities dealers at such price less a concession not in excess of         % of the principal amount of the 2024 Notes or         % of the principal amount of the 2044 Notes. The underwriters may allow, and such dealers may reallow, a concession not to exceed         % of the principal amount of the 2024 Notes or         % of the principal amount of the 2044 Notes to certain brokers and dealers. After the initial public offering, the public offering price, concession and discount may be changed.

To the extent that an underwriter that is not a registered broker-dealer in the United States intends to effect any offers or sales of the Notes in the United States, it will do so through one or more US registered broker-dealers pursuant to applicable securities laws and as permitted by the FINRA regulations.

The underwriting agreement provides that the obligations of the underwriters to purchase the Notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters have agreed to purchase all of the Notes sold pursuant to the underwriting agreement if any of the Notes are sold. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the several underwriters against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments the underwriters may be required to make in respect thereof.

It is expected that the delivery of the Notes will be made against payment therefor on or about the date specified on the cover page of this prospectus supplement, which is the fifth business day following the date hereof (this settlement cycle being referred to as T+5). Under Rule 15c6-1 of the SEC under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternative settlement cycle at the time of any trade to prevent a failed settlement and should consult their own adviser.

The following are the estimated expenses to be incurred in connection with the issuance and distribution of the Notes:

SEC registration fee	$
Printing expenses	$
Legal fees and expenses	$
Accounting fees and expenses	$
Trustee’s fees and expenses	$

Total	$

Selling Restrictions

The Notes are offered for sale only in jurisdictions where it is legal to make such offers. The offer and sale of the Notes are subject to the following limitations. Neither the underwriters nor we have taken any action in any jurisdiction that would constitute a public offering of the Notes, other than in the United States.

United Kingdom

Each underwriter has represented, warranted and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Notes which are the subject of the offering contemplated by this prospectus supplement in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of such Notes to the public in that Relevant Member State:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) as permitted under the Prospective Directive subject to obtaining the prior consent of the underwriters for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Notes shall require us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this section, the expression an “offer to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Notes to be offered so as to enable an investor to decide to purchase any Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amending thereto, including the 2010 PD Amending Directive, to the extent implemented by the Member State) and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Each underwriter has agreed to comply, to the best of its knowledge and belief, with all applicable laws and regulations and directives in each jurisdiction in which it purchases, offers, sells or delivers Notes or has in its possession or distributes this prospectus supplement and the accompanying prospectus or any such other material relating to the Notes, in all cases at its own expense.

Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (the Financial Instruments and Exchange Act). Accordingly, each underwriter has represented and agreed, and each further underwriter appointed will be required to represent and agree, that it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organised under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other relevant laws and regulations of Japan.

Hong Kong

The Notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This prospectus supplement has not been and will not be registered as a prospectus by the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined under Section 275(2) of the SFA), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased under Section 275 by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined under Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor,

securities (as defined under Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that corporation or that trust has acquired the Notes pursuant to Section 275 of the SFA except:

(1)	to an institutional investor under Section 274 of the SFA or to a relevant person, or (in the case of a corporation) where the transfer arises from an offer referred to in Section 276(3)(i)(B) of the SFA or (in the case of a trust) where the transfer arises from an offer referred to in Section 276(4)(i)(B) of the SFA;

(2)	where no consideration is or will be given for the transfer; or

(3)	where the transfer is by operation of law.

Dubai International Financial Centre

This document relates to an exempt offer in accordance with the Rules of the Dubai Financial Services Authority. This document and any related financial products or services are intended for distribution only to persons who qualify as Professional Clients under the Dubai Financial Services Authority Rules. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with exempt offers. The Dubai Financial Services Authority has not approved this document nor taken steps to verify the information set out in it, and has no responsibility for it. The Notes which are the subject of the offering contemplated by this prospectus supplement may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Notes offered should conduct their own due diligence on the Notes. If you do not understand the contents of this document you should consult an authorized financial adviser.

Listing

Application will be made to list the Notes offered hereby on the New York Stock Exchange. The Notes are a new issue of securities with no established trading market. The underwriters have advised us that the underwriters currently intend to make a market in the Notes, as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market in the Notes and may discontinue any such market-making at any time at their sole discretion. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Notes or that an active public market for the Notes will develop. If an active public trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected.

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, commercial and investment banking and other commercial dealings in the ordinary course of business with us. They have received customary fees and commissions for these transactions.

In connection with the offering made hereby, the underwriters may purchase and sell the Notes in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover short positions created by the underwriters in connection with the offering. Short positions created by the underwriters involve the sale by the underwriters of a greater number of Notes than they are required to purchase from us. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the Notes. The underwriters may also impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the Notes sold in the offering may be reclaimed by the underwriters if such Notes are repurchased by the underwriters in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Notes, which may be higher than the price that might otherwise prevail in the open market. These activities, if commenced, may be discontinued at any time. These transactions may be effected on the New York Stock Exchange or otherwise.

Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor any of the underwriters makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued.

Conflicts of Interest

HSBC Securities (USA) Inc. is an affiliate of HSBC Holdings, and, as such, is deemed to have a “conflict of interest” under Rule 5121of the FINRA. Accordingly, the offering of the Notes is being conducted in compliance with the requirements of the FINRA Rule 5121 addressing conflicts of interest when distributing the securities of an affiliate. HSBC Securities (USA) Inc. will not sell any Notes into any of its discretionary accounts without the prior specific written approval of the accountholder.

HSBC Securities (USA) Inc. has no obligation to make a market in the Notes and, if commenced, may discontinue its market-making activities at any time without notice, at its sole discretion. Furthermore, HSBC Securities (USA) Inc. may be required to discontinue its market-making activities during periods when we are seeking to sell certain of our securities or when HSBC Securities (USA) Inc., such as by means of its affiliation with us, learns of material non-public information relating to us. HSBC Securities (USA) Inc. would not be able to recommence its market-making activities until such sale has been completed or such information has become publicly available. It is not possible to forecast the impact, if any, that any such discontinuance may have on the market for the Notes. Although other broker-dealers may make a market in the Notes from time to time, there can be no assurance that any other broker-dealer will do so at any time when HSBC Securities (USA) Inc. discontinues its market-making activities. In addition, any such broker-dealer that is engaged in market-making activities may thereafter discontinue such activities at any time at its sole discretion.

Market-Making Resales by Affiliates

This prospectus supplement together with the accompanying prospectus and your confirmation of sale may also be used by HSBC Securities (USA) Inc. in connection with offers and sales of the Notes in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. In a market-making transaction, HSBC Securities (USA) Inc. may resell a security it acquires from other noteholders after the original offering and sale of the Notes. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, HSBC Securities (USA) Inc. may act as principal or agent, including as agent for the counterparty in a transaction in which HSBC Securities (USA) Inc. acts as principal, or as agent for both counterparties in a transaction in which HSBC Securities (USA) Inc. does not act as principal. HSBC Securities (USA) Inc. may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other of our affiliates may also engage in transactions of this kind and may use this prospectus supplement and the accompanying prospectus for this purpose. Neither HSBC Securities (USA) Inc., nor any other of our affiliates has an obligation to make a market in the Notes and may discontinue any market-making activities at any time without notice, in its sole discretion.

We do not expect to receive any proceeds from market-making transactions.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

In connection with any use of this prospectus supplement and the accompanying prospectus by HSBC Securities (USA) Inc. or another of our affiliates, you may assume this prospectus supplement and the accompanying prospectus is being used in a market-making transaction unless otherwise specified.

LEGAL OPINIONS

Certain legal matters in connection with the securities to be offered hereby will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, London, England, our US counsel and English solicitors and by Shearman & Sterling (London) LLP, London, England, US counsel and English solicitors for the underwriters.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our consolidated financial statements as at December 31, 2013 and December 31, 2012 and for each of the three years ended December 31, 2013, 2012 and 2011, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 appearing in our annual report on Form 20-F for the year ended December 31, 2013 have been incorporated by reference herein in reliance on the report of KPMG Audit Plc, independent registered public accounting firm and upon the authority of said firm as experts in accounting and auditing.

Prospectus

HSBC Holdings plc

Subordinated Debt Securities

Senior Debt Securities and

Non-cumulative Dollar-denominated

Preference Shares

American Depositary Shares

HSBC Holdings plc may offer the following securities for sale through this prospectus:

•	dated subordinated debt securities;

•	undated subordinated debt securities;

•	senior debt securities; and

•	non-cumulative dollar-denominated preference shares of $0.01 nominal value each. The dollar preference shares will be represented by American depositary shares.

We will provide the specific terms of the securities that we are offering in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

This prospectus may not be used to consummate sales of debt securities or preference shares unless accompanied by a prospectus supplement.

Investing in the securities involves certain risks. See “Risk Factors” beginning on page 5 to read about certain risk factors you should consider before investing in the securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We may use this prospectus in the initial sale of these securities. In addition, HSBC Securities (USA) Inc. or another of our affiliates may use this prospectus in a market-making transaction in any of these securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

The date of this prospectus is March 22, 2012.

This document is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

This prospectus has been prepared on the basis that, except to the extent sub-paragraph (ii) below may apply, any offer of securities in any Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) will be made pursuant to an exemption under the Prospectus Directive, as implemented in that Relevant Member State, from the requirement to produce a prospectus for offers of securities. Accordingly any person making or intending to make an offer in that Relevant Member State of securities which are the subject of an offering contemplated in this prospectus as completed by final terms in relation to the offer of those securities may only do so (i) in circumstances in which no obligation arises for the Issuer or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive, in each case, in relation to such offer, or (ii) if a prospectus for such offer has been approved by the competent authority in that Relevant Member State and (in either case) published, all in accordance with the Prospectus Directive, provided that any such prospectus has subsequently been completed by final terms which specify that offers may be made other than pursuant to Article 3(2) of the Prospectus Directive in that Relevant Member State, such offer is made in the period beginning and ending on the dates specified for such purpose in such prospectus or final terms, as applicable, and the Issuer has consented in writing to its use for the purpose of such offer. Except to the extent sub-paragraph (ii) above may apply, neither the Issuer nor any underwriter have authorized, nor do they authorize, the making of any offer of securities in circumstances in which an obligation arises for use or any underwriter to publish or supplement a prospectus for such offer.

The expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

In connection with any issue of securities through this prospectus, a stabilizing manager or any person acting for it may over-allot or effect transactions with a view to supporting the market price of such securities and any associated securities at a level higher than that which might otherwise prevail for a limited period after the issue date. However, there may be no obligation on the stabilizing manager or any of its agents to do this. Such stabilizing, if commenced, may be discontinued at any time, and must be brought to an end after a limited period.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under the shelf registration process, we may sell the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities. The prospectus supplement may also add to or update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information About Us.”

As used in this prospectus and in any prospectus supplement, the terms “HSBC Holdings” “we,” “us” and “our” refer to HSBC Holdings plc, and the terms “HSBC Group” and “HSBC” mean HSBC Holdings plc and its subsidiary undertakings. In addition, the term “IFRSs” means International Financial Reporting Standards.

In this prospectus and any prospectus supplement, all references to (i) “US dollars,” “US$,” “dollars” or “$” are to the lawful currency of the United States of America, (ii) “euro” or “€” are to the lawful currency of the member states of the European Union that have adopted or adopt the single currency in accordance with the Treaty establishing the European Community, as amended, (iii) “sterling” “pounds sterling” or “£” are to the lawful currency of the United Kingdom, (iv) “AUD” are to the lawful currency of Australia, (v) “BRL” is to the lawful currency of the Federative Republic of Brazil, and “(vi) “CAD” is to the lawful currency of Canada.

PRESENTATION OF FINANCIAL INFORMATION

The consolidated financial statements of HSBC and the separate financial statements of HSBC Holdings have been prepared in accordance with International Financial Reporting Standards (“IFRSs”), as issued by the International Accounting Standards Board (“IASB”) and as endorsed by the European Union (“EU”). EU-endorsed IFRSs may differ from IFRSs as issued by the IASB, if, at any point in time, new or amended IFRSs have not been endorsed by the EU. At December 31, 2011, there were no unendorsed standards effective for the year ended December 31, 2011 affecting these consolidated and separate financial statements, and there was no difference between IFRSs endorsed by the EU and IFRSs issued by the IASB in terms of their application to HSBC. Accordingly, HSBC’s financial statements for the year ended December 31, 2011 are prepared in accordance with IFRSs as issued by the IASB. We use the US dollar as our presentation currency in our consolidated financial statements because the US dollar and currencies linked to it form the major currency bloc in which we transact and fund our business.

LIMITATION ON ENFORCEMENT OF US LAWS AGAINST US, OUR MANAGEMENT AND OTHERS

We are an English public limited company. Most of our directors and executive officers (and certain experts named in this prospectus or in documents incorporated herein by reference) are resident outside the United States, and a substantial portion of our assets and the assets of such persons are located outside the United States. As a result, it may not be possible for you to effect service of process within the United States upon these persons or to enforce against them or us in US courts judgments obtained in US courts predicated upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our English solicitors, Cleary Gottlieb Steen & Hamilton LLP, that there is doubt as to enforceability in the English courts, in original actions or in actions for enforcement of judgments of US courts, of liabilities predicated solely upon the federal securities laws of the United States. In addition, awards of punitive damages in actions brought in the United States or elsewhere may not be enforceable in the United Kingdom. The enforceability of any judgment in the United Kingdom will depend on the particular facts of the case in effect at the time.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We file annual reports and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, DC 20549. Please call the SEC at (800) SEC-0330 for further information on the public reference room. Documents filed with the SEC are also available to the public on the SEC’s internet site at http://www.sec.gov.

The SEC allows us to “incorporate by reference” in this prospectus the information in the documents that we file with it, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. We incorporate by reference in this prospectus the documents listed below.

•	Annual Report on Form 20-F for the year ended December 31, 2011;

•	any future Reports on Form 6-K that indicate they are incorporated into this registration statement; and

•

any future Annual Reports on Form 20-F that we may file with the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”), until we sell all of the securities that may be offered through this prospectus.

You may request a copy of these documents at no cost to you by writing or telephoning us at either of the following addresses:

Group Company Secretary

HSBC Holdings plc

8 Canada Square

London E14 5HQ

United Kingdom

Tel: +44-20-7991-8888

HSBC Holdings plc

c/o HSBC North America Holdings Inc.

452 Fifth Avenue

New York, NY, 10018

Attn: Company Secretary

Tel: +1-212-525-5000

We will provide to the trustee referred to under “Description of Debt Securities” and the depositary referred to under “Description of Preference Share ADSs” our annual reports, which will include a description of operations and annual audited consolidated financial statements prepared under IFRSs as issued by the IASB. We will also furnish the trustee and the depositary with interim reports which will include unaudited interim consolidated financial information prepared in accordance with IAS 34 Interim Financial Reporting as issued by the IASB. The trustee and the depositary, as appropriate, shall make such reports available for inspection by holders at their respective corporate trust offices.

HSBC

HSBC is one of the largest banking and financial services organizations in the world, with a market capitalization of US$136 billion at December 31, 2011. As at December 31, 2011, we had total assets of US$2,556 billion and total shareholders’ equity of US$159 billion. For the year ended December 31, 2011, our operating profit was US$18,608 million on total operating income of US$83,461 million. We are a strongly capitalized banking group with a total capital ratio of 14.1% and a core tier 1 capital ratio of 10.1% as at December 31, 2011.

Through its subsidiaries and associates, HSBC provides a comprehensive range of banking and related financial services. Headquartered in London, HSBC operates through long-established businesses and has an international network of some 7,200 offices in 85 countries and territories in six geographical regions: Europe; Hong Kong; Rest of Asia-Pacific; Middle East and North Africa; North America and Latin America. Within these regions, a comprehensive range of financial services is offered to personal, commercial, corporate, institutional, investment and private banking clients. Our products and services are delivered to clients through four global businesses, Retail Banking and Wealth Management, Commercial Banking, Global Banking and Markets and Global Private Banking. Taken together, the five largest customers of HSBC do not account for more than one percent of HSBC’s income.

RISK FACTORS

You should consider carefully all of the information included, or incorporated by reference, in this document and any risk factors included in the applicable prospectus supplement before you decide to buy securities.

Risks Relating to HSBC’s Business

You should read “Risk Factors” on pages 12-12i in the Annual Report on Form 20-F for the year ended December 31, 2011, which is incorporated by reference in this prospectus, or similar sections in subsequent filings incorporated by reference in this prospectus, for information on risks relating to HSBC’s business.

HSBC and its subsidiaries in the United Kingdom may be subject to the provisions of the Banking Act 2009 in the future. The potential impact on HSBC is inherently uncertain.

HSBC Holdings, as the parent company of a UK bank, is subject to a “Special Resolution Regime” under the Banking Act which gives wide powers in respect of UK banks and their parent companies to HM Treasury, the Bank of England and the FSA in circumstances where a UK bank has encountered or is likely to encounter financial difficulties. These powers include powers to: (a) transfer all or some of the securities issued by a UK bank or its parent, or all or some of the property, rights and liabilities of a UK bank or its parent (which would include Notes issued by HSBC Holdings under the Programme), to a commercial purchaser or, in the case of securities, to the Treasury or a Treasury nominee, or, in the case of property, rights or liabilities, to a Bank of England entity; (b) override any default provisions, contracts, or other agreements, including provisions that would otherwise allow a party to terminate a contract or accelerate the payment of an obligation; (c) commence certain new insolvency procedures in relation to a UK bank; and (d) override, vary or impose contractual obligations between a UK bank or its parent and its former group undertakings for reasonable consideration, in order to enable any transferee or successor bank of the UK bank to operate effectively. The Banking Act also gives power to the Treasury to make further amendments to the law by order for the purpose of enabling it to use the Special Resolution Regime powers effectively, potentially with retrospective effect.

USE OF PROCEEDS

Unless we otherwise disclose in the accompanying prospectus supplement, we will use the net proceeds from the sale of the securities to support the development of HSBC and to strengthen further the capital base of HSBC Holdings.

CONSOLIDATED CAPITALIZATION AND INDEBTEDNESS OF HSBC HOLDINGS PLC

The following table shows the consolidated unaudited capitalization, indebtedness and share capital position of HSBC Holdings plc and our subsidiary undertakings as at December 31, 2011:

	Called up Share Capital	Issued and fully paid US$m
	Ordinary shares (of nominal value US$0.50 each)	8,934

US$1,450m	Preference shares (of nominal value US$0.01 each) 6.20% non-cumulative dollar preference shares, Series A—aggregate redemption price	1,450

	Other Equity Instruments	Carrying amount US$m
US$3,800m	8% perpetual subordinated capital securities, Series 2 (of nominal value US$25 each)	3,718
US$2,200m	8.125% perpetual subordinated capital securities (of nominal value US$25 each)	2,133

		5,851

	Subordinated Liabilities	Carrying amount US$m
	Undated Subordinated Loan Capital of Subsidiary Undertakings
US$750m	Undated floating rate primary capital notes	750
US$500m	Undated floating rate primary capital notes	500
US$400m	Primary capital undated floating rate notes	406
US$400m	Primary capital undated floating rate notes (second series)	403
US$400m	Primary capital undated floating rate notes (third series)	400
US$300m	Undated floating rate primary capital notes, Series 3	300
	Other undated subordinated liabilities each less than US$200m	21

		2,780

	Subordinated Loan Capital of HSBC Holdings plc
US$2,500m	6.5% subordinated notes 2037	2,634
€1,750m	6.0% subordinated notes 2019	2,388
€1,600m	6.25% subordinated notes 2018	2,073
US$2,000m	6.5% subordinated notes 2036	2,048
US$1,500m	6.8% subordinated notes 2038	1,486
US$1,400m	5.25% subordinated notes 2012	1,438
£900m	6.375% callable subordinated notes 2022	1,416
£900m	6.0% subordinated notes 2040	1,369
€1,000m	5.375% subordinated notes 2012	1,327
£750m	7.0% subordinated notes 2038	1,205
£650m	6.75% subordinated notes 2028	997
£650m	5.75% subordinated notes 2027	926
€700m	3.625% callable subordinated notes 2020	869
US$488m	7.625% subordinated notes 2032	578
£250m	9.875% callable subordinated bonds 2018	445
US$222m	7.35% subordinated notes 2032	257

		21,456

	Subordinated Liabilities	Carrying amount USm
	Subordinated Loan Capital of Subsidiary Undertakings
US$2,939m	6.676% senior subordinated notes 2021	2,177
€1,400m	5.3687% non-cumulative step-up perpetual preferred securities*	1,693
US$1,250m	4.875% subordinated notes 2020	1,259
US$1,250m	4.61% non-cumulative step-up perpetual preferred securities*	1,163
£700m	5.844% non-cumulative step-up perpetual preferred securities	1,084
US$1,000m	4.625% subordinated notes 2014	1,009
US$1,000m	5.911% trust preferred securities 2035	994
US$1,000m	5.875% subordinated notes 2034	951
£600m	4.75% subordinated notes 2046	917
US$900m	10.176% non-cumulative step-up perpetual preferred securities, Series 2*	891
€750m	5.13% non-cumulative step-up perpetual preferred securities*	872
€600m	8.03% non-cumulative step-up perpetual preferred securities*	776
£500m	8.208% non-cumulative step-up perpetual preferred securities*	771
£500m	4.75% callable subordinated notes 2020	759
US$750m	5.00% subordinated notes 2020	744
US$750m	5.625% subordinated notes 2035	712
US$700m	7.00% subordinated notes 2039	681
£500m	5.375% subordinated notes 2033	678
£350m	Callable subordinated variable coupon notes 2017	550
€500m	Callable subordinated floating rate notes 2020	550
£350m	5.00% callable subordinated notes 2023	533
US$500m	6.00% subordinated notes 2017	505
£350m	5.375% callable subordinated step-up notes 2030	493
£300m	6.5% subordinated notes 2023	463
CAD400m	4.80% subordinated notes 2022	417
£300m	5.862% non-cumulative step-up perpetual preferred securities	378
US$300m	7.65% subordinated notes 2025	374
£225m	6.25% subordinated notes 2041	346
US$300m	Callable subordinated floating rate notes 2017	300
BRL500m	Subordinated certificates of deposit 2016	268
US$250m	Non-convertible subordinated obligations 2019	232
US$250m	7.20% subordinated debentures 2097	214
BRL383m	Subordinated certificates of deposit 2015	206
AUD200m	Callable subordinated floating rate notes 2020	203
US$200m	7.808% capital securities 2026	200
US$200m	8.38% capital securities 2027	200
CAD200m	4.94% subordinated debentures 2021	195
	Other subordinated liabilities each less than US$200m	3,223

		27,981

		Carrying amount US$m
	Minority Interests
US$575m	6.36 % non-cumulative preferred stock, Series B	559
US$518m	Floating rate non-cumulative preferred stock, Series F	518
US$374m	Floating rate non-cumulative preferred stock, Series G	374
US$374m	6.5% non-cumulative preferred stock, Series H	374
CAD250m	Non-cumulative 5 year rate reset class 1 preferred shares, Series E	245
	Other preference shares issued by subsidiary undertakings each less than US$200m	642

		2,712

		Carrying amount US$m
	Senior Indebtedness of HSBC Holdings plc
US$2,500m	Fixed rate notes 2021	2,730
€1,250m	Fixed rate notes 2014	1,612
€850m	Fixed rate notes 2016	1,177
£650m	Fixed rate notes 2024	1,001
US$900m	Fixed rate notes 2022	961
US$750m	Fixed rate notes 2042	885

		8,366

(1)	The aggregate redemption price of the US$1,450 million 6.20% non-cumulative dollar preference shares is included within share premium.
(2)	HSBC Holdings plc has no convertible bonds in issue. The US$2,200 million 8.125% perpetual subordinated capital securities and US$3,800 million 8% perpetual subordinated capital securities, Series 2 are the only exchangeable bonds issued by HSBC Holdings plc.
(3)	Reserves include share premium, retained earnings, available-for-sale reserve, cash flow hedging reserve, foreign exchange reserve and merger reserve.
(4)	On January 18, 2012, HSBC Holdings plc paid its third interim dividend for 2011 of US$0.09 per ordinary share. Ordinary shares with a value of US$720 million were issued to those existing shareholders who had elected to receive new shares at market value in lieu of cash.
(5)	Since December 31, 2011, 155,179,088 ordinary shares of US$0.50 each have been issued as a result of the vesting of employee share awards.
(6)	The HSBC Group has prepared its consolidated financial statements in accordance with IFRSs. The HSBC Group has adopted the “Amendment to IAS39: The Fair Value Option”. As a result, US$21,611 million of the subordinated loan capital and US$5,753 million of senior indebtedness above are designated at fair value.
(7)	The £700 million 5.844% non-cumulative step-up perpetual preferred securities and the £300m 5.862% non-cumulative step-up perpetual preferred securities each have the benefit of a subordinated guarantee of HSBC Bank plc. The other non-cumulative step-up perpetual preferred securities (* above) each have the benefit of a subordinated guarantee of HSBC Holdings plc. None of the other above consolidated loan capital is secured or guaranteed. No account has been taken of liabilities or guarantees between undertakings within the Group, comprising HSBC Holdings plc and its subsidiary undertakings.
(8)	As at December 31, 2011, HSBC Holdings plc and its subsidiary undertakings had other indebtedness of US$2,328,903 million (including deposits by banks of US$112,822 million, customer accounts of US$1,253,925 million, trading liabilities of US$265,192 million, debt securities in issue of US$122,647 million, derivatives of US$345,380 million and other liabilities of US$228,937 million) and contingent liabilities and contractual commitments of US$730,835 million (comprising contingent liabilities of US$75,931 million, undrawn formal standby facilities, credit lines and other commitments to lend of US$641,319 million and other commitments US$13,585 million).

Save as disclosed in the above notes, there has been no material change in the issued share capital, loan capital or senior indebtedness of HSBC Holdings plc, or loan capital, other indebtedness, contingent liabilities or third party guarantees of HSBC Holdings plc’s subsidiary undertakings since December 31, 2011.

The following exchange rates as at December 31, 2011 have been used in the table above:

US$1.00 = Hong Kong dollars 7.76810; €1.00 = US$1.29345; £1.00 = US$1.54825; US$1.00 = Canadian dollars 1.02080; US$1.00 = Brazilian Real 1.8657; US$1.00 = Australian dollars 0.983333

DESCRIPTION OF DEBT SECURITIES

Debt securities offered through this prospectus will be issued under one of three indentures between HSBC Holdings, as issuer and The Bank of New York Mellon, as trustee. The dated subordinated debt securities will be issued under the indenture for dated subordinated debt securities, the undated subordinated debt securities will be issued under the indenture for undated subordinated debt securities and the senior debt securities will be issued under the indenture for senior debt securities. The following summary of certain provisions of the debt securities and the indentures and any such summary in any prospectus supplement do not purport to be complete and are subject to and are qualified by reference to, all the provisions of the debt securities and the relevant indenture. Defined terms used in this section but not otherwise defined in this prospectus have the meanings assigned to them in the relevant indenture.

General

The indentures do not limit the amount of debt securities that we may issue under them and provide that we may issue debt securities from time to time in one or more series.

The debt securities will be our direct and unsecured obligations. The debt securities of each series will rank pari passu among themselves, without any preference one over the other by reason of the date they were issued or otherwise.

Please refer to the prospectus supplement relating to the particular series of debt securities offered through this prospectus for the following terms, where applicable, of the debt securities:

•

whether such debt securities, in the case of subordinated debt securities, will be dated subordinated debt securities with a specified maturity date or undated subordinated debt securities with no specified maturity date;

•	the title and series of such debt securities;

•	the aggregate principal amount of such debt securities, and the limit, if any, on the aggregate principal amount of the debt securities of that series that may be issued under the relevant indenture;

•	the issue date or dates and the maturity date or dates, if any;

•	the rate or rates, at which such debt securities will bear interest or the method by which interest will be determined, and the dates and mechanics of payment of interest, including record dates;

•	specific redemption terms;

•	whether such debt securities, if dated subordinated debt securities or senior debt securities, are to be issued as discount securities and the terms and conditions of any such discount securities;

•	the place or places where any principal, premium or interest in respect of debt securities of the series shall be payable;

•

whether payments are subject to a condition that we are able to make such payment and remain able to pay our debts as they fall due and our assets continue to exceed our liabilities (other than subordinated liabilities), or a solvency condition;

•	whether there are any other conditions to which payments with respect to such debt securities are subject;

•	provisions, if any, for the discharge and defeasance of such debt securities;

•	the form in which such debt securities are to be issued;

•	the denominations in which such debt securities will be issuable;

•

if other than the principal amount thereof, the portion of the principal amount of debt securities of the series that shall be payable upon declaration of acceleration of the payment of such principal pursuant to the relevant indenture;

•	the currency in which such debt securities are to be denominated;

•	the currency in which payments on such debt securities will be made;

•

if payments on debt securities may be made in a currency other than US dollars, or a foreign currency or a foreign currency other than the foreign currency in which such debt securities are denominated or stated to be payable, the periods within which and the terms and conditions upon which such election may be made and the time and manner of determining the relevant exchange rate;

•

whether any debt securities of the series are to be issued as indexed securities and, if so, the manner in which the principal of (and premium, if any, on) or interest thereon shall be determined and the amount payable upon acceleration under the relevant indenture and any other terms in respect thereof;

•	any restrictive covenants provided for with respect to such debt securities;

•	any other events of default;

•	provisions, if any, for the exchange, modification or conversion of such debt securities; and

•	any other terms of the series.

Debt securities of any series may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates, may be redeemable at a premium, or may be otherwise designated by us as issued with original issue discount. We will discuss certain tax considerations that may be relevant to holders of such discount securities, undated or perpetual debt securities and debt securities providing for indexed, contingent or variable payments or payments in a currency other than the currency in which such debt securities are denominated in the prospectus supplement relating to such securities.

Debt securities and any coupons relating to such debt securities will become void unless presented for payment within ten years with respect to a payment of principal and premium, if any, and five years with respect to a payment of interest. All monies paid by us to a paying agent or the trustee for the payment of principal of (and premium, if any, on) or any interest on any debt security that remain unclaimed at the end of two years after such principal, premium, or interest shall have become due and payable will be repaid to us, and the holder of such debt security must look to us for payment thereof.

Form, Settlement and Clearance

General. Unless the relevant prospectus supplement states otherwise, the debt securities shall initially be represented by one or more global securities in registered form, without coupons attached, and will be deposited with or on behalf of one or more depositaries, including, without limitation, The Depository Trust Company (“DTC”), Euroclear Bank S.A./N.V. (“Euroclear Bank”), as operator of the Euroclear System (“Euroclear”) and/or Clearstream Banking, société anonyme (“Clearstream Luxembourg”), and will be registered in the name of such depositary or its nominee. Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to persons who are registered as holders of the debt securities. Unless and until the debt securities are exchanged in whole or in part for other securities that we issue or the global securities are exchanged for definitive securities, the global securities may not be transferred except as a whole by the depositary to a nominee or a successor of the depositary.

The debt securities may be accepted for clearance by DTC, Euroclear and Clearstream Luxembourg. Unless the relevant prospectus supplement states otherwise, the initial distribution of the debt securities will be cleared through DTC only. In such event, beneficial interests in the global debt securities will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including, as applicable, Euroclear and Clearstream Luxembourg.

The laws of some states may require that certain investors in securities take physical delivery of their securities in definitive form. Those laws may impair the ability of investors to own interests in book-entry securities.

So long as the depositary, or its nominee, is the holder of a global debt security, the depositary or its nominee will be considered the sole holder of such global debt security for all purposes under the relevant indenture. Except as described below under the heading “—Issuance of Definitive Securities,” no participant, indirect participant or other person will be entitled to have debt securities registered in its name, receive or be entitled to receive physical delivery of debt securities in definitive form or be considered the owner or holder of the debt securities under the relevant indenture. Each person having an ownership or other interest in debt securities must rely on the procedures of the depositary, and, if a person is not a participant in the depositary, must rely on the procedures of the participant or other securities intermediary through which that person owns its interest to exercise any rights and obligations of a holder under the relevant indenture or the debt securities.

DTC has advised us that: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the Financial Industry Regulatory Authority, Inc. (“FINRA”). Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Payments on the Global Debt Security. Payments of any amounts in respect of any global securities will be made by the trustee to the depositary. Payments will be made to beneficial owners of debt securities in accordance with the rules and procedures of the depositary or its direct and indirect participants, as applicable. Neither we nor the trustee nor any of our agents will have any responsibility or liability for any aspect of the records of any securities intermediary in the chain of intermediaries between the depositary and any beneficial owner of an interest in a global security, or the failure of the depositary or any intermediary to pass through to any beneficial owner any payments that we make to the depositary.

All such payments will be distributed without deduction or withholding for any UK taxes or other governmental charges, or if any such deduction or withholding is required to be made under the provisions of any applicable UK law or regulation, then, except as described under “Additional Amounts,” such additional amounts will be paid as may be necessary in order that the net amounts received by any holder of the global security and by the owners of interests in the debt securities, after such deduction or withholding, will equal the net amounts that such holder and owners would have otherwise received in respect of the global security or interests in the debt securities, as the case may be, if such deduction or withholding had not been made.

Settlement. Initial settlement for the debt securities and settlement of any secondary market trades in the debt securities will be made in same-day funds. The debt securities will settle in DTC’s Same-Day Funds Settlement System.

Definitive Debt Securities. Owners of interests in the debt securities will be entitled to receive definitive debt securities in registered form in respect of such interest if: (1) (i) DTC notifies us in writing that it is unwilling to or unable to continue as a depositary for the debt securities of such series or the debt securities, as the case may be, or (ii) if at any time DTC ceases to be eligible as a “clearing agency” registered under the Exchange Act or we become aware of such ineligibility and, in either case, a successor is not appointed by us within 90 days or (2) an event of default has occurred and is continuing and the registrar has received a request from DTC or (3) the applicable prospective supplement provides otherwise with respect to a particular series. Unless otherwise indicated in the applicable prospectus supplement, definitive debt securities will not be issued in bearer form.

Unless otherwise indicated in the applicable prospectus supplement, definitive debt securities will be issued in denominations of $1,000 or integral multiples of $1,000 and will be issued in registered form. Such definitive debt securities shall be registered in the name or names of such person or persons as the registrar shall notify the trustee based on the instructions of DTC.

Payments

Any payments of interest and, in the case of subordinated dated debt securities and senior debt securities, principal and premium (if any), on any particular series of debt securities will be made on such dates and, in the case of payments of interest, at such rate or rates, as are set forth in, or as are determined by the method of calculation described in, the prospectus supplement relating to the debt securities of such series.

Undated Subordinated Debt Securities. We are not required to make payments with respect to any series of undated subordinated debt securities on any payment date specified for such payment in the prospectus supplement relating to the debt securities of such series. Failure to make any such payment on any such payment date will not constitute a default by us for any purpose. Any payment not made by us in respect of any series of undated subordinated debt securities on any applicable Payment Date, together with any other unpaid payments, will, so long as they remain unpaid, constitute “missed payments” and will accumulate until paid. Missed payments will not bear interest.

Missed payments, if any, may be paid at our option in whole or in part at any time on not less than 14 days’ notice to the trustee, but all missed payments in respect of all undated subordinated debt securities of a particular series at the time outstanding will (subject to any solvency condition) become due and payable in full on whichever is the earliest of:

•	the date fixed for any redemption of such undated subordinated debt securities; and

•	the commencement of our winding up in England.

If we give notice of our intention to pay the whole or part of the missed payments on the undated subordinated debt securities of any series, we will be obliged, subject to any solvency condition, to do so upon the expiration of such notice. Where missed payments in respect of undated subordinated debt securities of any series are paid in part, each part payment will be deemed to be in respect of the full amount of missed payments accrued relating to the earliest payment date or consecutive payment dates in respect of such undated subordinated debt securities.

If we are unable to make any payment on or with respect to the undated subordinated debt securities of any series because we are not able to satisfy a solvency condition, the amount of any such payment which would otherwise be payable will be available to meet our losses. In the event of our winding up, the right to claim for interest, including missed payments, and any other amount payable on such undated subordinated debt securities may be limited by applicable insolvency law.

Computation of Interest. Except as otherwise specified in the prospectus supplement with respect to the debt securities of any series, any interest on the debt securities of each series, which is not denominated in Euro, will be computed on the basis of a 360-day year of twelve 30-day months. Interest on debt securities of each series denominated in Euro will be computed on the basis of the actual number of days in the calculation period divided by 365 (or, if any portion of that calculation period falls in a leap year, the sum of (a) the actual number of days in that portion of the calculation period falling in a leap year, divided by 366 and (b) the actual number of days in that portion of the calculation period falling in a non-leap year, divided by 365).

Subordinated Debt Securities

The subordinated debt securities will be our direct, unsecured obligations. Our obligations pursuant to the subordinated debt securities will be subordinate in right of payment to depositors and all our other creditors other than claims which are by their terms, or are expressed to be, subordinated to the subordinated debt securities as described below under “—Subordination.”

The maturity of the subordinated debt securities will be subject to acceleration only in the event of our winding up or an effective resolution is validly adopted by our shareholders for our winding up. See “—Defaults and Events of Default” below.

Subordination; Dated Subordinated Debt Securities. The rights of holders of dated subordinated debt securities will, in the event of our winding up, be subordinated in right of payment to claims of our depositors and all our other creditors other than claims which are by their terms, or are expressed to be, subordinated to the dated subordinated debt securities (including the undated debt securities). The subordination provisions of the dated subordinated indenture, and to which the dated subordinated debt securities are subject, are governed by English law.

Holders of dated subordinated debt securities and the trustee, by their acceptance of the dated subordinated debt securities, will be deemed to have waived any right of set-off or counterclaim that they might otherwise have.

Subordination; Undated Subordinated Debt Securities. The rights of holders of undated subordinated debt securities will, in the event of our winding up, be subordinated in right of payment to claims of our depositors and all our other creditors other than claims which are by their terms, or are expressed to be, subordinated to the undated subordinated debt securities. The subordination provisions of the undated subordinated indenture, and to which the undated subordinated debt securities are subject, are governed by English law. In the event of our winding up, holders of undated subordinated debt securities will be treated in the same way as they would be treated if they were holders of a class of preference shares in us; they will receive an amount equal to the principal amount of the undated subordinated debt securities of such series then outstanding together with accrued interest, if any, to the extent that a holder of such class of preference shares would receive an equivalent amount.

Holders of undated subordinated debt securities and the trustee, by their acceptance of the undated debt securities, will be deemed to have waived any right of set-off or counterclaim that they might otherwise have.

Defaults and Events of Default. Unless otherwise provided in a prospectus supplement, with respect to subordinated debt securities of a series, subject to certain exceptions, it shall be an event of default only if an order is made by an English court which is not successfully appealed within 30 days after the date such order was made for our winding up or an effective resolution is validly adopted by our shareholders for our winding up. If an event of default occurs and is continuing with respect to a series of subordinated debt securities, the trustee may, and if so requested by the holders of at least 25 percent in principal amount of the outstanding debt securities of such series shall, declare the principal amount (or such other amount as is specified in the prospectus supplement) together with accrued but unpaid interest (or, in the case of discount securities, the accreted face amount, together with accrued interest, if any, or, in the case of an index-linked debt security, the amount specified in the related prospectus supplement) with respect to the debt securities of such series due and payable immediately; provided that after such declaration, but before a judgment or decree based on such declaration has been obtained, the holders of a majority in principal amount of the outstanding debt securities of such series may (under certain circumstances) rescind and annul such declaration.

Unless otherwise provided in a prospectus supplement with respect to any series of subordinated debt security and subject to the paragraph below relating to circumstances in which a relevant failure will not be a default, it shall be a default with respect to dated subordinated debt securities of a series if:

•	any instalment of interest upon any dated subordinated debt security of such series or any related coupon is not paid when due and such failure continues for 14 days; or

•

all or any part of the principal of (or premium, if any, on) any dated subordinated debt security of such series as and when the same shall become due and payable, whether at maturity, upon redemption or otherwise, is not paid and such failure continues for 7 days.

Unless otherwise provided in a prospectus supplement with respect to any series of subordinated debt securities and subject to the paragraph below relating to circumstances in which a relevant failure will not be a default, it shall be a default with respect to undated subordinated debt securities of a series if:

•	any missed payment is not paid on or prior to any date on which a dividend is paid on any class of our share capital and such failure continues for 30 business days; or

•

all or any part of the principal of (or premium, if any, on), or any accrued but unpaid interest and any missed payments on the date fixed for redemption of such undated subordinated debt securities is not paid when due and such failure continues for 7 business days.

If a default occurs, the trustee may institute proceedings in England (but not elsewhere) for our winding up provided that the trustee may not, upon the occurrence of a default on the subordinated debt securities, accelerate the maturity of any of the dated subordinated debt securities of the relevant series or declare the principal of (or premium, if any, on) and any accrued but unpaid interest of the undated subordinated debt securities of the relevant series immediately due and payable unless an event of default has occurred and is continuing. For the purposes of determining whether or not an event of default has occurred on the undated subordinated debt securities, a payment will not be deemed to be due on any date on which a solvency condition as set out in the relevant prospectus supplement is not satisfied. However, if we fail to make the payments set out in the two bullet points above, and at such time such solvency condition is satisfied, the trustee may institute proceedings in England (but not elsewhere) for our winding up.

Notwithstanding the foregoing, failure to make any payment in respect of a series of subordinated debt securities shall not be a default in respect of such debt securities if such payment is withheld or refused:

•	in order to comply with any fiscal or other law or regulation or with the order of any court of competent jurisdiction, in each case applicable to such payment; or

•

in case of doubt as to the validity or applicability of any such law, regulation or order, in accordance with advice given as to such validity or applicability at any time during the said grace period of 14 days, 30 business days, 7 days or 7 business days, as the case may be, by independent legal advisers acceptable to the trustee;

provided, however, that the trustee may, by notice to us, require us to take such action (including but not limited to proceedings for a declaration by a court of competent jurisdiction) as the trustee may be advised in an opinion of counsel, upon which opinion the trustee may conclusively rely, is appropriate and reasonable in the circumstances to resolve such doubt, in which case, we shall forthwith take and expeditiously proceed with such action and shall be bound by any final resolution of the doubt resulting therefrom. If any such resolution determines that the relevant payment can be made without violating any applicable law, regulation or order then the preceding sentence shall cease to have effect and the payment shall become due and payable on the expiration of the relevant grace period of 14 days, 30 business days, 7 days or 7 business days, as the case may be, after the trustee gives written notice to us informing us of such resolution.

After the end of each fiscal year, we will furnish to the trustee a certificate of certain officers as to the absence of an event of default, or a default under the relevant indenture, as the case may be, specifying any such default.

No remedy against us other than as specifically provided by the relevant indenture shall be available to the trustee or the holders of subordinated debt securities or coupons whether for the recovery of amounts owing in respect of such subordinated debt securities or under the relevant indenture or in respect of any breach by us of any obligation, condition or provision under the relevant indenture or such subordinated debt securities or coupons or otherwise, and no holder of any subordinated debt security will have any right to institute any proceeding with respect to the relevant indenture, the subordinated debt securities or for any remedy thereunder, unless such holder shall have previously given to the trustee written notice of a continuing event of default or default and unless also the holders of not less than a majority in aggregate principal amount (or, in the case of an index-linked subordinated debt security, the face amount) of the outstanding subordinated debt securities of such series shall have made written request to the trustee to institute such proceedings as trustee, and the trustee shall not have received from the holders of a majority in aggregate principal amount (or, in the case of an index-linked debt security, the face amount) of the outstanding subordinated debt securities of such series direction inconsistent with such request and the trustee shall have failed to institute such proceeding within 60 days.

Subject to the provisions of the relevant indenture relating to the duties of the trustee, in case an event of default or default shall occur and be continuing with respect to the subordinated debt securities of a series, the trustee will be under no obligation to any of the holders of the subordinated debt securities of such series, including without limitation to take any of the actions referred to above, unless such holders shall have offered to the trustee indemnity satisfactory to the trustee. Subject to such provisions for the indemnification of the trustee, and subject to certain exceptions, the holders of a majority in aggregate principal amount (or, in the case of an index-linked debt security, the face amount) of the outstanding subordinated debt securities of a series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the subordinated debt securities of such series.

The dated subordinated indenture and the undated subordinated indenture provide that the trustee will, within 90 days after the occurrence of an event of default or default with respect to the subordinated debt securities of a series, give to the holders of the affected subordinated debt securities notice of such event of default or default, unless such event of default or default shall have been cured or waived, provided that, the trustee will be protected in withholding such notice if it reasonably determines that the withholding of such notice is in the interest of such holders.

Notwithstanding anything to the contrary in this prospectus, nothing will impair the right of a holder (absent the consent of such holder) to institute suit for any payments due but unpaid with respect to any subordinated debt securities.

Senior Debt Securities

The senior debt securities will be our direct unsecured obligations and rank on a parity with our other senior indebtedness. Senior indebtedness shall not include any indebtedness that is expressed to be subordinated to or on par with the subordinated debt securities

The maturity of the senior debt securities will be subject to acceleration only as specified under “—Events of Default” below.

Defaults and Events of Default. Unless otherwise provided in a prospectus supplement with respect to any series of senior debt security, it shall be a default with respect to senior debt securities of a series if:

•

an order is made by an English court which is not successfully appealed within 30 days after the date such order was made for our winding up other than in connection with a scheme of amalgamation or reconstruction not involving bankruptcy or insolvency;

•	an effective resolution is validly adopted by our shareholders for our winding up other than in connection with a scheme of amalgamation or reconstruction not involving bankruptcy or insolvency;

•	failure to pay principal or premium, if any, on any series of senior debt security at maturity, and such default continues for a period of 30 days, or

•	failure to pay any interest on any series of senior debt security when due and payable, which failure continues for 30 days.

If an event of default occurs and is continuing with respect to a series of senior debt securities, the trustee may, and if so requested by the holders of at least 25 percent in principal amount of the outstanding senior debt securities of such series shall, declare the principal amount (or such other amount as is specified in the prospectus supplement) together with accrued but unpaid interest (or, in the case of discount securities, the accreted face amount, together with accrued interest, if any, or, in the case of an index-linked debt security, the amount specified in the related prospectus supplement) with respect to the senior debt securities of such series due and payable immediately; provided that after such declaration, but before a judgment or decree based on such declaration has been obtained, the holders of a majority in principal amount of the outstanding senior debt securities of such series may (under certain circumstances) rescind and annul such declaration.

Additional Amounts

Unless otherwise specified in the prospectus supplement with respect to the debt securities of any series all amounts of principal of (and premium, if any, on) and interest and related deferred payments and missed payments on debt securities will be paid by us without deducting or withholding any present and future taxes, levies, imposts, duties, charges, fees, deductions, or withholdings whatsoever imposed, levied, collected, withheld or assessed by or for the account of the United Kingdom or any political subdivision or taxing authority thereof or therein, or if such deduction or withholding shall at any time be required by the United Kingdom or any such subdivision or authority, we will pay such additional amounts as may be necessary so that the net amounts paid to the holders of the debt securities or the trustee, after such deduction or withholding, shall equal the respective amounts to which the holders of the debt securities or the trustee would have been entitled had no deduction or withholding been made, provided that the foregoing will not apply to any such tax, levy, impost, duty, charge, fee, deduction or withholding which:

•

would not be payable or due but for the fact that the holder or beneficial owner of the debt securities is domiciled in, or is a national or resident of, or engaging in business or maintaining a permanent establishment or being physically present in, the United Kingdom or such political subdivision, or otherwise has some connection or former connection with the United Kingdom or such political subdivision other than the holding or ownership of a debt security, or the collection of principal, premium, if any, interest and missed payments on, or the enforcement of, a debt security; or

•

would not be payable or due but for the fact that the relevant debt security or coupon or other means of payment of interest or missed payments in respect of debt securities (i) is presented for payment in the United Kingdom or (ii) is presented for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amount on presenting the same for payment at the close of such 30-day period; or

•

is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income, or any law implementing or complying with, or introduced in order to conform to, such Directive; or

•	would not have been imposed if presentation for payment of the relevant debt securities had been made to a paying agent other than the paying agent to which the presentation was made; or

•

is imposed because of the failure to comply by the holder or the beneficial owner of the debt securities or the beneficial owner of any payment on such debt securities with a request from us addressed to the holder or the beneficial owner, including a request from us related to a claim for relief under any applicable double tax treaty:

(a)	to provide information concerning the nationality, residence, identity or connection with a taxing jurisdiction of the holder or the beneficial owner; or

(b)	to make any declaration or other similar claim to satisfy any information or reporting requirement,

if the information or declaration is required or imposed by a statute, treaty, regulation, ruling or administrative practice of the taxing jurisdiction as a precondition to exemption from withholding or deduction of all or part of the tax, duty, assessment or other governmental charge; or

•	is imposed in respect of any estate, inheritance, gift, sale, transfer, personal property, wealth or similar tax, duty assessment or other governmental charge; or

•	is imposed in respect any combination of the above items.

We have agreed in each indenture that at least one paying agent for each series of debt securities will be located outside the United Kingdom. We also undertake that we will maintain a paying agent in a European Union member state that will not be obliged to withhold or deduct taxes pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000.

References in this prospectus to principal of (and premium, if any, on) and interest on debt securities shall be deemed also to refer to any additional amounts which may be payable under the foregoing provisions.

Redemption

In addition to the redemption provisions set forth in the prospectus supplement relating to the debt securities of a series, the debt securities of any series may be redeemed, in whole but not in part, at our option, on not less than 30 nor more than 60 days’ notice, at any time at a redemption price equal to the principal amount (or in the case of principal indexed debt securities, face amount) thereof (or premium, if any), together with accrued interest, if any, to the date fixed for redemption (or, in the case of discounted securities, the accreted face amount thereof, together with accrued interest, if any, or, in the case of an index-linked debt security, the amount specified in the related prospectus supplement) and any debt securities convertible into preference shares or other securities may, at our option, be converted as a whole, if, at any time, we determine that:

(a)	in making payment under such debt securities in respect of principal (or premium, if any), interest or missed payment we have or will or would become obligated to pay additional amounts as provided in the relevant indenture and as described under “—Additional Amounts” above as a result of a change in or amendment to the laws of the United Kingdom or any political subdivision or taxing authority thereof or therein affecting taxation, or change in the official application or interpretation of such laws, or any change in, or in the official application or interpretation of, or execution of, or amendment to, any treaty or treaties affecting taxation to which the United Kingdom is a party, which change, amendment or execution becomes effective on or after the date of original issuance of the debt securities of such series; or

(b)	the payment of interest in respect of such debt securities would be treated as a “distribution” within the meaning of Section 1000 of the Corporation Tax Act 2010 of the United Kingdom (or any statutory modification or reenactment thereof for the time being) as a result of a change in or amendment to the laws of the United Kingdom or any such political subdivision or tax authority, or any change in the official application or interpretation of such laws, including a decision of any court, which change or amendment becomes effective on or after the date of original issuance of the debt securities of such series;

provided, however, that, in the case of (a) above, no notice of redemption shall be given earlier than 90 days prior to the earliest date on which we would be obliged to pay such additional amounts were a payment in respect of such debt securities then due.

Any redemption of the undated subordinated debt securities may be subject to one or more solvency conditions, as specified in the relevant prospectus supplement.

We and any of our subsidiary undertakings may, in accordance with applicable law, repurchase debt securities for our or their account. Under the practices of the Financial Services Authority, (the “FSA”) at the date of this prospectus, any optional tax redemption and any other optional redemption or repurchase requires the prior consent of the FSA.

Modification and Waiver

Modifications of and amendments to the relevant indenture with respect to the debt securities may be made by us and the trustee, without the consent of the holders of the debt securities of such series for certain purposes and otherwise with the consent of the holders of a majority in principal amount (or in the case of index-linked debt securities, face amount) of the debt securities of such series then outstanding; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

•

change the stated maturity of the principal of, or any instalment of interest or additional amounts payable on, any dated debt security or change the terms of any undated debt security to include a stated maturity of the principal or change the payment dates for payment of additional amounts on any undated debt security;

•

reduce the principal amount (or in the case of index-linked debt securities, face amount), including the amount payable on a discount security upon the acceleration of the maturity thereof, of any interest or any related deferred payment, missed payment or the rate of interest on any of the foregoing, on or any premium payable upon redemption of, or additional amounts payable on, any debt security;

•	change the manner in which the amount of any principal, premium or interest in respect of index-linked debt securities is determined;

•	except as permitted by the relevant indenture, change our obligation to pay additional amounts;

•	reduce the amount of the principal of a discount security that would be due and payable upon an acceleration of the maturity of it;

•

change the place of payment or currency in which any payment of the principal (premium, if any), any interest or any missed payment is payable on any debt security, or the rate of interest on any of the foregoing;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

•

reduce the percentage of the aggregate principal amount (or in the case of index-linked debt securities, face amount) of the outstanding debt securities of such series, the consent of whose holders is required for any such modification or amendment, or the consent of the holders of which is required for waiver of compliance with certain provisions of the applicable indenture or waiver of certain defaults, as provided in that indenture;

•

change any of the provisions relating to modifications of and amendments to the relevant indenture, waivers of past defaults, or waivers of certain covenants except to increase the relevant percentages or to provide that certain other provisions of the relevant indenture cannot be modified or waived without the consent of all holders of affected debt securities;

•	change the terms and conditions of the preference shares or conversion securities into which undated debt securities may be convertible;

•	change any of our obligations to maintain an office or agency in the places and for the purposes required by the relevant indenture;

•	change in any manner adverse to the interests of the holders of the debt securities of such series the subordination provisions of any series of debt securities; or

•

modify or affect in any manner adverse to the interests of the holders of the debt securities of such series the terms and conditions of our obligations regarding the due and punctual payment of the principal, premium, if any, interest, any missed payment or the rate of interest on any of the foregoing.

The holders of not less than a majority in principal amount (or, in the case of any principal indexed debt securities, face amount) of the outstanding debt securities of a series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, our compliance with certain restrictive provisions of the indenture before the time for such compliance. The holders of not less than a majority in aggregate principal amount (or, in the case of any principal indexed debt securities, face amount) of the outstanding debt securities of a series may, on behalf of all holders of debt securities of that series, waive any past event of default or default under the applicable indenture with respect to debt securities of that series, except a default in the payment of any principal of (or, premium, if any, on) or any instalment of interest or missed payment on any debt securities of that series and except a default in respect of a covenant or provision, the modification or amendment of which would require the consent of the holder of each outstanding debt security affected by it.

In addition, material variations in the terms and conditions of debt securities of any series, including modifications relating to subordination, redemption and events of default may require the consent of the FSA.

Consolidation, Merger and Sale of Assets

We may, without the consent of the holders of any of the debt securities, consolidate or amalgamate with, or merge into, any corporation, or convey, sell, transfer or lease our properties and assets substantially as an entirety to any person, provided that:

•

any successor corporation expressly assumes our obligations under the debt securities and the relevant indenture and, if applicable, the provision for payment of additional amounts for withholding taxes are amended to include the jurisdiction of incorporation of the successor corporation;

•

immediately after giving effect to the transaction and treating any indebtedness that becomes our obligation, as a result of such transaction as having been incurred by us at the time of the transaction, no event of default or default, and no event that, after notice or lapse of time, or both, would become an event of default or a default, shall have occurred and be continuing; and

•	certain other conditions are satisfied.

Assumption of Obligations

With respect to a series of debt securities, a holding company of us or any of our subsidiary undertakings or such holding company may assume our obligations (or those of any corporation which shall have previously assumed our obligations); provided, that:

•

the successor entity expressly assumes such obligations by an amendment to the relevant indenture, in a form satisfactory to the trustee, and we shall, by an amendment to the relevant indenture, unconditionally guarantee all of such successor entity’s obligations under the debt securities of such series and the relevant indenture, as so modified by such amendment (provided, however, that, for the purposes of our obligation to pay additional amounts as provided, and subject to the limitations as set forth, in the relevant indenture and as described under the section headed “—Additional Amounts” above, references to such successor entity’s country of organization will be added to the references to the United Kingdom);

•

the successor entity confirms in such amendment to the relevant indenture that the successor entity will pay to the holders such additional amounts as provided by, and subject to the limitations set forth in, the relevant indenture and as described under the section headed “—Additional Amounts” above (provided, however, that for these purposes such successor entity’s country of organization will be substituted for the references to the United Kingdom); and

•

immediately after giving effect to such assumption of obligations, no event of default or default and no event which, after notice or lapse of time or both, would become an event of default or default with respect to debt securities of such series shall have occurred and be continuing.

Upon any such assumption, the successor entity will succeed to, and be substituted for, and may exercise all of our rights and powers under the relevant indenture with respect to the debt securities of such series with the same effect as if the successor entity had been named under the relevant indenture.

Defeasance and Discharge

If so specified in the applicable prospectus supplement with respect to debt securities of a series that are payable only in US dollars, we will be discharged from any and all obligations in respect of the debt securities of such series (with certain exceptions) if, at any time, inter alia, we shall have delivered to the trustee for cancellation all debt securities of such series theretofore authenticated, or all debt securities of such series not theretofore delivered to the trustee for cancellation which have or will become due and payable in accordance with their terms within one year or are to be, or have been, called for redemption, exchange or conversion within one year under arrangements satisfactory to the trustee for the giving of notice of redemption and, in either case, we shall have irrevocably deposited with the trustee, in trust:

•	cash in US dollars in an amount; or

•	US government obligations which through the payment of interest thereon and principal thereof will provide not later than the due date of any payment, cash in US dollars in an amount; or

•	any combination of the foregoing,

sufficient to pay all the principal of (and premium, if any), and interest on, the debt securities of such series in accordance with the terms of the debt securities of such series and all other amounts payable by us under the relevant indenture. Any defeasance will be subject to the consent of the FSA if required.

The indentures for the dated subordinated debt securities and the senior debt securities also provide that we need not comply with certain covenants (“covenant defeasance”) of such indenture with respect to dated debt securities of a series if:

•

we irrevocably deposit, in trust with the trustee, (a) cash in US dollars in an amount, or (b) US government obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide cash in US dollars not later than the due date of any payment, in an amount, or (c) any combination of (a) and (b), sufficient in the opinion (with respect to (b) and (c)) of an internationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee to pay all the principal of (and premium, if any) and interest on, the dated debt securities of such series in accordance with the terms of such dated debt securities of such series;

•

no event of default or default or no event (including such deposit) which, after notice or lapse of time or both, would become an event of default or a default with respect to the dated debt securities of such series shall have occurred and be continuing on the date of such deposit;

•	we deliver to the trustee an officer’s certificate stating that all conditions precedent relating to such covenant defeasance have been complied with; and

•	certain other conditions are complied with.

Any covenant defeasance will be subject to the consent of the FSA if required.

Conversion

Dated debt securities. The prospectus supplement relating to a particular series of debt securities may provide for the exchange or conversion of such dated subordinated or senior debt securities.

Undated debt securities. Except as otherwise specified in the prospectus supplement relating to a particular series of debt securities, we will have the option to convert, in whole but not in part, the undated debt securities of any series into preference shares on any payment date. The related prospectus supplement will describe the other terms and conditions of the conversion provisions.

Concerning the Trustee

Except during the continuance of an event of default or a default, the trustee will only be liable for performing those duties specifically set forth in the relevant indenture. In the event that an event of default or default occurs (and is not cured or waived), the trustee will be required to exercise its power with the degree of care and skill of a prudent person in the conduct of such person’s own affairs.

Governing Law

Except as stated above, each indenture and the debt securities of each series will be governed by and construed in accordance with the laws of the State of New York. See “—Subordination.”

Jurisdiction; Consent to Service

We have consented to the jurisdiction of the courts of the State of New York and the US courts located in the City of New York with respect to any action that may be brought in connection with the indentures or the debt securities of any series and have appointed HSBC Bank USA, N.A. as agent for service of process.

DESCRIPTION OF DOLLAR PREFERENCE SHARES

The following is a summary of the material terms of the dollar preference shares of any series. The material terms of a particular series of the dollar preference shares offered in the form of American depositary shares, or preference share ADSs, of a corresponding series will be summarized in the prospectus supplement relating to the dollar preference shares of that series. The material terms of a particular series of dollar preference shares may differ from the terms stated below, which will be indicated in the relevant prospectus supplement. Holders of the dollar preference shares are encouraged to read our Memorandum and Articles of Association (the “Articles of Association”), shareholders resolutions passed at our annual general meeting (“AGM”) relating to the directors’ authority to allot dollar preference shares, and any resolutions adopted by our board of directors or one of its authorized committees that set forth the material terms of a particular series of the dollar preference shares. Copies of the Articles of Association and the relevant resolutions have been filed as exhibits to the registration statement.

General

Our board of directors is generally and unconditionally authorized pursuant to and for the purposes of section 551 of the UK Companies Act 2006 to exercise all the powers of the Company to allot shares in the Company and to grant rights to subscribe for, or to convert any security into, shares in the Company up to a specified aggregate nominal amount. In relation to dollar preference shares, this aggregate nominal amount is US$100,000 (in the form of 10,000,000 non-cumulative preference shares of $0.01 each). Our practice is to seek general authorities to allot shares at our AGM each year. The purpose of seeking these authorities is to enable the directors to issue new shares without having first to obtain the consent of shareholders in general meeting. At the 2011 AGM, the directors were given general authorities to allot shares. These authorities will expire at the conclusion of the 2012 AGM. At future AGMs, we will need to seek a new general authority to allot shares. This authority is granted by the shareholders passing an ordinary resolution.

Pursuant to this general authority to allot, and in accordance with the powers granted to them by our Articles of Association, our board of directors or a committee authorized by it can authorize the issuance of one or more series of dollar preference shares with such dividend rights, liquidation value per share, redemption provisions, voting rights and other rights, preferences, privileges, limitations and restrictions as it sees fit subject to the limitations set out in our Articles of Association. The dollar preference shares will rank equal with any pounds sterling-denominated preference shares of £0.01 nominal value each and any euro-denominated preference shares of €0.01 nominal value each in our capital and with all other shares that rank equal to the sterling, euro or dollar preference shares.

The dollar preference shares of each series will have a nominal value per share, dividend rights, redemption price and liquidation value per share stated in US dollar-denominated terms and will be issued only in fully paid form. For each dollar preference share of a particular series that is issued, an amount equal to the share’s nominal value will be credited to our issued share capital account, and an amount equal to the difference, if any, between the share’s issue price and its nominal value will be credited to our share premium account. Unless otherwise specified in the prospectus supplement relating to the dollar preference shares of a particular series, the dollar preference shares will have a nominal value of $0.01 per share.

The dollar preference shares of any series will initially be issued in bearer form and deposited with The Bank of New York Mellon, the depositary, against the issuance of American Depositary Shares, or ADSs, evidenced by American Depositary Receipts, upon receipt of payment for the dollar preference shares. The dollar preference shares of a particular series deposited under the deposit agreement will be represented by preference share ADSs of a corresponding series. Dollar preference shares of any series withdrawn from deposit under the deposit agreement will be represented by share certificates in registered form without dividend coupons. These share certificates will be delivered at the time of withdrawal. Dollar preference shares of more than one series that are deposited under the deposit agreement as units will be represented by a unit of each corresponding series of preference share ADSs. These preference share ADSs will be represented by a unit of each corresponding series of ADRs. When withdrawn from deposit, the units of dollar preference shares will be represented by one share certificate in registered form, without dividend coupons. The certificate will be delivered at the time of withdrawal and may be exchanged by the holder for separate share certificates in registered form, without dividend coupons, representing the dollar preference shares of that series. Dollar preference shares of each series that are withdrawn from deposit will be transferable separately. See “Description of Preference Share ADSs.”

The holder can transfer title to dollar preference shares of any series in registered form only by transfer and registration on the register for the dollar preference shares of the relevant series. Dollar preference shares of any series in registered form cannot be exchanged, in whole or in part, for dollar preference shares of the series in bearer form. The registration of transfer of dollar preference shares of any series can be made only on the register for the dollar preference shares of the series kept by the registrar at its office in the United Kingdom. See “Registrar and Paying Agent” below. The registrar will not charge the person requesting the registration a fee. However, the person requesting registration will be liable for any taxes, stamp duties or other governmental charges that must be paid in connection with the registration. See “Taxation—UK Taxation—Stamp Taxes.” Neither the Articles of Association nor English law currently limit the right of non-resident or foreign owners to acquire freely dollar preference shares of any series or, when entitled to vote dollar preference shares of a particular series, to vote freely the dollar preference shares. There are currently no English laws or regulations that would restrict the remittance of dividends or other payments to non-resident holders of dollar preference shares of any series.

The dollar preference shares of any series will have the dividend rights, rights upon liquidation, redemption provisions and voting rights summarized below, unless the prospectus supplement relating to the dollar preference shares of a particular series states otherwise. The holder of the dollar preference shares should pay particular attention to the following specific terms relating to its particular series of shares, including:

•	the designation of the dollar preference shares of the series and number of shares offered in the form of preference share ADSs;

•	the liquidation value per share of the dollar preference shares of the series;

•	the price at which the dollar preference shares of the series will be issued;

•	the dividend rate (or method of calculation of the dividend) and the dates on which dividends will be payable;

•	any redemption provisions; and

•	any other rights, preferences, privileges, limitations and restrictions related to the dollar preference shares of the series.

Dividends

The holders of the dollar preference shares of a particular series will be entitled to receive any cash dividends declared by us out of the profits available for distribution on the dates and at the rates or amounts stated, or as determined by the method of calculation described in the prospectus supplement relating to that series.

The declaration and payment of dividends on each series of dollar preference shares will be subject to the sole and absolute discretion of our board of directors. Our board of directors will not, however, declare and pay dividends on each series of dollar preference shares on each dividend payment date where, in our opinion:

•	payment of the dividend would cause us not to meet applicable capital adequacy requirements of the FSA; or

•

the profits available to us to distribute as dividends are not sufficient to enable us to pay in full both dividends on the series of dollar preference shares and the dividends on any other of our shares that are scheduled to be paid on the same date as the dividends on the series of dollar preference shares and that have an equal right to dividends as the dollar preference shares of that series.

Unless the prospectus supplement relating to the dollar preference shares of a particular series states otherwise, if the profits available to us to distribute as dividends are, in our board of directors’ opinion, not sufficient to enable us to pay in full on the same date both dividends on the dollar preference shares of the series and the dividends on any other shares that have an equal right to dividends as the dollar preference shares of that series, we are required, first, to pay in full, or to set aside an amount equal to, all dividends scheduled to be paid on or before that dividend payment date on any shares with a right to dividends ranking in priority to that of the dollar preference shares, and second, to pay dividends on the dollar preference shares of the series and any other shares ranking equally with the dollar preference shares of that series as to participation in profits pro rata to the amount of the cash dividend scheduled to be paid to them. The amount scheduled to be paid will include the amount of any dividend payable on that date and any arrears on past cumulative dividends on any shares ranking equal in the right to dividends with the dollar preference shares of that series. In accordance with the Companies Act 2006, the profits available to us for distribution are, in general and with some adjustments, equal to our accumulated, realized profits less our accumulated, realized losses.

The dividends to be paid on the dollar preference shares of any series for each dividend period will be computed based upon the amount paid up or credited as paid up on each of the dollar preference shares of that series. The dividend will be calculated by annualizing the applicable dividend amount or rate and dividing by the number of dividend periods in a year. The dividends to be paid will be computed on the basis of a 360-day year of twelve 30-day months for any dividend period that is shorter or longer than a full dividend period and on the basis of the actual number of days elapsed for any partial month.

Dividends on the dollar preference shares of any series will be non-cumulative. If the dividend, or a portion of it, on the dollar preference shares of a particular series is not required to be paid and is not paid on the relevant date scheduled for payment, then the holders of dollar preference shares of the series will lose the right they had to the dividend and will not earn any interest on the unpaid amount, regardless of whether dividends on the dollar preference shares of the series are paid for any future dividend period.

We will fix a date to pay dividends on the dollar preference shares of any series to the record holders who are listed on the register as the holders of the dollar preference shares on the relevant record date, including The Bank of New York Mellon as holder of the shares underlying the preference share ADSs. The relevant record date will be between 15 and 60 days prior to the relevant dates for dividend payment fixed by us. Unless the law requires otherwise, we will pay the dividend in the form of a US dollar check drawn on a bank in London or in New York City and mailed to the holder at the address that appears on the register for the dollar preference shares. If the date we have scheduled to pay dividends on the dollar preference shares of any series is not a day on which banks in London and in New York City are open for business and on which foreign exchange dealings can be conducted in London and in New York City, then the dividend will be paid on the following business day, and we will not be required to pay any interest or other payment because of the delay. Dividends declared but not yet paid do not bear interest. For a description of how dividends will be distributed to holders of preference share ADSs, see “Description of Preference Share ADSs—Share Dividends and Other Distributions.”

If we have not paid the dividend on the dollar preference shares of any series in full on the most recent date scheduled for dividend payment in respect of a dividend period, we will not be permitted thereafter to declare or pay dividends or distributions on any class of our shares ranking lower in the right to dividends than the dollar preference shares of any series, unless we pay in full, or set aside an amount to provide for payment in full of, the dividends on the dollar preference shares of the series for the then-current dividend period or for such other period as may be specified in the prospectus supplement relating to the dollar preference shares of that series.

Unless the prospectus supplement relating to the dollar preference shares of a particular series states otherwise, if we have not paid in full a dividend payable on the dollar preference shares of any series on the most recent dividend payment date, we will not be permitted thereafter to redeem or purchase in any manner any of our other shares ranking equal with or lower than the relevant dollar preference shares, and we will not be permitted to contribute money to a sinking fund to redeem or purchase the other shares in any manner, until the dividends on the relevant dollar preference shares have been paid in full or an amount equal to payment in full has been set aside for the then-current dividend period or for such other period as may be specified in the prospectus supplement relating to the dollar preference shares of that series. Except as provided in this prospectus and in the prospectus supplement relating to the dollar preference shares of a particular series, the holders of the dollar preference shares of any series do not have the right to share in our profits.

Liquidation Rights

If we are wound up and capital is returned to the shareholders or otherwise (but not, unless otherwise specified in the prospectus supplement relating to the dollar preference shares of a particular series, on a redemption, purchase by us or reduction of any of our share capital), the holders of the dollar preference shares of a particular series that are outstanding at the time and the holders of any other of our shares ranking in payment of capital equal or in priority to the series will be entitled to receive payment in US dollars out of our assets available for distribution to shareholders. This distribution will be made in priority to any distribution of assets to holders of any class of our shares ranking lower in the right to repayment of capital than the dollar preference shares of the series. The payment will be equal to the amount paid up (or credited as paid up) on each dollar preference share together with any premium on such share as may be determined in, or by a mechanism contained in, the prospectus supplement relating to such dollar preference share plus any dividends declared but not paid for the dividend period ending prior to the commencement of the winding up and any dividends accrued and not paid for the dividend period commencing prior to the commencement of the winding up but ending after such date, to the extent such dividend would otherwise (but for the winding up) have been payable, provided that sufficient assets exist to make such distribution having satisfied any amounts payable to the holders of shares ranking in priority to the dollar preference shares as regards the repayment of capital. If at the time we are wound up, the amounts payable with respect to the dollar preference shares of any series and any of our other preference shares ranking equal as regards repayment of capital with the dollar preference shares of the series are not paid in full, the holders of the dollar preference shares of the series and of the other preference shares will share ratably in any distribution of our assets in proportion to the full respective amounts to which they are entitled. After payment of the full amount to which they are entitled, the holders of the dollar preference shares of the series will have no right or claim to any of our remaining assets and will not be entitled to receive any of our profits or a return of capital in a winding up.

Redemption and Purchase

Subject to the Companies Act 1985 and Companies Act 2006, we have the right to redeem the whole (but not part only) of any series of dollar preference shares at certain times specified in the Articles of Association after the fifth anniversary of the date of original issue of the dollar preference shares of the series, unless otherwise specified in the prospectus supplement relating to the dollar preference shares of the particular series. In respect of each dollar preference share redeemed, we shall pay in US dollars the aggregate of the nominal value of such dollar preference share and any premium credited as paid up on such share together with any dividend payable on the date of redemption.

If we wish to redeem dollar preference shares of any series, we must provide notice to the depositary and each record holder of the dollar preference shares to be redeemed, between 30 and 60 days prior to the date fixed for redemption. The notice of redemption must state:

•	the redemption date;

•	the particular dollar preference shares to be redeemed;

•	the redemption price; and

•	the place or places where documents of title relating to the dollar preference shares are to be presented for redemption and payment for them will be made.

The redemption process will not be considered invalid due to a defect in the notice of redemption or in the mailing. The dividend on the dollar preference shares due for redemption will stop accruing starting on the relevant redemption date, except in the case where the payment to be made on any dollar preference share is improperly withheld or refused upon redemption. In that case, the dividend will continue to accrue from the relevant redemption date to the date of payment. In this case, a dollar preference share will not be treated as having been redeemed until the relevant redemption payment and any accrued dividend on those amounts has been paid. Subject to any applicable fiscal or other laws and regulations, we will make the redemption payment by a US dollar check drawn on, or, if the holder requests, by transfer to a dollar account maintained by the person to be paid with, a bank in London or in New York City. The holder of the dollar preference shares to be redeemed must deliver to us the relevant share certificates at the place specified in the Notice of Redemption. In the event that any date on which any payment relating to the redemption of dollar preference shares of any series is to be made is not a business day, then payment of the redemption price payable on that date will be made on the following business day, with no interest or other additional payment due because of the delay.

We may at any time purchase outstanding dollar preference shares of any series in the open market, by tender to all holders of dollar preference shares of that series alike or by private agreement. These purchases will be made in accordance with the Articles of Association, applicable law (including the Companies Act 1985, the Companies Act 2006 and US federal securities laws) and applicable regulations of the FSA in its capacity as the United Kingdom Listing Authority. Any dollar preference shares of any series purchased or redeemed by us for our own account (other than in the ordinary course of the business of dealing in securities) will be cancelled by us and will no longer be issued and outstanding. Under existing FSA requirements, we can redeem or purchase preference shares of any series only with the prior consent of the FSA.

Voting Rights

The holders of the dollar preference shares having a registered address within the United Kingdom are entitled to receive notice of our general meetings but will not be entitled to attend or vote at those meetings, except as set forth below or as provided for in the prospectus supplement relating to any particular series of dollar preference shares.

If our board determines for a particular series of preference shares, the holders of dollar preference shares of such series will be entitled to receive notice of, attend and vote at our general meetings if we have failed to pay in full the dividend payable on the dollar preference shares for the dividend period or periods determined by our board for such series. If so determined by our board for a particular series of preference shares, the holders of dollar preference shares of such series will be entitled to vote on all matters put before all our general meetings until such time as we shall have paid in full the dividends on the dollar preference shares.

Whenever entitled to vote at our general meetings, on a show of hands, each holder of dollar preference shares present in person shall have one vote and on a poll each holder of dollar preference shares present in person or by proxy shall have one vote per share.

In addition, holders of the dollar preference shares may have the right to vote separately as a class in certain circumstances as described below under the heading “Variation of Rights.”

Variation of Rights

The rights, preferences or restrictions attached to the dollar preference shares may be varied by the consent in writing of the holders of three-quarters of the dollar preference shares of all series in issue or by the sanction of an extraordinary resolution passed at a separate general meeting of the holders of dollar preference shares as a single class regardless of series.

The rights, preferences or restrictions of any particular series of dollar preference shares may be varied adversely on a different basis to other series of dollar preference shares by the consent in writing of the holders of three-quarters of the dollar preference shares of that particular series or by the sanction of an extraordinary resolution passed at a separate general meeting of the holders of dollar preference shares of that series.

An extraordinary resolution requires the approval of three-quarters of the holders voting in person or by proxy at the meeting. Two persons holding or representing by proxy at least one-third of the outstanding dollar preference shares of any series must be present for the meeting to be valid. An adjourned meeting will be valid when any one holder is present in person or by proxy.

We may create or issue any shares of any class, or any securities convertible into shares of any class, that rank equally with the dollar preference shares of any series in the right to share in our profits or assets, whether the rights attaching to such shares are identical to or differ in any respect from the dollar preference shares, without the rights of the dollar preference shares of any series being deemed to be varied or abrogated.

The rights attached to the dollar preference shares will not be deemed to be varied or abrogated by a reduction of any share capital or purchase by us or redemption of any of our share capital in each case ranking as regards participation in the profits and assets of the company in priority to or equally with or after such dollar preference share.

Registrar and Paying Agent

HSBC Holdings plc, located at 8 Canada Square, London E14 5HQ, England, will act as the registrar for the dollar preference shares of each series. The Secretary’s Office of HSBC Holdings plc, also located at 8 Canada Square, London E14 5HQ, England, will act as paying agent for the dollar preference shares of each series.

DESCRIPTION OF PREFERENCE SHARE ADSs

General

The following is a summary of the material provisions of the deposit agreement relating to HSBC’s preference share ADRs, or the preference share ADRs deposit agreement, between us, The Bank of New York Mellon, as the depositary, and all holders and beneficial owners from time to time of American Depositary Receipts, or ADRs, issued under that agreement. References in this section to ADSs shall refer to preference share ADSs.

This summary is subject to and qualified in its entirety by reference to the preference share ADRs deposit agreement, including the form of ADRs attached thereto. Terms used in this section and not otherwise defined will have the meanings set forth in the preference share ADRs deposit agreement. Copies of the preference share ADRs deposit agreement and our Articles of Association are available for inspection at the Corporate Trust Office of the depositary, located at 101 Barclay Street, New York, New York 10286. The Depositary’s principal executive office is located at One Wall Street, New York, New York, 10286.

American Depositary Receipts

The Bank of New York Mellon will deliver American Depositary Shares, or ADSs, evidenced by ADRs. Each ADS will represent ownership interests in one dollar preference share and the rights attributable to one dollar preference share that we will deposit with the custodian, which is currently The Bank of New York Mellon. Each ADS will also represent securities, cash or other property deposited with The Bank of New York Mellon but not distributed to holders of ADSs.

As The Bank of New York Mellon will actually be the holder of the underlying dollar preference shares, you will generally exercise the rights of a shareholder, through The Bank of New York Mellon. A preference share ADRs deposit agreement among us, The Bank of New York Mellon and you, as an ADS holder, sets out the obligations of The Bank of New York Mellon. New York law governs the preference share ADRs deposit agreement and the ADRs evidencing the ADSs.

You may hold ADSs either directly or indirectly through your broker or financial institution. If you hold ADSs directly, you are an ADS holder. This description assumes you hold your ADSs directly. If you hold the ADSs indirectly, you must rely on the procedures of your broker or financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Share Dividends and Other Distributions

How Will You Receive Dividends and Other Distributions on the Dollar Preference Shares?

The Bank of New York Mellon will pay to you the cash dividends or other distributions it or the custodian receives on the dollar preference shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of dollar preference shares your ADSs represent.

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Cash. The Bank of New York Mellon will convert any cash dividend or distribution we pay on the dollar preference shares, other than any dividend or distribution paid in US dollars, into US dollars if it can, in its reasonable judgment, do so on a reasonable basis and can transfer US dollars into the United States. If that is not possible, or if any approval from any government is needed and cannot, in the opinion of the depositary, be obtained or is not obtained, the preference share ADRs deposit agreement allows The Bank of New York Mellon to distribute the foreign currency only to those ADS holders to whom it is possible to do so or to hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, The Bank of New York Mellon will deduct any withholding taxes that must be paid under applicable laws. It will distribute only whole US dollars and cents and will round any fractional amounts to the nearest whole cent. If the exchange rates fluctuate during a time when The Bank of New York Mellon cannot convert the foreign currency, you may lose some or all of the value of the distribution.

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Shares. The Bank of New York Mellon will distribute new ADSs representing any shares we distribute as a dividend or free distribution, if we request that The Bank of New York Mellon make this distribution and if we furnish The Bank of New York Mellon promptly with satisfactory evidence, including certificates or opinions, that it is legal to do so. The Bank of New York Mellon will only distribute whole ADSs. It will sell shares which would require it to deliver a fractional ADS and distribute the net proceeds to the holders entitled to those shares. If The Bank of New York Mellon does not distribute additional cash or ADSs, each ADS will also represent the new shares.

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Rights to Purchase Additional Shares. If we offer holders of securities any rights, including rights to subscribe for additional shares, The Bank of New York Mellon may take actions necessary to make these rights available to you. We must first instruct The Bank of New York Mellon to do so and furnish it with satisfactory evidence, including certificates or opinions, that it is legal to do so. If we do not furnish this evidence and/or give these instructions, and The Bank of New York Mellon determines that it is practical to sell the rights, The Bank of New York Mellon may sell the rights and allocate the net proceeds to holders’ accounts. The Bank of New York Mellon may allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

If The Bank of New York Mellon makes rights available to you, upon instruction from you it will exercise the rights and purchase the shares on your behalf. The Bank of New York Mellon will then deposit the shares and deliver ADSs to you. It will only exercise rights if you pay The Bank of New York Mellon the exercise price and any charges the rights require you to pay.

US securities laws may restrict the sale, deposit, cancellation, and transfer of the ADSs delivered after exercise of rights. We have no obligation to file a registration statement under the Securities Act in order to make any rights available to you.

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Other Distributions. The Bank of New York Mellon will send to you anything else we distribute on deposited securities by any means The Bank of New York Mellon thinks is equitable and practical. If, in the depositary’s opinion, it cannot make the distribution in that way, The Bank of New York Mellon may adopt another method of distribution that it considers to be equitable and practical—for example by public or private sale—and distribute the net proceeds, in the same way as it does with cash, or it may decide to hold what we distributed, in which case the ADSs will also represent the newly distributed property.

The Bank of New York Mellon is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holder. We will have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distribution we make on our dollar preference shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How does the Depositary deliver ADSs?

The Bank of New York Mellon will deliver the ADSs that you are entitled to receive in the offer against deposit of the underlying dollar preference shares. The Bank of New York Mellon will deliver additional ADSs if you or your broker deposit dollar preference shares with the custodian. You must also deliver evidence satisfactory to The Bank of New York Mellon of any necessary approvals of the governmental agency in the United Kingdom, if any, which is responsible for regulating currency exchange at that time. If required by The

Bank of New York Mellon, you must in addition deliver an agreement transferring your rights as a shareholder to receive dividends or other property. Upon payment of its fees and of any taxes or charges, such as stamp taxes or stock transfer taxes, The Bank of New York Mellon will register the appropriate number of ADSs in the names you request in writing and will deliver the ADSs at its Corporate Trust Office to the persons you request in writing. The Bank of New York Mellon is not obliged to accept for deposit underlying dollar preference shares of a particular series, if, in its reasonable judgment, after consultation with us, such acceptance and maintenance or discharge of its obligations under the preference share ADRs deposit agreement would be unusually onerous because of the terms of such preference shares. However, if the depositary has accepted any underlying preference shares of a particular series, it must accept for deposit further underlying preference shares of such series.

How do ADS holders cancel an ADS and obtain dollar preference shares?

You may submit a written request to withdraw dollar preference shares and turn in your ADRs evidencing your ADSs at the Corporate Trust Office of The Bank of New York Mellon. Upon payment of its fees and of any taxes or charges, such as stamp taxes or stock transfer taxes, The Bank of New York Mellon will, subject to any applicable restrictions, deliver the deposited securities underlying the ADSs to an account designated by you at the office of the custodian. At your request, risk and expense, The Bank of New York Mellon may deliver at its Corporate Trust Office any proceeds from the sale of any dividends, distributions or rights, which may be held by The Bank of New York Mellon.

Provided that all preconditions to withdrawal and cancellation of the deposited securities have been fulfilled, the depositary may only restrict the withdrawal of deposited securities in connection with:

•	temporary delays caused by closing our transfer books or those of the depositary or the deposit of shares in connection with voting at a shareholders’ meeting, or the payment of dividends;

•	the payment of fees, taxes and similar charges;

•	compliance with any US or foreign laws or governmental regulations relating to the ADSs or to the withdrawal of deposited securities; or

•	any other circumstances permitted under the general instructions to the SEC Form on which ADSs are registered.

This right of withdrawal may not be limited by any other provision of the preference share ADRs deposit agreement.

Redemption of ADSs

If we exercise our right to redeem the dollar preference shares of a particular series, The Bank of New York Mellon will deliver for redemption dollar preference shares that have been deposited with The Bank of New York Mellon and that we have called for redemption, to the extent holders have surrendered ADRs evidencing ADSs representing such dollar preference shares. To the extent The Bank of New York Mellon receives them, it shall distribute entitlements with respect to the dollar preference shares being redeemed in accordance with the terms of the preference share ADRs deposit agreement and shall deliver new ADRs evidencing ADSs representing the dollar preference shares not so redeemed. If we redeem less than all of the deposited dollar preference shares of a particular series, The Bank of New York Mellon may determine which ADRs to call for surrender in any manner that it reasonably determines to be fair and practical.

Record Dates

Whenever any distribution of cash or rights, change in the number of dollar preference shares represented by ADSs or notice of a meeting of holders of shares or ADSs is made, The Bank of New York Mellon will fix a record date for the determination of the holders entitled to receive the benefits, rights or notice.

Voting of Deposited Securities

How do you vote?

If you are an ADS holder on a record date fixed by The Bank of New York Mellon, you may exercise the voting rights of the same class of securities as the dollar preference shares represented by your ADSs, but only if we ask The Bank of New York Mellon to ask for your instructions. Otherwise, you will not be able to exercise your right to vote unless you withdraw the dollar preference shares. However, you may not know about the meeting enough in advance to withdraw the dollar preference shares.

If we ask for your instructions, The Bank of New York Mellon, at our direction, will notify you of the upcoming meeting and arrange to deliver certain materials to you. The materials will:

•	include all information included with the meeting notice sent by us to The Bank of New York Mellon;

•	include a statement that if you were a holder on a specified record date, you will be entitled, subject to applicable restrictions, to instruct the depositary as to the exercise of voting rights; and

•	explain how you may instruct The Bank of New York Mellon to vote the dollar preference shares or other deposited securities underlying your ADSs as you direct.

For instructions to be valid, The Bank of New York Mellon must receive them on or before the date specified in the instructions. The Bank of New York Mellon will try, to the extent practical, subject to applicable law and the provisions of our Articles of Association, to vote or have its agents vote the underlying dollar preference shares as you instruct. The Bank of New York Mellon will only vote, or attempt to vote, as you instruct.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct The Bank of New York Mellon to vote your dollar preference shares. In addition, The Bank of New York Mellon and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your shares are not voted as you requested.

Inspection of Transfer Books

The Bank of New York Mellon will keep books for the registration and transfer of ADSs. These books will be open at all reasonable times for inspection by you, provided that you are inspecting the books for a purpose related to us or the preference share ADRs deposit agreement or the ADSs.

Reports and Other Communications

The Bank of New York Mellon will make available for your inspection any reports or communications, including any proxy material, received from us, as long as these materials are received by The Bank of New York Mellon as the holder of the deposited securities and are generally available to our shareholders. At our written request, The Bank of New York Mellon will also send copies of reports, notices and communications to you.

Fees and Expenses

The Bank of New York Mellon, as depositary, will charge any party depositing or withdrawing dollar preference shares or any party surrendering ADRs or to whom ADSs are delivered or holders of ADRs, as applicable:

For:	ADS holders must pay:

• each issuance of an ADS, including as a result of a distribution of shares or rights or other property or upon exercise of a warrant to purchase an ADS	• $5.00 or less per 100 ADSs or portion thereof

• each cancellation of an ADS, including if the preference share ADRs deposit agreement terminates	• $5.00 or less per 100 ADSs or portion thereof

•   transfer and registration of shares on our share register from your name to the name of The Bank of New York Mellon or its nominee or the custodian or its nominee when you deposit or withdraw dollar preference shares

• registration or transfer fees

• distribution of securities	• an amount equal to the fee that would have been charged for the issuance of ADSs if the securities were dollar preference shares being deposited

• conversion of foreign currency to US dollars	• expenses of The Bank of New York Mellon

• cable, telex and facsimile transmission expenses, if expressly provided in the preference share ADRs deposit agreement	• expenses of The Bank of New York Mellon

• servicing of dollar preference shares of any series or other deposited securities	• expenses of The Bank of New York Mellon

• as necessary

•   taxes and governmental charges which The Bank of New York Mellon or the custodian has to pay on any ADS or dollar preference share underlying an ADS, for example withholding taxes, stock transfer taxes or stamp duty taxes

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities underlying your ADSs. The Bank of New York Mellon may deduct the amount of any taxes owed from any payments to you. It may also restrict or refuse the transfer of your ADSs or restrict or refuse the withdrawal of your underlying deposited securities until you pay any taxes owed on your ADSs or underlying securities. It may also sell deposited securities to pay any taxes owed. You will remain liable if the proceeds of the sale are not enough to pay the taxes. If The Bank of New York Mellon sells deposited securities, it will, if appropriate, reduce the number of ADSs held by you to reflect the sale and pay to you any proceeds, or send to you any property, remaining after it has paid the taxes.

Reclassifications, Recapitalizations and Mergers

If we:

•	change the par or nominal value of any of the dollar preference shares;

•	reclassify, split or consolidate any of the dollar preference shares;

•	distribute securities on any of the dollar preference shares that are not distributed to you; or

•	recapitalize, reorganize, merge, amalgamate, consolidate, sell our assets or take any similar action,

then the cash, shares or other securities received by The Bank of New York Mellon will become new deposited securities under the preference share ADRs deposit agreement, and each ADS will automatically represent the right to receive a proportional interest in the new deposited securities. The Bank of New York Mellon may and will, if we ask it to, distribute some or all of the cash, dollar preference shares or other securities it received. It may also deliver new ADSs or ask you to surrender your outstanding ADSs in exchange for new ADSs identifying the new deposited securities.

Amendment and Termination of the Preference Share ADRs Deposit Agreement

How may the preference share ADRs deposit agreement be amended?

We may agree with The Bank of New York Mellon to amend the preference share ADRs deposit agreement and the ADSs without your consent for any reason. If the amendment adds or increases fees or charges, except for taxes, governmental charges, registration fees, telecommunications charges and delivery costs or other such expenses, or prejudices any substantial existing right of ADS holders, it will only become effective thirty days after The Bank of New York Mellon notifies you of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the agreement as amended. However, no amendment will impair your right to receive the deposited securities in exchange for your ADSs.

How may the preference share ADRs deposit agreement be terminated?

The Bank of New York Mellon will terminate the preference share ADRs deposit agreement if we ask it to do so, in which case it must notify you at least 90 days before termination. The Bank of New York Mellon may also terminate the agreement after notifying you if The Bank of New York Mellon informs us that it is electing to resign, and we have not appointed a new depositary bank within 90 days.

If any ADSs remain outstanding after termination, The Bank of New York Mellon will stop registering the transfer of ADSs, will stop distributing dividends to ADS holders and will not give any further notices or do anything else under the preference share ADRs deposit agreement other than:

•	collect dividends and distributions on the deposited securities;

•	sell rights and other property offered to holders of deposited securities; and

•	deliver dollar preference shares and other deposited securities upon cancellation of ADSs.

At any time after one year after termination of the preference share ADRs deposit agreement, The Bank of New York Mellon may sell any remaining deposited securities by public or private sale. After that, The Bank of New York Mellon will hold the money it received on the sale, as well as any cash it is holding under the preference share ADRs deposit agreement, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. The Bank of New York Mellon’s only obligations will be to account for the money and cash. After termination, our only obligations will be with respect to indemnification of, and to pay specified amounts to, The Bank of New York Mellon.

Any amendment or termination of the preference share ADRs deposit agreement with respect to one series of ADSs will not necessarily occur concurrently with the amendment or termination of any other series of ADSs. The substitution of The Bank of New York Mellon by another depositary or the termination of the preference share ADRs deposit agreement with respect to any series of ADSs representing dollar preference shares of a series that is a component of a unit will result in the substitution of the depositary or the termination of the preference share ADRs deposit agreement with respect to all of the ADSs representing the dollar preference shares of all other series comprising the unit.

Limitations on Obligations and Liability to ADS Holders

The preference share ADRs deposit agreement expressly limits our obligations and the obligations of The Bank of New York Mellon. It also limits our liability and the liability of The Bank of New York Mellon. We and The Bank of New York Mellon:

•	are only obligated to take the actions specifically set forth in the preference share ADRs deposit agreement, without negligence or bad faith;

•	are not liable if either of us is prevented or delayed by law, any provision of our Articles of Association or circumstances beyond their control from performing their obligations under the agreement;

•	are not liable if either of us exercises, or fails to exercise, discretion permitted under the agreement;

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have no obligation to become involved in a lawsuit or proceeding related to the ADSs or the preference share ADRs deposit agreement on your behalf or on behalf of any other party unless we are indemnified to our satisfaction;

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may rely upon any advice of or information from any legal counsel, accountants, any person depositing shares, any ADS holder or any other person whom we believe in good faith is competent to give us that advice or information; and

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are not responsible for any failure to carry out any instructions to vote any of the ADSs, or for the manner or effect of any such vote made either with or without request, or for not exercising any right to vote, as long as such action or non-action is in good faith.

In the preference share ADRs deposit agreement, we and The Bank of New York Mellon agree to indemnify each other under specified circumstances.

Requirements for Depositary Actions

Before The Bank of New York Mellon will deliver or register the transfer of an ADS, make a distribution on an ADS, or permit withdrawal of dollar preference shares, The Bank of New York Mellon may require:

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payment of taxes, including stock transfer taxes or other governmental charges, and transfer or registration fees charged by third parties for the transfer of any dollar preference shares or other deposited securities, as well as the fees and expenses of The Bank of New York Mellon;

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production of satisfactory proof of the identity of the person presenting shares for deposit or ADSs upon withdrawal and of the genuineness of any signature or other information it deems necessary; and

•	compliance with regulations which The Bank of New York Mellon may establish from time to time consistent with the preference share ADRs deposit agreement, including presentation of transfer documents.

The Bank of New York Mellon may refuse to deliver, transfer or register transfer of ADSs generally when the transfer books of The Bank of New York Mellon are closed or at any time if The Bank of New York Mellon or we think it advisable to do so.

Pre-Release of ADSs

In certain circumstances, subject to the provisions of the preference share ADRs deposit agreement, The Bank of New York Mellon may deliver ADSs before deposit of the underlying dollar preference shares. This is called a pre-release of ADSs. The Bank of New York Mellon may also deliver dollar preference shares prior to the receipt and cancellation of pre-released ADSs (even if those ADSs are cancelled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying dollar preference shares are delivered to The Bank of New York Mellon. The Bank of New York Mellon may receive ADSs instead of the dollar preference shares to close out a pre-release. The Bank of New York Mellon may pre-release ADSs only under the following conditions:

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before or at the time of the pre-release, the person to whom the pre-release is being made must represent to The Bank of New York Mellon in writing that it or its customer, as the case may be, owns the dollar preference shares or ADSs to be deposited;

•	the pre-release must be fully collateralized with cash or collateral The Bank of New York Mellon considers appropriate; and

•	The Bank of New York Mellon must be able to close out the pre-release on not more than five business days’ notice.

The pre-release will be subject to whatever indemnities and credit regulations that The Bank of New York Mellon considers appropriate. In addition, The Bank of New York Mellon will limit the number of ADSs that may be outstanding at any time as a result of pre-release, although The Bank of New York Mellon may disregard the limit from time to time, if it thinks it is appropriate to do so.

Governing Law

The preference share ADRs deposit agreement is governed by the law of the State of New York, without regard to conflicts of law principles.

TAXATION

This section discusses material US federal income tax and UK tax consequences of the ownership of the dollar preference shares, preference share ADSs and debt securities by certain beneficial holders thereof. This discussion applies to you only if you qualify for benefits under the income tax convention between the United States and the United Kingdom (the “Treaty”) and are a resident of the United States for the purposes of the Treaty and are not resident or ordinarily resident in the United Kingdom for UK tax purposes at any material time (an “Eligible US Holder”). This discussion should be read in conjunction with the discussion of tax consequences to holders in the applicable prospectus supplement. To the extent there is any inconsistency in the discussion of tax consequences to holders between this prospectus and the applicable prospectus supplement, holders should rely on the tax consequences described in the applicable prospectus supplement instead of this prospectus.

You generally will be entitled to benefits under the Treaty if you are:

•	the beneficial owner of the dollar preference shares, preference share ADSs or debt securities, as applicable, and of any dividends or interest that you receive;

•

an individual resident or citizen of the United States, a US corporation, or a US partnership, estate, or trust (but only to the extent the income of the partnership, estate, or trust is subject to US taxation in the hands of a US resident person); and

•	not also a resident of the United Kingdom for UK tax purposes.

If you hold dollar preference shares, preference share ADSs or debt securities in connection with the conduct of business or the performance of personal services in the United Kingdom or otherwise in connection with a branch, agency or permanent establishment in the United Kingdom, then you will not be entitled to benefits under the Treaty. Special rules, including a limitation of benefits provision, apply in limited circumstances to dollar preference shares, preference share ADSs or debt securities owned by an investment or holding company. This section does not discuss the treatment of holders described in the preceding two sentences.

This section does not purport to be a comprehensive description of all of the tax considerations that may be relevant to any particular investor. We have assumed that you are familiar with the tax rules applicable to investments in securities generally and with any special rules to which you may be subject. In particular, the discussion deals only with investors that will beneficially hold dollar preference shares, preference share ADSs or debt securities as capital assets and does not address the tax treatment of investors that are subject to special rules, such as banks, insurance companies, dealers in securities or currencies, partnerships or other entities classified as partnerships for US federal income tax purposes, persons that control (directly or indirectly) 10 percent or more of our voting stock or who are otherwise connected with us for UK tax purposes, persons that elect mark-to-market treatment, persons that hold dollar preference shares, preference share ADSs or debt securities as a position in a straddle, conversion transaction, synthetic security, or other integrated financial transaction, and persons whose functional currency is not the US dollar. This prospectus indicates that we may issue: undated subordinated debt securities; instruments which provide for payments at other than a fixed rate (including payments determined by reference to an index or formula); instruments which allow for the cancellation or deferral of our payment obligations at our option or under certain defined circumstances; instruments which provide for payments in a currency other than the currency in which such instruments are denominated; debt securities that are issued at a discount; debt securities that are redeemable prior to maturity; preference shares that are redeemable after a certain period; and instruments that are convertible into shares or securities. Unless expressly indicated otherwise, this section does not consider the tax consequences associated with an instrument that has any, or any combination of, these features and, accordingly, the general tax consequences described below may not be applicable to persons who hold an instrument that has any one or any combination of these features. Accordingly, the following discussion should be used for general information purposes only, and you should consult the applicable prospectus supplement and your own tax advisor regarding the characterization of a particular senior debt security or dated subordinated debt security.

The statements regarding US and UK tax laws and administrative practices set forth below are based on laws, treaties, judicial decisions and regulatory interpretations in effect on the date of this prospectus. These laws and practices are subject to change without notice, possibly with retrospective effect. You should consult your own adviser as to the tax consequences of the purchase, ownership and disposition of dollar preference shares, preference share ADSs or debt securities in light of your particular circumstances, including the effect of any state, local or other national laws.

For purposes of the Treaty and the US Internal Revenue Code of 1986, as amended (the “Code”), beneficial owners of ADSs will be treated as owners of the underlying shares. Deposits and withdrawals of shares in exchange for ADSs will not result in the realization of gain or loss for US federal income tax purposes.

UK Taxation

Taxation of Debt Securities

Payments of Interest

References to “interest” in this section mean interest as understood in UK tax law. The statements do not take account of any different definitions of interest that may prevail under any other law or which may be created by the terms and conditions of the debt securities or any related documentation. If debt securities are issued with a redemption premium, then any such premium may constitute interest for UK tax purposes and so be treated in the manner described below.

Payments of interest on a debt security should be exempt from withholding or deduction for or on account of UK tax under the provisions of UK tax law relating to “quoted Eurobonds” provided that the debt securities are listed and continue to be listed on a “recognized stock exchange” within the meaning of section 1005 of the Income Tax Act 2007. The New York Stock Exchange and the London Stock Exchange are currently recognized for these purposes. Debt Securities will be treated as listed on the London Stock Exchange if they are included in the Official List by the United Kingdom Listing Authority and are admitted to trading on the London Stock Exchange. Debt securities will be treated as listed on the New York Stock Exchange if they are both admitted to trading on the New York Stock Exchange and are officially listed in the United States in accordance with provisions corresponding to those generally applicable in countries in the European Economic Area.

In other cases, interest would be paid after deduction of UK income tax at the rate of 20 percent, although if you are an Eligible US Holder you should normally be eligible to recover in full any UK tax withheld from payments of interest to which you are beneficially entitled by making a claim under the Treaty. Alternatively, you may make such a claim in advance of a payment of interest whereupon HM Revenue & Customs (“HMRC”) may, if it accepts the claim, authorize subsequent payments to be made to you without withholding of UK income tax. Claims for repayment must be made within four years after the end of the UK year of assessment to which the income relates and must be accompanied by the original statement showing the amount of income tax deducted that would have been provided by us when the interest payment was made. A year of assessment runs from April 6 in one calendar year to April 5 in the following calendar year.

Payments of interest on a debt security will constitute UK source income for UK tax purposes and, as such, remain subject to UK income tax by direct assessment even if paid without deduction or withholding for or on account of any UK tax. However, interest with a UK source will not generally be chargeable to UK tax by direct assessment in the hands of an Eligible US Holder.

Provision of Information

Persons in the United Kingdom (i) paying interest to or receiving interest on behalf of another person who is an individual or a partnership containing individuals or (ii) paying amounts due on redemption of any debt securities which constitute deeply discounted securities as defined in Chapter 8 of Part 4 of the Income Tax

(Trading and Other Income) Act 2005 to or receiving such amounts on behalf of another person who is an individual or a partnership containing individuals, may be required to provide certain information to HMRC regarding the identity of the payee or person entitled to the interest and, in certain circumstances, such information may be exchanged with tax authorities in other countries. However, in accordance with guidance published by HMRC in relation to the 2011-12 tax year, the payments contemplated in (ii) above should not be treated as falling within the scope of the requirement. There is no guarantee that equivalent guidance will be issued in respect of future years.

Disposal (including redemption)

As an Eligible US Holder, you will not generally be liable for UK taxation on capital gains realized on the sale or other disposal or redemption or conversion of a debt security.

Taxation of Dollar Preference Shares and Preference Share ADSs

Payments of Dividends

We will not be required to make any withholding or deduction for or on account of UK tax from any dividends that we pay on dollar preference shares and preference share ADSs representing them.

Payments of dividends on dollar preference shares and preference share ADSs will constitute UK source income for UK tax purposes and, as such, remain subject to UK income tax by direct assessment even if paid without deduction or withholding for or on account of any UK tax. However, dividends with a UK source will not generally be chargeable to UK tax by direct assessment in the hands of an Eligible US Holder.

Disposal (including redemption)

As an Eligible US Holder, you will not generally be liable for UK taxation on any capital gain realized on the disposal (including redemption) of a dollar preference share or preference share ADS.

EU Savings Directive

Under Council Directive 2003/48/EC on the taxation of savings income (the “Savings Directive”), each member state of the European Union (each, a “Member State”) is required to provide to the tax authorities of another Member State details of payments of interest or other similar income paid by a person within its jurisdiction to, or secured by such a person for, an individual beneficial owner resident in, or certain limited types of entity established in, that other Member State. However, for a transitional period, Austria and Luxembourg have (unless during such period they elect otherwise) instead opted to apply a withholding system in relation to such payments. Under such a withholding system, the beneficial owner of the interest payment must be allowed to elect that certain provision of information procedures should be applied instead of withholding. The rate of withholdings is 35%. The transitional period is to terminate at the end of the first full fiscal year following agreement by certain non-EU countries to the exchange of information procedures relating to interest and other similar income.

A number of non-EU countries and certain dependent or associated territories of certain Member States have adopted or agreed to adopt similar measures (either provision of information or transitional withholding) in relation to payments made by a person within their respective jurisdictions to, or secured by such a person for, an individual beneficial owner resident in, or certain limited types of entity established in, a Member State. In addition, the Member States have entered into provision of information or transitional withholding arrangements with certain of those countries and territories in relation to payments made by a person in a Member State to, or secured by such a person for, an individual beneficial owner resident in, or certain limited types of entity established in, one of those countries or territories.

A proposal for amendments to the Savings Directive has been published, including a number of suggested changes which, if implemented, would broaden the scope of the rules described above. Investors who are in any doubt as to their position should consult their professional advisers.

Stamp Taxes

Debt Securities. The UK stamp duty and stamp duty reserve tax treatment of debt securities will depend upon their terms and conditions and upon the circumstances pertaining to their issue; the prospectus supplement relating to any particular series of debt securities will summarize the applicable UK stamp duty and stamp duty reserve tax treatment.

Dollar Preference Shares and Preference Share ADSs. UK stamp duty or stamp duty reserve tax will normally be payable on or in respect of respectively transfers of or agreements to transfer the dollar preference shares (not being ADSs), and accordingly if you acquire or intend to acquire dollar preference shares you are advised to consult your own professional advisers in relation to UK stamp duty and stamp duty reserve tax.

Whether any UK stamp duty or stamp duty reserve tax will be payable on the issue of dollar preference shares to the custodian or depositary will depend upon the terms relating to the particular series of shares and upon the circumstances pertaining to their issue; the prospectus supplement relating to any particular series of shares will summarize the applicable UK stamp duty and stamp duty reserve tax treatment of such an issue.

In practice, no UK stamp duty should be payable on the transfer of an ADS or beneficial ownership of an ADS, provided that the ADS and any separate instrument of transfer or written agreement to transfer are executed and remain at all times outside the United Kingdom. No UK stamp duty reserve tax will be payable in respect of an agreement to transfer ADSs or beneficial ownership of ADSs.

Inheritance Tax

A dollar preference share, preference share ADS or debt security held by an individual whose domicile is determined to be the United States for purposes of the United States-United Kingdom Double Taxation Convention relating to estate and gift taxes (the “Estate Tax Treaty”) and who is not for such purposes a national of the United Kingdom will not, provided any US federal estate or gift tax chargeable has been paid, be subject to UK inheritance tax on the individual’s death or on a lifetime transfer of the dollar preference share, preference share ADS or debt security except in certain cases where the dollar preference share, preference share ADS or debt security (i) is comprised in a settlement (unless, at the time of the settlement, the settlor was domiciled in the United States and was not a national of the United Kingdom), (ii) is part of the business property of a UK permanent establishment of an enterprise, or (iii) pertains to a UK fixed base of an individual used for the performance of independent personal services. In such cases, the Estate Tax Treaty generally provides a credit against US federal tax liability for the amount of any tax paid in the United Kingdom in a case where the dollar preference share, preference share ADS or debt security is subject both to UK inheritance tax and to US federal estate or gift tax.

US Taxation

Taxation of Senior Debt Securities and Dated Subordinated Debt Securities

US Tax Characterization

The characterization of senior debt securities or dated subordinated debt securities for US federal income tax purposes will depend on the particular terms of those securities, and may not be entirely clear in all cases. The discussion of US federal income tax consequences in this section applies only to debt securities that are characterized as indebtedness (and not equity) for US federal income tax purposes. You should consult the applicable prospectus supplement and your own tax advisor regarding the characterization of a particular senior debt security or dated subordinated debt security for such purposes.

Payments of Interest

You will be required to include payments of interest on a senior debt security or dated subordinated debt security as ordinary interest income at the time that such payments accrue or are received (in accordance with your method of tax accounting).

In the case of senior debt securities or dated subordinated debt securities denominated in a currency other than US dollars, the amount of interest income you will be required to realize if you use the cash method of accounting for tax purposes will be the US dollar value of the foreign currency payment based on the exchange rate in effect on the date of receipt, regardless of whether you convert the payment into US dollars at that time.

If you use the accrual method of accounting, you generally must translate interest income at the average exchange rate in effect during the interest accrual period (or with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within the taxable year). Alternatively, you may elect to translate all interest income on foreign currency-denominated debt obligations at the spot rate on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that includes more than one taxable year) or on the date the interest payment is received if such date is within five days of the end of the accrual period. If you make such an election you must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the Internal Revenue Service. If you use the accrual method of accounting you will recognize foreign currency gain or loss on the receipt of a foreign currency interest payment if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. Any such foreign currency gain or loss will be treated as ordinary income or loss and generally will not be treated as an adjustment to interest income received on the senior debt securities or dated subordinated debt securities.

Purchase, Sale, or Retirement

Your basis in a senior debt security or dated subordinated debt security for US federal income tax purposes generally will equal the cost of such debt security to you, increased by any amounts includible in income by you as original issue discount and reduced by any amortized premium and any payments other than qualified stated interest (as described below). In the case of a senior debt security or dated subordinated debt security denominated in a foreign currency, the cost of such debt security will be the US dollar value of the foreign currency purchase price on the date of purchase calculated at the exchange rate in effect on the date of purchase. In the case of a senior debt security or dated subordinated debt security that is denominated in a foreign currency and traded on an established securities market, a cash basis taxpayer (or an accrual basis taxpayer that makes a special election) will determine the US dollar value of the cost of such debt security by translating the amount paid at the exchange rate on the settlement date of the purchase. The amount of any subsequent adjustments to your tax basis in a senior debt security or dated subordinated debt security in respect of foreign currency-denominated original issue discount and premium will be determined in the manner described below for such adjustments. The conversion of US dollars to a foreign currency and the immediate use of that currency to purchase a senior debt security or dated subordinated debt security generally will not in itself result in taxable gain or loss for an Eligible US Holder.

Upon the sale, exchange or retirement of a senior debt security or dated subordinated debt security, you generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (less any accrued interest, which will be taxable as such) and your tax basis in the debt security. If you receive foreign currency in respect of the sale, exchange or retirement of a senior debt security or dated subordinated debt security, the amount realized generally will be the US dollar value of the foreign currency received, calculated at the exchange rate in effect at the time of the sale, exchange or retirement. In the case of a senior debt security or dated subordinated debt security that is denominated in a foreign currency and is traded on an established securities market, if you are a cash basis taxpayer (or an accrual basis taxpayer that makes a special election) you will determine the US dollar value of the amount realized by translating such amount at the exchange rate on the settlement date of the sale, exchange or retirement.

If you are an accrual basis taxpayer the special election in respect of the purchase and sale of senior debt securities or dated subordinated debt securities traded on an established securities market discussed in the two preceding paragraphs must be applied consistently to all debt instruments that you own from year to year and cannot be changed without the consent of the Internal Revenue Service.

Except as discussed below with respect to foreign currency gain or loss (and, in the case of secondary market purchasers, with respect to market discount), any gain or loss that you recognize on the sale, exchange or retirement of a senior debt security or dated subordinated debt security generally will be long-term capital gain or loss if you have held the debt security for more than one year at the time of disposition. If you are an individual holder, the net amount of long-term capital gain generally will be subject to taxation at reduced rates. Your ability to offset capital losses against ordinary income is limited.

Notwithstanding the foregoing, any gain or loss that you recognize on the sale, exchange or retirement of a senior debt security or dated subordinated debt security denominated in a foreign currency generally will be treated as ordinary income or loss to the extent that such gain or loss (“exchange gain or loss”) is attributable to changes in exchange rates during the period in which you held the debt security. Such gain or loss generally will not be treated as an adjustment to interest income on the debt security.

Original Issue Discount

If you own senior debt securities or dated subordinated debt securities issued with original issue discount you generally will be subject to the special tax accounting rules provided for such obligations by the Code. Eligible US Holders of such debt securities should be aware that, as described in greater detail below, they generally must include original issue discount in ordinary gross income for United States federal income tax purposes as it accrues, in advance of the receipt of cash attributable to that income.

If we issue senior debt securities or dated subordinated debt securities at a discount from their stated redemption price at maturity, and the discount is equal to or more than the product of one-fourth of one percent (0.25%) of the stated redemption price at maturity of the debt securities multiplied by the number of full years to their maturity, the debt securities will have “original issue discount” equal to the difference between the issue price and their stated redemption price at maturity. Throughout the remainder of this discussion, we will refer to debt securities bearing original issue discount as “discount securities.” The “issue price” of the senior debt securities or dated subordinated debt securities will be the first price at which a substantial amount of the debt securities are sold to the public (i.e., excluding sales of the debt securities to underwriters, placement agents, wholesalers or similar persons). The stated redemption price at maturity of a discount security is the total of all payments to be made under the discount security other than “qualified stated interest.” The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually during the entire term of a discount security at a single fixed rate of interest or based on certain indices. Floating rate debt securities generally will be treated as “variable rate debt instruments” under the original issue discount regulations. The stated interest on a variable rate debt instrument generally will be treated as “qualified stated interest” and such a debt instrument will not have original issue discount solely as a result of the fact that it provides for interest at a variable rate. If a floating rate debt security does not qualify as a “variable rate debt instrument,” the debt security will be subject to special rules that govern the tax treatment of debt obligations that provide for contingent payments. We will provide a detailed description of the tax considerations relevant to Eligible US Holders of any such debt securities in the relevant prospectus supplement.

In general, if you are the beneficial owner of a discount security having a maturity in excess of one year, whether you use the cash or the accrual method of tax accounting, you will be required to include in ordinary gross income the sum of the “daily portions” of original issue discount on that debt security for all days during the taxable year that you own the debt security. The daily portions of original issue discount on a discount security are determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that accrual period. Accrual periods may be any length and may vary in length over the term of a discount security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the final day or on the first day of an accrual period. If you are an initial holder, the amount of original issue discount on a discount security allocable to each accrual period is determined by:

(i)	multiplying the “adjusted issue price” (as defined below) of the debt security by a fraction, the numerator of which is the annual yield to maturity of the debt security and the denominator of which is the number of accrual periods in a year; and

(ii)	subtracting from that product the amount (if any) payable as qualified stated interest allocable to that accrual period.

In the case of a discount security that is a variable rate debt instrument, both the “annual yield to maturity” and the “qualified stated interest” will be determined for these purposes as though the debt security will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the debt security on its date of issue or, in the case of certain variable rate debt instruments, the rate that reflects the yield that is reasonably expected for the debt security. (Additional rules may apply if interest on a variable rate debt instrument is based on more than one interest index.)

The “adjusted issue price” of a discount security at the beginning of any accrual period generally will be the sum of its issue price (including accrued interest, if any) and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments other than qualified stated interest payments (if any) made with respect to such discount security in all prior accrual periods. For this purpose, all payments on a discount security (other than qualified stated interest) generally will be viewed first as payments of previously accrued original issue discount (to the extent thereof), with payments considered made for the earliest accrual periods first, and then as payments of principal. The “annual yield to maturity” of a debt security is the discount rate (appropriately adjusted to reflect the length of accrual periods) that causes the present value on the issue date of all payments on the debt security to equal the issue price. As a result of this “constant yield” method of including original issue discount income, the amounts you will be required to include in income in respect of a discount security denominated in US dollars will be lesser in the early years and greater in the later years than the amounts that would be includible on a straight-line basis.

You may make an irrevocable election to apply the constant yield method described above to determine the timing of inclusion in income of your entire return on a discount security (i.e., the excess of all remaining payments to be received on the discount security, including payments of qualified stated interest, over the amount you paid for such discount security).

In the case of a discount security denominated in a foreign currency, you should determine the US dollar amount includible in income as original issue discount for each accrual period by:

(i)	calculating the amount of original issue discount allocable to each accrual period in the foreign currency using the constant yield method described above; and

(ii)	translating the foreign currency amount so derived at the average exchange rate in effect during the accrual period (or with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within the taxable year).

Alternatively, you may translate the foreign currency amount so derived at the spot rate on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that includes more than one taxable year) or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period, provided that you have made the election described under “—Payments of Interest” above. Because exchange rates may fluctuate, if you are the holder of a discount security denominated in a foreign currency you may recognize a different amount of original issue discount income in each accrual period than you would be required to recognize if you were the holder of a similar discount security denominated in US dollars. Also, exchange gain or loss will be recognized when the original issue discount is paid or when you dispose of the discount security as accrued original issue discount is treated as accrued interest for purposes of determining an Eligible US Holder’s exchange gain or loss. See “—Payments of Interest” above.

If you purchase a discount security from a previous holder at a cost less than the remaining redemption amount (as defined below) of the debt security, you also generally will be required to include in gross income the daily portions of original issue discount, calculated as described above. However, if you acquire the discount security at a price greater than its adjusted issue price, you may reduce your periodic inclusions of original issue discount to reflect the premium paid over the adjusted issue price. The “remaining redemption amount” for a discount security is the total of all future payments to be made on the debt security other than payments of qualified stated interest.

Certain of the discount securities may provide for redemption prior to their maturity date, either at our option or at the option of the holder. Discount securities containing such features may be subject to rules that differ from the general rules discussed above. Purchasers of discount securities with such features should carefully review the applicable prospectus supplement and should consult their own tax advisors with respect to such features since the tax treatment of such discount securities will depend on their particular terms.

Taxation of Dollar Preference Shares, Preference Share ADSs and Undated Subordinated Debt Securities

US Tax Characterization of Undated Subordinated Securities

The characterization of undated subordinated debt securities depends on the particular terms of those securities, and may not be clear in all cases. The discussion of US federal income tax consequences in this section assumes that the undated subordinated debt securities will be treated as equity of the issuer (and not debt). Accordingly, payments of interest on such securities will be treated as dividends. You should consult the applicable prospectus supplement and your own tax advisor regarding the characterization of a particular undated subordinated debt security for such purposes.

Payments of Dividend

If we pay dividends (including interest on undated subordinated securities for this purpose), you must include those dividends in your income when you receive them without regard to your method of tax accounting. The dividends are expected to be treated as foreign source income. If you receive dividend payments denominated in foreign currency, you should determine the amount of your dividend income by converting the foreign currency into US dollars at the exchange rate in effect on the date of your (or the depositary’s, in the case of preference share ADSs) receipt of the dividend.

Subject to certain exceptions for short-term and hedged positions, the US dollar amount of dividends (including interest on undated subordinated securities treated as equity; see “—US Tax Characterization of Undated Subordinated Securities”) received by a non-corporate Eligible US Holder before January 1, 2013 will be subject to US taxation at a maximum rate of 15% if the dividends are “qualified dividends.” The dividends generally will be qualified dividends if we were not, in the year prior to the year in which the dividend was paid, and are not, in the year in which the dividend is paid, a passive foreign investment company for US federal income tax purposes (a “PFIC”). Based on our audited financial statements and relevant market data, we believe that we were not a PFIC with respect to our 2011 taxable year. In addition, based on our current expectations regarding the value and nature of our assets, the sources and nature of our income, and relevant market data, we do not anticipate becoming a PFIC in our current taxable year or in the foreseeable future. You should consult your own tax advisor regarding the availability of the reduced dividend tax rate in light of your particular situation and regarding the computation of your foreign tax credit, if any, with respect to any qualified dividend income you receive.

Sale, Exchange or Retirement

You will generally recognize capital gain or loss on a sale, exchange or redemption (other than a redemption treated as a distribution) in an amount equal to the difference between the amount realized (excluding any amounts treated as dividends for US federal income tax purposes) and your tax basis in the instrument. You should consult your own tax adviser as to the US federal income tax consequences of a redemption of any redeemable shares (including dollar preference shares) or preference share ADSs. If you acquired a dollar preference share, preference share ADS or undated subordinated debt security as part of a unit comprising more than one share, preference share ADS or undated subordinated debt security, your tax basis in each component of the unit will generally be determined by allocating the purchase price for the unit between those components based on their relative fair market values at the time you acquired the unit. Such gain or loss generally will be long-term capital gain or loss if you have held the dollar preference shares, preference share ADSs or undated subordinated debt securities for more than one year at the time of disposition. The net amount of long-term capital gain realized by an individual holder generally is subject to taxation at reduced rates. A holder’s ability to offset capital losses against ordinary income is limited.

US Information Reporting and Backup Withholding

Dividends, interest and proceeds from the sale or other disposition of dollar preferred shares, preference share ADSs or debt securities that are paid in the United States or through a US-related financial intermediary may be subject to information reporting and backup withholding unless the recipient is a corporation, other exempt recipient or a taxpayer that provides an identification number and certifies that no loss of exemption from backup withholding has occurred. Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s US federal income tax liability. A holder may obtain a refund of any excess amounts withheld under the backup-withholding rule by filing the appropriate claim for refund with the Internal Revenue Service and furnishing any required information.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

We may sell the securities (i) through underwriters, (ii) through dealers, (iii) through agents or (iv) directly to purchasers. The prospectus supplement with respect to the securities being offered thereby will set forth the terms of the offering of such securities, including the names of any underwriters, dealers or agents involved in the sale of such securities, the principal amounts or number of securities, as the case may be, to be purchased by any such underwriters and any applicable commissions or discounts. The net proceeds to us will also be set forth in the prospectus supplement.

If underwriters are used in the sale, the securities being sold will be acquired by the underwriters for their own account and distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Unless otherwise set forth in the prospectus supplement with respect to the securities being offered thereby, the obligations of the underwriters to purchase such securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all such securities if any of such securities are purchased. The initial public offering price of any securities and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If dealers are used in the sale, unless otherwise indicated in the prospectus supplement with respect to the securities being offered thereby, we will sell such securities to the dealers as principals. The dealers may then resell such securities to the public at varying prices to be determined by such dealers at the time of resale.

Securities may also be sold through agents designated by us from time to time or directly by us. Any agent involved in the offering and sale of the securities in respect of which this prospectus is being delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement with respect to such securities. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Underwriters, dealers and agents who participate in the distribution of the securities may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, HSBC in the ordinary course of business.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter, dealer or agent in connection with an offering of securities has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of securities to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State:

(a)	if the final terms in relation to the securities specify that an offer of those securities may be made other than pursuant to Article 3(2) of the Prospectus Directive in that Relevant Member State (a “Non-exempt Offer”) following the date of publication of a prospectus in relation to such securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, provided that any such prospectus has subsequently been completed by the final terms contemplating such Non-exempt Offer, in accordance with the Prospectus Directive, in the period beginning and ending on the dates specified in such prospectus or final terms, as applicable, and the Issuer has consented in writing to its use for the purpose of that Non-exempt Offer;

(b)	at any time to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(c)	at any time to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant underwriter, dealer or agent for any such offer; or

(d)	at any time in other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities referred to in (b) to (d) above shall require the Issuer or any underwriter, dealer or agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

The EEA selling restriction is in addition to any other selling restrictions set out below.

United Kingdom

Each underwriter, dealer or agent in connection with an offering of securities represents and agrees that:

(a) in relation to any securities which have a maturity of less than one year, (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell any securities other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the securities would otherwise constitute a contravention of Section 19 of the FSMA by the Issuer;

(b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any securities in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and

(c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any securities in, from or otherwise involving the United Kingdom.

Conflicts of Interest

HSBC Securities (USA) Inc., an affiliate of ours, may be a managing underwriter, underwriter, market maker or agent in connection with any offer or sale of the securities. To the extent an initial offering of the securities will be distributed by HSBC Securities (USA) Inc., each such offering of securities will be conducted in compliance with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s distribution of securities of an affiliate and related conflicts of interest. No underwriter, selling agent or dealer utilized in the initial offering of securities who is an affiliate of the HSBC Holdings plc will confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

In addition, HSBC Securities (USA) Inc. may use this prospectus in connection with offers and sales related to market-making activities. HSBC Securities (USA) Inc. may act as principal or agent in any of these transactions. These sales will be made at negotiated prices related to the prevailing market prices at the time of sale.

In compliance with FINRA guidelines the maximum compensation to any underwriters or agents in connection with the sale of any securities pursuant to this prospectus and any applicable prospectus supplement will not exceed 8% of the aggregate total offering price to the public of such securities as set forth on the cover page of the applicable prospectus supplement; however, it is anticipated that the maximum compensation paid will be significantly less than 8%.

Market-Making Resales

This prospectus may be used by HSBC Securities (USA) Inc. in connection with offers and sales of the securities in market-making transactions. In a market-making transaction, HSBC Securities (USA) Inc. may resell a security it acquires from other holders, after the original offering and sale of the security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, HSBC Securities (USA) Inc. may act as principal, or agent, including as agent for the counterparty in a transaction in which HSBC Securities (USA) Inc. acts as principal, or as agent for both counterparties in a transaction in which HSBC Securities (USA) Inc. does not act as principal. HSBC Securities (USA) Inc. may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other affiliates of HSBC Holdings plc may also engage in transactions of this kind and may use this prospectus for this purpose.

The aggregate initial offering price specified on the cover of the accompanying prospectus supplement relates to the initial offering of the securities described in the prospectus supplement. This amount does not include securities sold in market-making transactions. The latter include securities to be issued after the date of this prospectus, as well as securities previously issued.

HSBC Holdings plc does not expect to receive any proceeds from market-making transactions. HSBC Holdings plc does not expect that HSBC Securities (USA) Inc. or any other affiliate that engages in these transactions will pay any proceeds from its market-making resales to HSBC Holdings plc.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless we or any agent informs you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

Matters Relating to Initial Offering and Market-Making Resales

Each series of securities will be a new issue, and there will be no established trading market for any security prior to its original issue date. We may choose not to list a particular series of securities on a securities exchange or quotation system. We have been advised by HSBC Securities (USA) Inc. that it intends to make a market in the securities, and any underwriters to whom we sell securities for public offering or broker-dealers may also make a market in those securities. However, neither HSBC Securities (USA) Inc. nor any underwriter or broker-dealer that makes a market is obligated to do so, and any of them may stop doing so at any time without notice. We cannot give any assurance as to the liquidity of the trading market for the securities.

Unless otherwise indicated in the applicable prospectus supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City.

In this prospectus or any accompanying prospectus supplement, the terms “this offering” means the initial offering of securities made in connection with their original issuance. This term does not refer to any subsequent resales of securities in market-making transactions.

LEGAL OPINIONS

Certain legal matters in connection with the securities to be offered hereby will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, London, England, our US counsel and our English solicitors.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our consolidated financial statements as at December 31, 2011 and December 31, 2010 and for each of the three years ended December 31, 2011, 2010 and 2009, and management’s assessment of the effectiveness of the internal control over financial reporting as of December 31, 2011 appearing in our annual report on Form 20-F for the year ended December 31, 2011 have been incorporated by reference herein in reliance on the report of KPMG Audit Plc, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus in connection with the offer made by this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by HSBC Holdings or any of the underwriters. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstance create an implication that there has been no change in the affairs of HSBC Holdings since the date hereof. This prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

All dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

HSBC HOLDINGS PLC

$                         % Subordinated Notes due 2024

$                         % Subordinated Notes due 2044

Preliminary Prospectus Supplement

Sole Book-Running Manager

HSBC

Prospectus Supplement dated March             , 2014.